UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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Soliciting Material under §240.14a-12

CUMMINS INC.

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Letter from our Chair and Chief Executive Officer
To our Cummins shareholders,
In 2024, I celebrated my 25th anniversary with Cummins and my second year as Chair and CEO. I’m proud of all that we accomplished last year. Our Destination Zero strategy was the cornerstone of our record performance in 2024 and will remain the driving force behind our sustainable growth and innovation as we continue powering our customers’ evolving energy needs globally.
Operational excellence and strong returns
During our Analyst Day last May, we raised our long-term financial targets, reflecting our confidence in our Destination Zero strategy and our ability to grow and deliver increasing returns to shareholders. In 2024, we demonstrated notable progress toward these targets by delivering strong financial results and setting records in several parts of the business. Our full-year revenues reached a record $34.1 billion, up slightly from the prior year, even with the successful divestiture of our Filtration business, Atmus Filtration Technologies, on March 18. Including the one-time gain related to the separation, our GAAP net income for the year was $3.9 billion, or 11.6% of sales, our EBITDA for the year was $6.3 billion, or 18.6% of sales, and earnings per diluted share (EPS) were $28.37, all record achievements. 2024 marked a historic year for Cummins as we delivered strong financial and operational results amid weakness in our North America heavy-duty truck and China markets. Effective operational execution and strength in other key markets, such as power generation and medium-duty truck, allowed us to deliver profitable growth despite these challenges. We are proud of our talented, diverse workforce of approximately 70,000 employees worldwide for their ability to show remarkable dedication and resilience in achieving these outcomes.
Our disciplined approach to cost management, coupled with strategic investments in key areas, has enabled us to maintain our competitive edge and fuel long-term success. In 2024, we ranked first among our peer group in total shareholder return, and our one-, three- and five-year returns have outpaced the S&P 500. We increased our common stock cash dividend for the 15th consecutive year, returning $969 million to shareholders, and with the successful divestiture of Atmus, we reduced our shares outstanding by approximately 5.6 million or 4%.
Destination Zero: The right strategy for a complex energy transition
Our multi-solution Destination Zero strategy, which leverages advancements and solutions from both our core and Accelera™ by Cummins businesses, will continue to position us for success. In 2024, we demonstrated this by further strengthening our position through evolving our portfolio and expanding relationships with both new and long-standing customers and partners.
Most notably for our core business in 2024, we introduced the Cummins HELM™ engine platforms. These platforms, applied across our legendary B, X10 and X15-series engine portfolios, provide customers with the option to choose the fuel type – either advanced diesel or alternate fuels like natural gas or hydrogen – that best suit their business needs, while delivering the power and performance they expect. We began full production of the X15N natural gas engine at the Jamestown engine plant in the fall of 2024, and we are actively engaged with some of North America’s largest and most demanding heavy-duty fleets as they look to reduce their carbon footprint.
Additionally, in our core business, we introduced four new generator sets to the award-winning Centum™ Series, with two models each powered by Cummins’ QSK50 and QSK78 engines. These new models have been engineered specifically for critical applications, such as data centers, in response to high market demand. To further increase our capacity to meet rising power generation demand, we plan to invest $200 million across our manufacturing sites in the U.S., England and India. We are excited about the continued impressive performance and growth potential of our Power Systems business.
In our Accelera business, we partnered with Daimler Trucks & Buses, PACCAR and EVE Energy to create Amplify Cell Technologies, focusing on localizing battery cell production in the U.S. This collaboration aims to advance zero-emissions technologies for electric commercial vehicles and industrial applications. Amplify started building a 21-gigawatt hour factory in Mississippi last year, with production expected to begin in 2027. As we navigate the energy transition, we remain committed to investing in the most promising paths. In late 2024, we streamlined our Accelera business to reduce costs and position the business for long-term success. Accelera and its mission will continue to play an important role in our Destination Zero strategy.
2025 Outlook: Navigating market challenges while improving profitability
As we progress through 2025, we anticipate slightly weaker demand in the North America on-highway truck markets, particularly in the first half of the year. However, this will be offset by continued strength in the power generation market and the resilience of our Distribution business, given our strong aftermarket presence. We project full-year 2025 revenues to range from down 2% to up 3%, with EBITDA between 16.2% and 17.2% of sales. Despite a relatively flat revenue forecast, we expect to improve profitability and cash flow across all our segments and continue to invest in our business.

We remain committed to our multi-solution approach, which is proving to be the right strategy for our customers, the environment and the continued growth of Cummins. We plan to continue generating strong operating cash flow and are committed to our long-term strategic goal of returning 50% of operating cash flow to shareholders.
Our legacy of people-centric leadership and sustainable growth
Cummins has a long-standing tradition of placing people at the center of how we operate, harnessing the unique and diverse talents of our leaders and employees to provide exceptional solutions to our customers and communities worldwide. This unwavering commitment to our people, along with our dedication to environmental stewardship, community engagement and robust governance practices, is essential to our long-term success.
Our Destination Zero strategy, supported by our operational excellence, strategic investments and the dedication of our talented workforce, positions us strongly for the future. We remain devoted to delivering outstanding results and shareholder returns while driving innovation and sustainability. Thank you for your continued support and trust in Cummins.
Sincerely,
Jennifer Rumsey
Chair and CEO Cummins Inc.

*
See Appendix A for reconciliation of GAAP to non-GAAP measures referenced in this section, except for forward-looking measures of EBITDA where a reconciliation to the corresponding GAAP measure is not available due to the variability, complexity and limited visibility of the non-cash items that are excluded from the non-GAAP outlook measure.

500 Jackson Street, Box 3005, Columbus, Indiana 47202-3005
NOTICE OF 2025
ANNUAL MEETING OF
SHAREHOLDERS
To Our Shareholders:
NOTICE IS HEREBY GIVEN that the 2025 Annual Meeting of the Shareholders of Cummins Inc. will be held virtually on Tuesday, May 13, 2025, at 11:00 a.m. Eastern Time, for the following purposes:
1.
to elect the eleven nominees named in the attached proxy statement as directors for the ensuing year;

2.
to consider an advisory vote on the compensation of our named executive officers;

3.
to ratify the appointment of PricewaterhouseCoopers LLP as our auditors for 2025;

4.
to consider a proposal from a shareholder regarding an independent Chairman of the Board; and

5.
to transact any other business that may properly come before the meeting or any adjournment thereof.

The Annual Meeting of Shareholders will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting in person. We believe a virtual meeting allows broader access by our shareholders and other parties without restricting participation while also reducing the environmental impact and cost of conducting the meeting.
Only shareholders of our Common Stock of record at the close of business on March 14, 2025, are entitled to notice of, and to vote at, the meeting.
If you do not expect to be present virtually at the meeting, you are urged to vote your shares by telephone, via the Internet, or by completing, signing and dating the enclosed proxy card and returning it promptly in the envelope provided.
You may revoke your proxy card at any time before the meeting. Except with respect to shares attributable to accounts held in the Cummins Retirement and Savings Plans, any shareholders entitled to vote at the annual meeting who attend the meeting will be entitled to cast their votes electronically during the meeting.
NICOLE Y. LAMB-HALE
Secretary
March 31, 2025
On March 31, 2025, we will commence mailing the notice of Internet availability of proxy materials, or a proxy statement, proxy card and annual report, to shareholders.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2025 ANNUAL SHAREHOLDER MEETING TO BE HELD ON MAY 13, 2025:
the Annual Report and Proxy Statement are available at www.proxyvote.com
DATE May 13, 2025
TIME 11:00 a.m. Eastern Time
RECORD DATE March 14, 2025
VOTING
BY THE INTERNET Visit the website noted on your proxy card to vote online
BY TELEPHONE Use the toll-free telephone number on your proxy card to vote by telephone
BY MAIL Sign, date, and return your proxy card in the enclosed envelope to vote by mail.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION
Information provided in this proxy statement that is not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our forecasts, guidance, preliminary results, expectations, hopes, beliefs and intentions on strategies regarding the future. These forward-looking statements include, without limitation, statements relating to our plans and expectations for our revenues, net income and EBITDA. Our actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to: any adverse consequences resulting from entering into the agreement in principle with the U.S. Environmental Protection Agency (EPA), the California Air Resources Board (CARB), the Environmental and Natural Resources Division of the U.S. Department of Justice (DOJ) and the California Attorney General’s Office to resolve certain regulatory civil claims regarding our emissions certification and compliance process for certain engines primarily used in pick-up truck applications in the U.S., which became final and effective in April 2024 (collectively, the “Settlement Agreements”), including required additional mitigation projects, adverse reputational impacts and potential resulting legal actions; increased scrutiny from regulatory agencies, as well as unpredictability in the adoption, implementation and enforcement of emission standards around the world; evolving environmental and climate change legislation and regulatory initiatives; changes in international, national and regional trade laws, regulations and policies; changes in taxation; global legal and ethical compliance costs and risks; future bans or limitations on the use of diesel-powered products; raw material, transportation and labor price fluctuations and supply shortages; aligning our capacity and production with our demand; the actions of, and income from, joint ventures and other investees that we do not directly control; large truck manufacturers’ and original equipment manufacturers’ customers discontinuing outsourcing their engine supply needs or experiencing financial distress, or change in control; product recalls; variability in material and commodity costs; the development of new technologies that reduce demand for our current products and services; lower than expected acceptance of new or existing products or services; product liability claims; our sales mix of products; climate change, global warming, more stringent climate change regulations, accords, mitigation efforts, greenhouse gas regulations or other legislation designed to address climate change; our plan to reposition our portfolio of product offerings through exploration of strategic acquisitions, divestitures or exiting the production of certain product lines or product categories and related uncertainties of such decisions; increasing interest rates; challenging markets for talent and ability to attract, develop and retain key personnel; exposure to potential security breaches or other disruptions to our information technology (IT) environment and data security; the use of artificial intelligence in our business and in our products and challenges with properly managing its use; political, economic and other risks from operations in numerous countries including political, economic and social uncertainty and the evolving globalization of our business; competitor activity; increasing competition, including increased global competition among our customers in emerging markets; failure to meet sustainability expectations or standards, or achieve our sustainability goals; labor relations or work stoppages; foreign currency exchange rate changes; the performance of our pension plan assets and volatility of discount rates; the price and availability of energy; continued availability of financing, financial instruments and financial resources in the amounts, at the times and on the terms required to support our future business; and other risks detailed from time to time in our filings with the Securities and Exchange Commission (“SEC”) filings, including particularly in the Risk Factors section of our 2024 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the SEC, which are available at https://www.sec.gov or at https://investor.cummins.com/sec-filings in the Investor Relations section of our website.
About Cummins Inc.
Cummins Inc., a global power solutions leader, is comprised of five business segments – Engine, Components, Distribution, Power Systems and Accelera by Cummins – supported by our global manufacturing and extensive service and support network, skilled workforce and vast technological expertise. Cummins is committed to its Destination Zero strategy, which is grounded in the company’s commitment to sustainability and helping its customers successfully navigate the energy transition with its broad portfolio of products. The products range from advanced diesel, natural gas, electric and hybrid powertrains and powertrain-related components including aftertreatment, turbochargers, fuel systems, valvetrain technologies, controls systems, air handling systems, automated transmissions, axles, drivelines, brakes, suspension systems, electric power generation systems, electrified power systems with innovative components and subsystems, including battery, fuel cell and electric power technologies and hydrogen production technologies. Headquartered in Columbus, Indiana (U.S.), since its founding in 1919, Cummins employs approximately 69,600 people committed to powering a more prosperous world through three global corporate responsibility priorities critical to healthy communities: education, environment and equality of opportunity. Cummins serves its customers online, through a network of company-owned and independent distributor locations, and through thousands of dealer locations worldwide and earned about $3.9 billion on sales of $34.1 billion in 2024. See how Cummins is powering a world that’s always on by accessing news releases and more information at https://www.cummins.com.

PROXY STATEMENT FOR 2025
ANNUAL SHAREHOLDERS MEETING
Generally
We are furnishing this proxy statement in connection with the solicitation by our Board of Directors of proxies to be voted at our 2025 Annual Meeting of Shareholders to be held on Tuesday, May 13, 2025, and at any adjournment thereof, which we refer to as our “Annual Meeting.” This proxy statement, together with the enclosed proxy card, is first being made available to our shareholders on or about March 31, 2025.
Holders of our Common Stock of record at the close of business on March 14, 2025 are entitled to vote at the Annual Meeting. On that date there were issued and outstanding 137,742,580 shares of Common Stock, each of which is entitled to one vote on each matter submitted to a shareholder vote at the Annual Meeting.
Each share of Common Stock represented by a properly executed and delivered proxy card will be voted at the Annual Meeting in accordance with the instructions indicated on that proxy card, unless such proxy card has been previously revoked. If no instructions are indicated on a signed proxy card, the shares represented by such proxy card will be voted as recommended by our Board.
A shareholder may revoke his or her proxy card at any time before the Annual Meeting by delivering to our Secretary written notice of such revocation. This notice must include the number of shares for which the proxy card had been given and the name of the shareholder of such shares as it appears on the stock certificate(s), or in book entry form on the records of our stock transfer agent and registrar, Broadridge Corporate Issuer Solutions, Inc., evidencing ownership of such shares. In addition, except with respect to shares attributable to accounts held in the Cummins Retirement and Savings Plans (the “Cummins RSPs”), any shareholder who has executed a proxy card but is present virtually at the Annual Meeting will be entitled to cast his or her vote electronically instead of by proxy card, thereby canceling the previously executed proxy card.
Participants in the Cummins RSPs who hold shares of Common Stock in their account and provide voting instructions to the trustee with respect to such shares will have their shares voted by the trustee as instructed. Such participants will be considered named fiduciaries with respect to the shares allocated to their accounts solely for purposes of this proxy solicitation. If no voting instructions are provided, shares held in the accounts will be voted in the same manner and proportion as shares with respect to which valid voting instructions were received. Any instructions received by the trustee from participants regarding their vote shall be confidential. Cummins RSPs participants may attend the Annual Meeting virtually but cannot vote the shares in their Cummins RSPs at the Annual Meeting.
Information About the Virtual Annual Meeting
ATTENDANCE AND PARTICIPATION
Our virtual Annual Meeting will be conducted on the Internet via live webcast. You will be able to participate online and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/CMI2025. Shareholders will be able to vote their shares electronically during the Annual Meeting. We believe a virtual meeting allows broader access by our shareholders and other parties without restricting participation while also reducing the environmental impact and cost of conducting the meeting.
To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or your voting instruction form. The Annual Meeting will begin promptly at 11:00 a.m. Eastern Time. We encourage you to access the Annual Meeting prior to the start time. Online access will begin at 10:45 a.m. Eastern Time.

The virtual Annual Meeting platform is fully supported across browsers (Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure they have a strong Internet connection wherever they intend to participate in the Annual Meeting. Participants should also allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.
QUESTIONS
Following adjournment of the formal business of the Annual Meeting, the Chair and Chief Executive Officer (CEO), Jennifer Rumsey, will give a presentation about the company’s business. At the conclusion of this presentation, the company will address appropriate general questions from shareholders regarding the company. We may also respond to questions on an individual basis or by posting answers on our Investor Relations website after the meeting. Shareholders eligible to vote may submit questions to the CEO by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/CMI2025, typing a question into the “Ask a Question” field, and clicking “Submit.” Your question or comment should be addressed to the CEO, who will either respond or refer it to others as appropriate. Time permitting, the CEO will attempt to answer as many questions as possible. It will help us if questions are succinct and cover only one topic per question. Questions from multiple shareholders on the same topic or that are otherwise related may be grouped, summarized and answered together. If there are any matters of individual or personal concern to a shareholder and not of general concern to all shareholders, or if a question posed was not otherwise answered, such matters may be raised separately after the Annual Meeting by contacting Investor Relations at www.cummins.com. Recording of the Annual Meeting is prohibited. A webcast playback, including responses to shareholder questions, will be available at www.virtualshareholdermeeting.com/CMI2025 24 hours after the completion of the meeting.
TECHNICAL DIFFICULTIES
Technical support, including related technical support phone numbers, will be available on the virtual meeting platform at www.virtualshareholdermeeting.com/CMI2025 beginning at 10:45 a.m. Eastern Time on May 13, 2025 through the conclusion of the Annual Meeting.

IMPORTANT: If you hold your shares in a brokerage account, you should be aware that, due to New York Stock Exchange, or NYSE, rules, if you do not affirmatively instruct your broker how to vote within 10 days prior to our Annual Meeting, your broker will not be permitted to vote your shares (i) for the election of directors; (ii) on the advisory vote on the compensation of our named executive officers; or (iii) on the shareholder proposal regarding an independent Chairman of the Board. Therefore, you must affirmatively take action to vote your shares at our Annual Meeting. If you do not affirmatively vote your shares, your shares will not be voted (i) for the election of directors; (ii) on the advisory vote on the compensation of our named executive officers; or (iii) on the shareholder proposal regarding an independent Chairman of the Board.

PROXY SUMMARY	CUMMINS 2025 PROXY	1
PROXY SUMMARY
This summary highlights selected information contained in this proxy statement, but it does not contain all the information you should consider. We urge you to read the entire proxy statement before you vote. This proxy statement is being made available to shareholders on or about March 31, 2025.
WE WILL BE VOTING ON THE FOLLOWING MATTERS:
Agenda Item		Voting Recommendation	More Information
1.	Election of eleven directors nominated by Cummins’ Board	FOR EACH NOMINEE	Page 16
2.	Advisory vote on the compensation of our named executive officers	FOR	Page 73
3.	Ratification of independent public accountants	FOR	Page 74
4.	Shareholder proposal regarding an independent Chairman of the Board	AGAINST	Page 78
			Committee Memberships
	Age	Director Since	Audit	Talent and Comp	Finance	Governance	Safety Environment and Tech
JENNIFER W. RUMSEY Chair and Chief Executive Officer, Cummins Inc.	51	2022
GARY L. BELSKE Retired Deputy Managing Partner and Chief Operating Officer, Ernst & Young	68	2022
ROBERT J. BERNHARD Retired Vice President for Research, University of Notre Dame	72	2008
BRUNO V. DI LEO Founder and Chief Executive Officer, Bearing-North LLC	68	2015
DANIEL W. FISHER Chairman and Chief Executive Officer, Ball Corporation	52	2023
CARLA A. HARRIS Senior Client Advisor, Morgan Stanley	62	2021
THOMAS J. LYNCH Retired Chairman, TE Connectivity Ltd	70	2015
WILLIAM I. MILLER President, The Wallace Foundation	68	1989
KIMBERLY A. NELSON Retired Senior Vice President, External Relations, General Mills, Inc.	62	2020
KAREN H. QUINTOS Retired Chief Customer Officer, Dell Technologies Inc.	61	2017
JOHN H. STONE President and Chief Executive Officer, Allegion plc	54	2024
 Chair      Member

2	CUMMINS 2025 PROXY	PROXY SUMMARY
Our 2024 Performance
In 2024, our revenues reached a record $34.1 billion, up slightly from the prior year despite the divestiture of our Filtration business, Atmus Filtration Technologies (Atmus), which we completed on March 18, 2024. Sales in North America increased 1 percent and international revenues decreased 1 percent. 2024 marked a historic year for Cummins as we delivered strong financial and operational results amidst weakness in our North America heavy-duty truck and China markets. Effective operational execution and strength in other key markets such as data center power generation and medium-duty truck allowed us to deliver earnings growth despite these challenges. We continue to focus on meeting the needs of our customers and leveraging our global footprint as we look forward to building upon a historic year marked by record sales, net income, EBITDA, and EPS.
Earnings per diluted share (EPS) were $28.37, up from $5.15 in 2023. Adjusted EPS was $21.37 in 2024, an increase from $19.69 in 2023. 2024 adjusted EPS excludes the net benefit associated with the divestiture of Atmus ($9.28 per diluted share), cost related to the Accelera reorganization ($2.12 per diluted share), and cost related to restructuring expenses ($0.16 per diluted share). 2023 adjusted EPS excludes the Settlement Agreements ($13.78 per diluted share), costs associated with the divestiture of Atmus ($0.54 per diluted share), and costs associated with voluntary restructuring actions ($0.22 per diluted share).
Key business highlights include:

*
See Appendix A for reconciliation of GAAP to non-GAAP measures referenced in this section.

PROXY SUMMARY	CUMMINS 2025 PROXY	3
Composition of the Board

BOARD INDEPENDENCE AND COMPOSITION
Our Board represents a balance of longer-tenured members with in-depth knowledge of our business and newer members who bring valuable additional attributes, skills and experience. Ten of our eleven director nominees are independent and provide strong oversight of our long-term strategy. We believe that directors with different backgrounds and experiences make our boardroom and our company stronger.

QUALIFICATIONS, SKILLS AND EXPERIENCE
Our Board embodies a broad and diverse set of qualifications, skills and experiences as illustrated below.

4	CUMMINS 2025 PROXY	PROXY SUMMARY
Corporate Governance Highlights
We long have believed that good corporate governance is important in ensuring that we are managed for the long-term benefit of our shareholders.

Board Leadership
•
Annual assessment and determination of Board leadership structure

•
Lead Director has a strong role and significant governance duties, including serving as Chair of the Governance & Nominating Committee and of all executive sessions of independent directors

Board Accountability
•
All directors are elected annually via majority voting standard

•
Our Board has adopted proxy access, shareholder right to call special meetings, and shareholder right to amend by-laws

Board Evaluation and Effectiveness
•
Board evaluation process led by Lead Director and facilitated by either Lead Director, Chief Legal Officer or third party (at discretion of Lead Director); facilitator schedules feedback call with each Board member annually; recommends any improvements or enhancements derived from evaluations

•
Annual feedback and evaluation session by each Committee Chair with its members on Committee performance; recommends any Committee improvements or enhancements

Board Oversight of Risk & ESG
•
Our Board and its committees exercise robust oversight of the company’s enterprise risk management program with dedicated time to review the top tier risks at every regular Board meeting

•
Our Board or its committees review Environmental Social and Governance (ESG) strategies, risks and progress with dedicated time at every regular Board meeting

Shareholder Engagement
•
Board members routinely meet with top shareholders for conversations focused on our Board’s skill set and refreshment and its oversight of a variety of topics including company strategy, growth, risk management, governance and ESG issues

Board Refreshment • 9 new directors added to Board since 2015 • Director nominees represent different backgrounds, experiences and perspectives
2024 Recognition Highlights
Our practices and policies have earned Cummins recognition on a range of issues.

Industry leader, Commercial Vehicle and Machinery America’s Most JUST Companies	AAA rating Morgan Stanley Capital International

S&P Dow Jones North America Index 18th consecutive year	Early Talent Award winner Handshake

PROXY SUMMARY	CUMMINS 2025 PROXY	5
Executive Compensation
ADVISORY VOTE ON EXECUTIVE COMPENSATION
Our long-term success depends on our ability to attract, motivate, focus and retain highly talented individuals committed to Cummins’ vision, strategy and corporate culture. To that end, our executive compensation program is designed to link our executives’ pay to their individual performance, to Cummins’ annual and long-term performance and to successful execution of Cummins’ business strategies. We also use our executive compensation program to encourage high-performing executives to remain with us over the course of their careers.
We believe the compensation packages for our Named Executive Officers reflect their extensive management experience, continued high performance, and exceptional service to Cummins. We also believe our compensation strategies have been effective in attracting executive talent and promoting performance and retention.
EXECUTIVE COMPENSATION PRINCIPLES
We believe the level of compensation received by executives should be closely tied to our corporate financial and stock price performance. This principle is apparent in the design of our executive compensation program and in the specific compensation packages we award.
In addition to aligning our executives’ pay with performance, we follow several other principles when designing and implementing our executive compensation program.
MARKET POSITIONING We believe that, on average, our executives’ target total direct compensation opportunity (consisting of base salary, target annual bonus, and target long-term incentive value) should be at the median of the market.
SHORT-TERM / LONG-TERM MIX We believe that there should be an appropriate balance between annual and long-term elements of compensation commensurate with the position’s decision-making time horizon and competitive context.
PAY AT RISK We believe that the more senior an executive’s position, the more compensation should be “at risk,” which means it will vary based on Cummins’ financial and stock price performance.
RETENTION We believe that our compensation program should support retention of our experienced executives and achievement of our leadership succession plans.
SIMPLE AND TRANSPARENT We believe that our executive compensation program should be transparent to our investors and employees as well as simple and easy to understand.
ALIGNMENT WITH SHAREHOLDER INTERESTS We believe that equity-based compensation and stock ownership should be a substantial part of our executive compensation program to link executives’ compensation with our shareholders’ returns. The greater the level of responsibility of the executive, the more his or her compensation should be stock-based and the higher his or her stock ownership requirement should be.
EXECUTIVE COMPENSATION ELEMENTS
Compensation Element	Form of Payment	Performance Metrics	Rationale
Base salary	Cash	Individual Performance	Market-based to attract and retain skilled executives. Designed to recognize scope of responsibility, individual performance and experience.
Annual bonus	Cash	Corporate Plan: Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) weighted at 70% and Operating Cash Flow weighted at 30%
EBITDA and Operating Cash Flow provide a focus on profitable growth and working capital management across the company, which are critical to sustaining the level of investment necessary to position us for future growth

		Hybrid Corporate/Accelera Plan: EBITDA weighted at 35%, Operating Cash Flow weighted at 15%, Accelera Revenue weighted at 20% and Accelera Strategic Scorecard	Accelera revenue and strategic measures provide a focus on the unique elements critical to establishing our position in zero emissions technologies, which will

6	CUMMINS 2025 PROXY	PROXY SUMMARY
Compensation Element	Form of Payment	Performance Metrics	Rationale
weighted at 30%
contribute to our future growth as markets adopt hydrogen and electric solutions; maintaining an equal weighting between Cummins and Accelera results ensures that incentives are linked appropriately to the results of both the entire enterprise and the Accelera segment

Long-term incentive compensation	Performance cash (30%) and Performance shares (70%)	Corporate Plan: Return on Invested Capital (ROIC), weighted at 80% and EBITDA, weighted at 20% over a three-year period	ROIC and EBITDA provide an incentive for profitable growth and correlate well with shareholder value.
Hybrid Corporate/Accelera Plan: ROIC, weighted at 40%, EBITDA, weighted at 10%, and Accelera Cumulative Revenue, weighted at 50%, over a three-year period
Accelera cumulative revenue provides an incentive for continued growth in zero emissions technologies, which are aligned with our Destination Zero strategy and will contribute to future growth as markets adopt hydrogen and electric solutions; maintaining an equal weighting between Cummins and Accelera results ensures that incentives are linked appropriately to the results of both the entire enterprise and the Accelera segment

In addition to the core compensation elements described above, in 2024, we approved special equity awards consisting of performance-based restricted stock units to certain of our Named Executive Officers, and implemented a Deposit Share Program under which participants, including our Named Executive Officers, could earn matching grants of time-vesting restricted stock units. These elements are described below under “Special Equity Awards and Deposit Share Program.”
TARGET COMPENSATION MIX
We believe a significant amount of compensation for our most senior executives should be incentive-based and therefore at risk.
TARGET TOTAL DIRECT COMPENSATION MIX*  —  FISCAL YEAR 2024
*
Target direct compensation consists of salary, target annual bonus and the target value of performance shares and performance cash awards granted in 2024. It does not include the value of the special equity awards consisting of performance-based restricted stock units made to certain of our Named Executive Officers in 2024 or the value of matching grants under the Deposit Share Program, each as described below under “Special Equity Awards and Deposit Share Program.”

CORPORATE GOVERNANCE	CUMMINS 2025 PROXY	7
CORPORATE
GOVERNANCE
We long have believed that good corporate governance is important in ensuring that we are managed for the long-term benefit of our shareholders. We regularly engage with our shareholders to understand their expectations. We also benchmark our governance structure and policies against industry best practices and the practices of other comparable public companies. Our corporate governance principles, charters for each of our Board’s Audit, Talent Management and Compensation and Governance and Nominating Committees, our code of business conduct and our by-laws, along with certain other corporate governance documents, are available on our website, www.cummins.com, and are otherwise available in print to any shareholder who requests them from our Secretary.
Corporate Governance Overview

Director Independence
•
10 of 11 director nominees are independent

•
5 fully independent Board Committees: Audit; Talent Management & Compensation; Governance & Nominating; Finance; and Safety, Environment & Technology

Board Leadership
•
Annual assessment and determination of Board leadership structure

•
Annual election of independent Lead Director whenever Chairperson/CEO roles are combined or when the Chairperson is not independent

•
Lead Director has a strong role and significant governance duties, including serving as Chair of the Governance & Nominating Committee and of all executive sessions of independent directors

Board Accountability
•
Annual election of all directors via majority voting standard

•
Shareholder right to call special meetings (10% of voting power threshold)

•
Proxy access for director nominees available to a shareholder, or group of up to 20 shareholders, holding a total of at least 3% of our common stock for at least 3 years

•
Shareholder right to unilaterally amend the by-laws (upon a majority vote)

Board Evaluation and Effectiveness
•
Detailed Board and Committee evaluation process coordinated by our Lead Director and Governance and Nominating Committee Chair

•
Board evaluation process led by Lead Director and facilitated by either Lead Director, Chief Legal Officer or third party (at discretion of Lead Director); facilitator schedules feedback call with each Board member annually; recommends any improvements or enhancements derived from evaluations

•
Annual feedback and evaluation session by each Committee Chair with its members on Committee performance; recommends any Committee improvements or enhancements

•
Annual two-way feedback and evaluation sessions by Chairperson with each director

•
Annual independent director evaluation of Chairperson and CEO

Board Oversight of Risk & ESG
•
The Board and its Committees exercise robust oversight of the company’s enterprise risk management program with dedicated time at every regular Board meeting

•
Top tier risks are assigned to members of the Cummins Leadership Team

•
Board and its Committees provide strong oversight of ESG risks and opportunities including regular reviews by full Board of ESG strategy and challenges and detailed reviews in the designated committees

Shareholder Engagement
•
Board members routinely meet with top shareholders for conversations focused on our Board’s skill set and refreshment and its oversight of a variety of topics including company strategy, growth, risk management and ESG issues

Board Refreshment
•
9 new directors added to Board since 2015

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Director nominees represent different backgrounds, experiences and perspectives

•
Goal of rotating Committee assignments every 3 to 5 years

•
Mandatory director retirement age

Director Engagement
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All of the directors attended 75% or more of the aggregate number of meetings of our Board and the committees on which they served during 2024

•
Limits on director/CEO membership on other public company boards

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Our directors routinely visit company locations without our CEO present to interact directly with managers and employees; in 2018-2019, individual directors visited 13 different locations in China, India, Australia and the United States; we suspended these in-person visits in 2020 and 2021 due to the ongoing global pandemic, except that one of our directors visited Spain in 2021 for the launch of a new company partnership. In 2022, 6 individual directors visited 4 different locations in the United States, and in 2023, 9 individual directors visited 6 different locations in China, Canada, and the United States. In 2024, individual directors visited 5 different locations in the United States.

Clawback and Anti-Hedging Policies
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Clawback policy requires us to recover certain incentive-based compensation in the event of certain financial restatements and permits us to recover compensation (other than base salary) if there is a material restatement resulting from the fraudulent actions of any officer or if an officer engages in certain types of misconduct causing significant reputational or financial harm

•
Directors and officers prohibited from engaging in any pledging, short sales or hedging investments involving our common stock

8	CUMMINS 2025 PROXY	CORPORATE GOVERNANCE
Additional Governance Features
Director Selection and Board Refreshment
It is a top priority of our Board and our Governance and Nominating Committee that our directors have the skills, background and values to effectively represent the long-term interests of our shareholders and other stakeholders. Throughout the year, our Board reviews a matrix of the qualifications, skills and experience that we believe our Board needs to have and discusses whether there are any gaps that need to be filled that will improve our Board’s performance. We assess potential new director candidates based upon the matrix and whether they possess the qualifications, skills and experience needed by our Board. When we identify potential new director candidates, we review extensive background information compiled by our professional search firm, evaluate their references, consider their prior board experience and conduct virtual and in-person interviews.
We also focus on board refreshment because we believe that new perspectives and ideas are essential for an innovative and strategic board. Since 2015, we have added nine new directors to our Board. Our director nominees represent different perspectives.
The Governance and Nominating Committee routinely reviews the Board’s committee assignments with a goal of rotating membership on committees every three to five years. The Board reviews committee assignments annually. Our Board will continue to review and refresh the skills, qualifications and experiences that our Board needs to have to serve the long-term interests of our shareholders.
As required by our corporate governance principles, our Governance and Nominating Committee must recommend director nominees such that our Board is comprised of a substantial majority of independent directors and possesses a variety of experience and backgrounds, including those who have substantial experience in the business community, those who have substantial experience outside the business community (such as public, academic or scientific experience) and those who will represent our stakeholders as a whole rather than special interest groups or individual constituencies.
Each candidate must have sufficient time available to devote to our affairs and be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of his or her responsibilities, including being able to represent the best long-term interests of all of our shareholders and other stakeholders. Each candidate also should possess substantial and significant experience that would be of particular importance to us in the performance of his or her duties as a director. The Committee does not intend to alter the manner in which it evaluates candidates, including the foregoing criteria, based on whether or not the candidate was recommended by a shareholder.
Trading in Cummins Securities Policy
Our Trading in Cummins Securities Policy governs the purchase, sale and other disposition of company securities by the company and our directors, officers and employees. We believe our Trading in Cummins Securities Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and the listing standards of the NYSE. A copy of our Trading in Cummins Securities Policy was filed as Exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Importance of Diversity
One of our core values is diversity and inclusion. We believe our business performance is stronger when our management team and Board bring different backgrounds, experiences and perspectives. In evaluating candidates for our Board, our Governance and Nominating Committee considers only potential directors who share this value, as well as our other core values of integrity, caring, excellence and teamwork. As reflected in our corporate governance principles, we are committed to equal employment opportunities in assembling our Board. We believe our Board has been effective in assembling a highly-qualified, diverse group of directors. We will continue to identify opportunities to enhance our Board diversity in terms of skill, background, experience and perspective as we consider future candidates.

• We believe our business performance is stronger when our management team and Board bring different backgrounds, experiences and perspectives

CORPORATE GOVERNANCE	CUMMINS 2025 PROXY	9
Shareholder Outreach
We believe that meaningful corporate governance should include regular conversations between our directors and our shareholders. Our Board members routinely meet with shareholders for conversations focused on our Board’s skill set and refreshment and its oversight of a variety of topics, including company strategy, growth, risk management and sustainability issues. In addition, our Vice President – Investor Relations and our Chief Legal Officer and Corporate Secretary held discussions in 2024 with several top investors to capture their input on governance matters and practices, including our ESG team, as appropriate, for each discussion. We capture the feedback from these sessions and present it to the full Board for its consideration.
Succession Planning
CEO and leadership succession planning is one of our Board’s most important responsibilities. Many times throughout the year, our full Board discusses succession planning for our CEO and other critical leaders of the company. At least once a year, our Board dedicates itself to examining the succession plans for our complete leadership team.
Sustainability
Sustainability is not new to Cummins. For several decades sustainability, including our efforts related to environmental, social and governance issues, have been critical elements of our long-term business and growth strategies. Since the 1970’s, Cummins has focused on producing engines that reduced the environmental impact, supported healthier communities, and embraced diversity and inclusion among our values. With these principles embedded in everything we do, our ESG strategy is our business strategy. Led by the support and oversight of our Board, we continue our focus on sustainability to drive innovation and growth. We ensure Board oversight of our top ESG risks and opportunities in the following committees depending upon the topic: Talent Management and Compensation Committee; Safety, Environmental and Technology Committee; Audit Committee and the Governance and Nominating Committee. We also review our sustainability strategy and progress regularly with the full Board. The company’s Executive Director, Global Risk, is accountable for executing our strategic direction for sustainability and serves as a primary point of contact for the Board and the Cummins executive management team. Below is a summary of our achievements over the past 12 months:
2024 ACHIEVEMENTS

•
Introduced the Cummins HELM™ engine platforms. Applied across Cummins legendary B, X10 and X15-series engine portfolios, the HELM platforms provide customers with the option to choose the fuel type – either advanced diesel or alternate fuels like natural gas and hydrogen – that best suits their business needs and offers the power customers expect – while also reducing emissions.

•
Accelera™ by Cummins, Daimler Trucks & Buses and PACCAR completed the formation of their joint venture, Amplify Cell Technologies, to localize battery cell production and the battery supply chain in the United States.

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Initiated a planned midpoint review of our 2030 sustainability goals. This review reflected standard governance practices to ensure our metrics, scope and strategies remain aligned with evolving conditions and our long-term objectives.

•
Accelera™ by Cummins celebrated the opening of its new electrolyzer manufacturing plant in Guadalajara, Castilla-La Mancha, Spain with capacity to produce 500 megawatts (MW) of electrolyzers per year, scalable to more than 1 gigawatt (GW) per year in the future.

•
We continued to deliver on our commitment to our communities and have achieved a global Every Employee Every Community (EEEC) participation rate of 79% for the full year, surpassing our target of 75%. This represents over 61,000 Cummins employees across the world who volunteered 343,000 hours, organized 11,000 community events, and partnered with 3,300 nonprofits.

•
Cummins is net water positive in three of seven major regions (Latin America, India and AsiaPac), a significant step toward our PLANET 2050 goal of being net water positive in all major regions by 2030.

•
Cummins expanded Cummins Advocating for Racial Equity (CARE) program to include the Latino community in the U.S.

10	CUMMINS 2025 PROXY	CORPORATE GOVERNANCE
Because of our successful execution of our business strategies in 2024, Cummins received multiple awards and recognition including maintaining our ESG rating at AAA, the highest rating possible, by Morgan Stanley Capital International (MSCI). The rating accompanied other strong listings including placing on the S&P Dow Jones Sustainability North America Index and the Just 100 Index, JUST Capital’s ranking of America’s Most Just Companies where Cummins achieved Industry Leader status.
To learn more about the company’s sustainability efforts, go to the company’s ESG web page at https://www.cummins.com/company/esg. Websites disclosed herein are not incorporated into this proxy statement by reference.
Independence
Ten of our eleven director nominees qualify as independent directors within the meaning of the rules adopted by the Securities and Exchange Commission, or SEC, and the corporate governance standards for companies listed on the NYSE. Our Board has adopted independence standards that meet or exceed the independence standards of the NYSE, including categorical standards to assist the Governance and Nominating Committee and our Board in evaluating the independence of each director. The categorical standards are included in our corporate governance principles, which are available on our website at www.cummins.com. A copy also may be obtained upon written request.
Following a discussion and applying the standards referenced above, the Governance and Nominating Committee of our Board determined that all director nominees standing for election, except Jennifer W. Rumsey, our Chair and Chief Executive Officer, qualify as independent. Based on the recommendation of the Committee, our full Board approved this conclusion.

CORPORATE GOVERNANCE	CUMMINS 2025 PROXY	11
Leadership Structure
Our corporate governance principles describe in detail how our Board must conduct its oversight responsibilities in representing and protecting our company’s stakeholders. As stated in the principles, our Board has the freedom to decide whom our Chairperson and Chief Executive Officer should be based solely on what it believes is in the best interests of our company. The roles of our Chairperson and Chief Executive Officer were combined in August 2023, when Ms. Rumsey was elected Chairperson of the Board following Mr. Tom Linebarger’s resignation as Chairperson of the Board and Executive Chairperson. Currently, our Board believes it is in the best interests of our company for the roles of our Chairperson and Chief Executive Officer to be combined and to continue to appoint a Lead Director from among our independent directors.
Our Board believes that this leadership structure currently assists our Board in creating a unified vision for our company, streamlines accountability for our performance and facilitates our Board’s efficient and effective functioning.
Our Board evaluates its policy on whether the roles of our Chairperson of the Board and Chief Executive Officer should be combined on an annual basis. In doing so, our Board considers the skills, experiences and qualifications of our then-serving directors (including any newly elected directors), the evolving needs of our company, how well our leadership structure is functioning and the views of our shareholders obtained through regular shareholder engagement.
Based on its review of our leadership structure, our Board continues to believe that Ms. Rumsey, our Chief Executive Officer, is the person best qualified to serve as our Chairperson of the Board given her history in executive positions with our company and her skills and experience in the industries in which we operate. Thomas J. Lynch is our independent Lead Director. Mr. Lynch was selected for this position because of his service on our Board since 2015 and his leadership positions in the public and private sector. Mr. Lynch is actively involved in setting and approving the Board’s agendas and focus and works to create a collaborative atmosphere that leverages the strengths of our Board, encourages directors to actively question management when necessary and seeks to ensure that our Board is receiving the information necessary to complete its duties. The Lead Director also regularly meets with other directors and members of senior management outside of the regularly scheduled Board meetings to ensure that our Board is functioning effectively and to identify areas of potential improvement.
Additionally, the Board and its committees provide oversight of the company’s ESG risks and opportunities, including at least one annual review by our full Board of ESG strategy and challenges. The designated committees undertake detailed reviews of specific ESG risks and opportunities. For example, our Safety, Environment and Technology Committee provides primary oversight for environmental risks and opportunities and our Audit Committee provides oversight of the data integrity of ESG-related disclosures. Our Board or its committees dedicate time to review ESG strategy, risks and progress at every regular Board meeting. We believe that our Board’s current leadership structure effectively supports the risk oversight function of our Board based on the level of independence, qualifications, diversity and skills of its members.

OUR LEAD DIRECTOR’S RESPONSIBILITIES INCLUDE:
SERVING as Chair of the Governance and Nominating Committee;
CONFERRING with the Chairperson on, and approving, Board meeting agendas and meeting schedules to ensure sufficient time for discussion of all agenda items;
CALLING AND PRESIDING over all meetings of the Board at which the Chairperson is not present, including executive sessions of independent directors and communicating feedback on executive sessions to the Chairperson;
LEADING the annual performance reviews of the Chief Executive Officer and the Board;
ENSURING open communication between our independent directors and the Chairperson and other management members;
BEING AVAILABLE, when deemed appropriate by the Board, for consultation and direct communication with shareholders;
REVIEWING, at his or her discretion, information to be sent to the Board; and
CONFERRING with the Chairperson on other issues of corporate importance, as appropriate.

12	CUMMINS 2025 PROXY	CORPORATE GOVERNANCE
Risk Oversight
Our Board and its committees are involved in the oversight of our material enterprise-related risks on an ongoing basis. The company has a mature enterprise risk management program that identifies, categorizes and analyzes the relative severity and likelihood of the various types of material enterprise-related risks to which we are or may be subject. The company has an executive risk council, comprised of the Executive Vice President and President – Operations, Vice President – Chief Financial Officer, Vice President – Chief Legal Officer and Corporate Secretary, Vice President – Corporate Strategy and Vice President – Chief Administrative Officer that meets quarterly with our Executive Director, Global Risk to review and update our material enterprise-related risks and mitigation plans for each. We assign ownership of our most significant enterprise risks to a member of our executive management team. The Executive Director, Global Risk oversees enterprise risk management and sets the strategic direction for and the coordination of ESG and sustainability efforts of the company.
Our Board, Audit Committee, Finance Committee, Talent Management and Compensation Committee, Governance and Nominating Committee and Safety, Environment and Technology Committee receive periodic reports and information directly from our senior leaders who have functional responsibility for the mitigation of our enterprise risks. Our Board and/or its appropriate committees then review such information, including management’s proposed mitigation strategies and plans, to monitor our progress on mitigating the risks. For example, to oversee the company’s work to mitigate cybersecurity risks, we have identified separate risks for enterprise cybersecurity and product cybersecurity. The Audit Committee provides primary oversight for enterprise cybersecurity while the Safety, Environment and Technology Committee provides oversight of product cybersecurity. Our Executive Director, Global Risk and our global cybersecurity leader meet regularly with the Board and its committees to review relevant areas including:
•
A cybersecurity dashboard to track key metrics of the information security/cybersecurity program,

•
Cybersecurity risk insurance to mitigate exposure to the company, and

•
Metrics of the company’s training and compliance program on information security and awareness of cyber risk.

Additionally, the Board and its committees provide oversight of the company’s sustainability risks and opportunities, including at least one annual review by our full Board of ESG strategy and challenges. The designated committees undertake detailed reviews of specific ESG risks and opportunities. For example, our Safety, Environment and Technology Committee provides primary oversight for environmental risks and opportunities and our Audit Committee provides oversight of the data integrity of ESG-related disclosures. Our Board or its committees review our sustainability strategy, risks and progress with dedicated time at every regular Board meeting. We believe that our Board’s current leadership structure effectively supports the risk oversight function of our Board based on the level of independence, qualifications, diversity and skills of its members.
Board of Directors and Committees
Our Board held 5 meetings during 2024. All of the directors attended 75% or more of the aggregate number of meetings of our Board and the committees on which they served that were held during the periods in which they served. The non-employee members of our Board also met in executive session without management present as part of each regular meeting. Thomas J. Lynch, our current Lead Director, presided over these sessions.
Under our corporate governance principles, our Board has established six standing committees, with five of the committees consisting entirely of independent directors. Certain of the principal functions performed by these committees and the members of our Board currently serving on these committees are as follows:
AUDIT COMMITTEE Meetings in 2024: 9 Members Gary L. Belske (Chair) Robert J. Bernhard William I. Miller Kimberly A. Nelson Karen H. Quintos John H. Stone
KEY RESPONSIBILITIES
•
Oversees the integrity of our financial statements and related financial disclosures and internal controls over financial reporting.

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Reviews our accounting principles and procedures.

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Monitors the independence and performance of our external and internal auditors.

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Exercises oversight of the company’s guidelines and policies concerning risk assessment and enterprise risk management, and, at least annually, reviews an enterprise risk management report and periodically reviews the status of risk areas for which it has oversight responsibility.

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Oversees the company’s compliance with its ethics policies and legal and regulatory requirements.

All members are independent directors as defined under our independence criteria, SEC rules and NYSE listing standards, including those specifically applicable to audit committee members. Our Board has determined that Mr. Belske is an “audit committee financial expert” for purposes of the SEC’s rules and all members are financially literate for the purposes of the NYSE’s rules.

CORPORATE GOVERNANCE	CUMMINS 2025 PROXY	13
TALENT MANAGEMENT AND COMPENSATION COMMITTEE Meetings in 2024: 6 Members William I. Miller (Chair) Gary L. Belske Carla A. Harris Thomas J. Lynch
KEY RESPONSIBILITIES
•
Reviews and approves the company’s compensation philosophy and strategy primarily for the Board and the officers of the company and others as the committee may designate from time to time.

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Reviews and oversees the company’s strategies for and enterprise risks related to talent management.

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Assesses talent management policies, programs and processes.

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Administers and determines eligibility for, and makes awards under, our incentive plans.

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Establishes goals and approves the compensation for our Chief Executive Officer following a review of her performance, including input from all the other independent directors.

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Reports annually in the proxy statement regarding the company’s executive compensation programs.

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Conducts an annual compensation risk assessment.

All members are independent directors as defined under our independence criteria, SEC rules and NYSE listing standards, including those specifically applicable to compensation committee members. The Talent Management and Compensation Committee engaged Farient Advisors LLC as its independent compensation consultant in 2024 to provide input and advice to the Committee concerning the compensation of our officers and our Board and related matters.

FINANCE COMMITTEE Meetings in 2024: 3 Members Carla A. Harris (Chair) Bruno V. Di Leo Daniel W. Fisher Thomas J. Lynch
KEY RESPONSIBILITIES
•
Reviews and advises our management and our Board on our financial strategy pertaining to our capital structure, creditworthiness, dividend policy, share repurchase policy, and financing requirements.

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Reviews our banking relationships and lines of credit.

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Reviews and advises on financing proposals for acquisitions, partnerships and other alliances of the company.

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Discusses key areas of shareholder interest and feedback on our performance and strategy.

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Monitors our shareholder base and provides counsel on investor relations activity.

All members are independent directors as defined under our independence criteria, SEC rules and NYSE listing standards.

GOVERNANCE AND NOMINATING COMMITTEE
Meetings in 2024: 4
Members
Thomas J. Lynch (Chair)
Gary L. Belske
Robert J. Bernhard
Bruno V. Di Leo
Daniel W. Fisher
Carla A. Harris
William I. Miller
Kimberly A. Nelson
Karen H. Quintos
John H. Stone

KEY RESPONSIBILITIES
•
Reviews and makes recommendations to our Board with respect to its membership, size, composition, procedures and organization.

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Identifies potential director candidates to ensure the Board is composed of well qualified candidates with different backgrounds, experiences, skills and perspectives to oversee the company; engages a professional search firm to identify potential director candidates based on criteria selected by the Committee; and interviews identified candidates.

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Ensures the Board has a robust process for evaluating its performance and the performance of its committees and individual directors, including the use of a third-party consultant, as needed to facilitate feedback among Board members.

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Ensures the Board is providing effective ongoing director education and new director orientation.

All members are independent directors as defined under our independence criteria, SEC rules and NYSE listing standards.

14	CUMMINS 2025 PROXY	CORPORATE GOVERNANCE
SAFETY, ENVIRONMENT AND TECHNOLOGY COMMITTEE Meetings in 2024: 4 Members Karen H. Quintos (Chair) Robert J. Bernhard Bruno V. Di Leo Daniel W. Fisher Kimberly A. Nelson John H. Stone
KEY RESPONSIBILITIES
•
Reviews the company’s safety program with an emphasis on employee, workplace and product safety.

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Reviews the company’s progress on its major sustainability initiatives from Planet 2050 and the environmental management of our facilities and operations.

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Reviews our Destination Zero initiative and key technology developments that may impact product competitiveness for both core and new business areas.

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Reviews public policy developments, strategies, enterprise risks and positions taken by the company regarding safety, environmental and technological matters that significantly impact the company or our products.

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Reviews product and service quality performance and guides our strategies and improvement initiatives.

Executive Committee
The current members of our Executive Committee are Jennifer Rumsey (Chair), Thomas J. Lynch and William I. Miller. Our Executive Committee is authorized to exercise the powers of our Board in the management and direction of our business and affairs during the intervals between meetings of our Board. It also acts upon matters specifically delegated to it by our Board. Our Executive Committee did not meet during 2024.
Shareholder Nominations
Shareholder director candidate recommendations, including biographical information as to the proposed candidate and a statement from the shareholder as to the qualifications and willingness of such person to serve on our Board, along with the required disclosures set forth in our by-laws, must be properly and timely submitted in writing to our Secretary, as further described below. Any shareholder entitled to vote for the election of directors at a meeting may nominate a person or persons for election as directors only if written notice of such shareholder’s intent to make such nominations is given, either by personal delivery or by mail, postage prepaid, to the Secretary of our company not later than 160 days in advance of the originally scheduled date of such meeting (provided, however, that if the originally scheduled date of such meeting is earlier than the anniversary of the date of the previous year’s annual meeting, such written notice may be so given and received not later than the close of business on the 10th day following the date of the first public disclosure, which may include any public filing by the company with the SEC, of the originally scheduled date of such meeting).
Each notice required by our by-laws must be signed manually or by facsimile by the shareholder of record and must set forth the information required by our by-laws, including (i) the name and address, as they appear on our books, of the shareholder who intends to make the nomination and of any beneficial owner or owners on whose behalf the nomination is made; (ii) a representation that the shareholder is a holder of record of shares of our Common Stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) certain other information regarding the shareholder and its interests in our company; (iv) the name, age, business address and residential address of each nominee proposed in such notice; (v) the principal occupation or employment of each such nominee; (vi) the number of shares of our capital stock that are owned of record or beneficially by each such nominee; (vii) with respect to each nominee for election or reelection to our Board, a completed and signed questionnaire, representation and agreement described in our by-laws; (viii) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated, or intended to be nominated, by our Board; (ix) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, including all arrangements or understandings pursuant to which the nominations are being made, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or any other person or persons (naming such person or persons), on the other hand; and (x) the written consent of each nominee to serve as a director if so elected.
The deadline for receiving any written notice of a shareholder’s intent to make a nomination with respect to the Annual Meeting was the close of business on December 4, 2024, which was 160 days in advance of the Annual Meeting (which is typically held on the second Tuesday of each May). We received no such qualifying nominations before this deadline with respect to the Annual Meeting.
In order for shareholders to give timely notice of director nominations at our 2026 annual meeting of shareholders for inclusion on a universal proxy card under Rule 14a-19 of the Exchange Act, notice must be submitted by the same deadline as disclosed above under the procedures for Shareholder director candidate recommendations set forth in our by-laws and must also include the information in the notice required by our by-laws and by Rule 14a-19 of the Exchange Act.

CORPORATE GOVERNANCE	CUMMINS 2025 PROXY	15
Communication with the Board of Directors
Shareholders and other interested parties may communicate with our Board, including our Lead Director and other non-management directors, by sending written communication to the directors c/o our Secretary, 301 East Market Street, Indianapolis, Indiana 46204. All such communications will be reviewed by the Secretary or his or her designee to determine which communications are appropriate to be forwarded to the directors. All communications will be forwarded except those that are related to our products and services, are solicitations or otherwise relate to improper or irrelevant topics as determined in the sole discretion of the Secretary or her or his designee.
Our Secretary maintains and provides copies of all such communications received and determined appropriate to be forwarded to the Governance and Nominating Committee in advance of each of its meetings and reports to the Committee on the number and nature of communications that were not determined appropriate to be forwarded.
We require all of our director nominees standing for election at an annual meeting of shareholders to attend such meeting. All of the director nominees standing for election at our 2024 Annual Meeting of Shareholders were present at the virtual meeting. We currently expect all director nominees to be present virtually at the 2025 Annual Meeting.

16	CUMMINS 2025 PROXY	ELECTION OF DIRECTORS
ELECTION
OF DIRECTORS
(Items 1 through 11 on the Proxy Card)
General
All of our current directors are nominated for reelection at the Annual Meeting to hold office until our 2026 annual meeting of shareholders and until their successors are elected and qualified. Any submitted proxy will be voted in favor of the nominees named below to serve as directors unless the shareholder indicates to the contrary on his or her proxy. All nominees have been previously elected to our Board by our shareholders and have served continuously since the date indicated below.
Majority Vote Required for Director Elections
To be elected, each director nominee must receive a majority of the votes cast by shareholders at the Annual Meeting. Receipt by a nominee of the majority of votes cast means that the number of shares voted “for” exceeds the number of votes “against” that nominee. Abstentions and broker non-votes are not counted as a vote either “for” or “against” a nominee. Our by-laws provide that the term of any incumbent director who receives more “against” votes than “for” votes in an uncontested election will automatically terminate at the shareholder meeting at which the votes were cast. In the case of a contested election, directors will be elected by a plurality of the votes represented in person or by proxy and entitled to vote in the election.
Our Board expects that each of the nominees will be able to serve as a director if elected at the Annual Meeting, but if any of them is unable to serve at the time the election occurs, proxies received that have been voted either for such nominee or for all nominees or which contain no voting instructions will be voted for the election of another nominee to be designated by our Board, unless our Board decides to reduce the number of our directors.
Nominees for Board of Directors
The names of the nominees for directors, together with biographical sketches, including their business experience during the past five years, directorships of other public corporations and their qualifications to serve on our Board are set forth below, beginning with our Chair of the Board and Chief Executive Officer, then followed by our independent directors in alphabetical order.

ELECTION OF DIRECTORS	CUMMINS 2025 PROXY	17
Our Board Recommends that Shareholders Vote for Each of the Nominees Set Forth Below.
Director Since: 2022 Age: 51 Board Committees: Executive	JENNIFER W. RUMSEY—Chair of the Board and Chief Executive Officer, Cummins Inc.

Ms. Rumsey was elected Chair of the Board effective August 1, 2023 and has been Chief Executive Officer since August 1, 2022. Ms. Rumsey was President and Chief Operating Officer from March 2021-August 2022. Ms. Rumsey was Vice President and President of our Components Segment from 2019-2021 after serving as Vice President and Chief Technical Officer from 2015-2019. From 2013-2015, she was our Vice President of Engineering, Engine Business, after holding a variety of engineering and product life cycle roles when she joined Cummins in 2000. Ms. Rumsey is a member of the Society of Women Engineers, Society of Automotive Engineers and Women in Trucking Association. She holds a B.S. in Mechanical Engineering from Purdue University and an M.S. in Mechanical Engineering from Massachusetts Institute of Technology. Ms. Rumsey has been a director of Hillenbrand, Inc. since 2020.
Summary of Qualifications, Skills and Experience:

As Chair and CEO of Cummins, Ms. Rumsey oversees all aspects of Cummins’ international operations, growth initiatives and the long-term company strategy supporting the transition to decarbonized power. She has deep experience in technology, engineering, manufacturing, and sales and marketing through her various leadership roles at a Fortune 500 company in the automotive and transportation industry. Ms. Rumsey provides global perspectives informed by her leadership of a company operating in approximately 190 countries. Her background includes product life cycle management, from advanced research to current product support, in engineering and product quality. Ms. Rumsey is experienced in building and leading high performing teams to define business strategy, partner with customers, and deliver strong business results.

Director Since: 2022 Age: 68 Board Committees: Audit; Talent Management & Compensation; Governance and Nominating	GARY L. BELSKE—Retired Deputy Managing Partner and Chief Operating Officer of Ernst & Young

Mr. Belske retired from Ernst & Young (EY), a multinational professional services partnership, on December 31, 2016, after a 38-year career. He held many leadership positions at EY including the second highest position in the United States and the Americas, serving as Deputy Managing Partner and Chief Operating Officer for 10 years. In this role, Mr. Belske was responsible for the overall strategy and operations of EY practices in the Americas, which encompassed business in 16 countries with approximately $15 billion in revenue, 50,000 employees and 4,000 partners.
Mr. Belske served on EY’s Americas and US Board for the last decade of his career at EY. He also served as chair of EY’s Retirement Investment Committee and its Partner/Executive Compensation Committee.
Mr. Belske serves as a Trustee at Rockhurst University in Kansas City, MO and as a director on the board of WilliamsMarston, an advisory firm. Mr. Belske holds a B.S.B.A. from Rockhurst University, an M.A. in Accounting from the University of Missouri-Columbia and is a Certified Public Accountant.
Summary of Qualifications, Skills and Experience:

Mr. Belske is a financial expert as defined by the SEC and brings senior leadership insights to Cummins gained from more than three decades of experience in the accounting industry, providing financial and risk management expertise to highly regulated industries. Mr. Belske also brings international operations and investment experience derived through his prior roles at EY.

18	CUMMINS 2025 PROXY	ELECTION OF DIRECTORS
Director Since: 2008 Age: 72 Board Committees: Audit; Governance and Nominating; Safety, Environment and Technology	ROBERT J. BERNHARD—Professor Emeritus of Aerospace and Mechanical Engineering and former Vice President For Research, University of Notre Dame

Mr. Bernhard is Professor Emeritus of Aerospace and Mechanical Engineering at the University of Notre Dame, a private research university where he served as Professor from 2007 – 2024. Mr. Bernhard joined the University of Notre Dame in 2007 and served as the VP for Research for five terms until 2023. Prior to that, he was Associate Vice President for Research at Purdue University from 2004-2007. He also held Assistant, Associate and full Professor positions in the School of Mechanical Engineering at Purdue University. He was Director of the Ray W. Herrick Laboratories at Purdue’s School of Mechanical Engineering from 1994-2005. He was the Secretary General of the International Institute of Noise Control Engineering (I-INCE) from 2000-2015, President of I-INCE from 2000-2022, and is currently the Past President of I-INCE. He is a Fellow of INCE-USA, the Acoustical Society of America and the American Society of Mechanical Engineering. Mr. Bernhard is also a Professional Engineer and holds a B.S. in Mechanical Engineering from Iowa State University, a M.S. in Mechanical Engineering from the University of Maryland and a Ph.D. in Engineering Mechanics from Iowa State University.
Summary of Qualifications, Skills and Experience:

Mr. Bernhard brings more than four decades of service in academia and research at leading educational institutions, providing deep research and engineering program experience. As a distinguished noise control engineer with experience in noise control engineering, prediction, diagnostics and control, Mr. Bernhard also provides technology and innovation expertise. As a holder of two patents, Mr. Bernhard also offers insights regarding intellectual property protection in the industry.

Director Since: 2015 Age: 68 Board Committees: Finance; Governance and Nominating; Safety, Environment and Technology	BRUNO V. DI LEO ALLEN—Founder and Chief Executive Officer, Bearing-North LLC

Mr. Di Leo is the founder and has been the Chief Executive Officer of Bearing-North LLC, an independent advisory firm focused on business expansion and senior executive counseling in strategy and operations, since 2018. He served as Senior Vice President, Sales & Distribution for International Business Machines Corporation (IBM), a globally integrated technology and consulting company, from January 2012 until his retirement in June 2018. In that role, he was responsible for revenue, profit, and client satisfaction in Japan, Asia Pacific, Latin America, Greater China and the Middle East and Africa. He also oversaw IBM’s Enterprise and Commercial client segments globally. From 2008-2011, he was General Manager for IBM’s Growth Markets Unit based in Shanghai. Mr. Di Leo has more than 40 years of business leadership experience in multinational environments, having lived and held executive positions on four continents.
Mr. Di Leo has served as a director of Ferrovial, S.A., since 2018. He is a member of the international advisory board of Instituto de Estudios Superiores de la Empresa (IESE Business School) and is a member of the Deming Center Advisory Board of Columbia Business School. Mr. Di Leo serves as a Director of TAIGER and an advisor to MyCabinet, both artificial intelligence (AI) start-up companies. He holds a business administration degree from Ricardo Palma University and a postgraduate degree from Escuela Superior de Administracion de Negocios, both in his native Peru. He is fluent in Spanish, Portuguese, English and Italian.
Summary of Qualifications, Skills and Experience:

Mr. Di Leo has deep experience in technology, operations, and sales and marketing through his various leadership roles at a Fortune 500 company in the technology industry. Mr. Di Leo provides global perspectives, having lived and supported businesses on four continents. He also offers insights on disruptive technologies such as artificial intelligence.

ELECTION OF DIRECTORS	CUMMINS 2025 PROXY	19
Director Since: 2023 Age: 52 Board Committees: Finance; Governance and Nominating; Safety, Environment and Technology	DANIEL W. FISHER—Chairman and CEO of Ball Corporation

Mr. Fisher is the Chairman since April 2023 and Chief Executive Officer since April 2022 of Ball Corporation, a leading supplier of aluminum packaging for the beverage, personal care and household products industries. Ball Corporation also provides aerospace and other technologies and services to governmental and commercial customers. Mr. Fisher served as President of Ball Corporation from 2020-2022, Senior Vice President and Chief Operating Officer, Global Beverage Packaging, from 2016-2020, and President, Global Beverage Packaging, from 2014-2016. Prior to that, Mr. Fisher served in leading Finance roles for North American company divisions of Ball Corporation. Prior to joining Ball Corporation in 2010, Mr. Fisher served as both Director, Finance, and Chief Financial and Information Technology Officer for Emerson Electric, a global technology, software and engineering company. He also held various leadership positions at Thomson Industries (Danaher Corporation), Bradken Corporation and Grey Mountain Partners. Mr. Fisher holds a B.A. in business administration and finance from Washington University, St. Louis and an M.B.A. with a focus in business administration from the University of Colorado, Denver.
Summary of Qualifications, Skills and Experience:

As Chairman and CEO of a global, public, manufacturing company, Mr. Fisher brings deep experience in international operations, global supply chains, manufacturing, sales and marketing, engineering, and technology. He has over three decades of financial experience at various global corporations, providing valuable insights in finance, strategy and risk management. Mr. Fisher provides global perspectives gained from his leadership of a global company and supporting global businesses throughout his career.

Director Since: 2021 Age: 62 Board Committees: Finance; Governance and Nominating; Talent Management and Compensation	CARLA A. HARRIS—Senior Client Advisor, Morgan Stanley

Ms. Harris is Senior Client Advisor at Morgan Stanley, a global financial services firm. She is a co-portfolio manager of the Next Level Fund, an advisor to the Multicultural Innovation Lab, the host of the podcast “Access & Opportunities” and acts in various client coverage capacities. She served as Vice Chair of Wealth Management from 2013-2021 and Chair of the Morgan Stanley Foundation from 2005-2014. She joined the merger and acquisitions team at Morgan Stanley in 1987 and had roles of increasing responsibility giving her broad experience in investment banking, equity capital markets, and equity private placements. She covered a wide range of industries including technology, media, retail, telecommunications, transportation, healthcare and biotechnology. In August 2013, Ms. Harris was appointed by President Barack Obama to chair the National Women’s Business Council.
Ms. Harris has served on the board of Walmart Inc. since 2017, and serves on its Compensation and Management Development, Nominating and Governance and Strategic Planning and Finance Committees. Ms. Harris has also served on the board of MetLife, Inc. since April 2022, and serves on its Investment and Governance and Corporate Responsibility Committees. She also serves on the boards of several nonprofit organizations including Hackensack Meridian Health, Sponsors for Educational Opportunity (SEO), Mother Cabrini Health Foundation, Sesame Workshop and the Morgan Stanley Foundation. Ms. Harris holds an M.B.A. from Harvard Business School and an A.B. from Harvard College.
Summary of Qualifications, Skills and Experience:

Ms. Harris brings senior leadership experience in finance, strategy and risk management from her 38-year career at a global investment banking firm. Ms. Harris contributes insights on highly regulated industries and international operations, through her directorships at two Fortune 500 companies. She offers perspectives gained from her career experience in increasing client connectivity and penetration to enhance revenue generation. As an author of three books on leadership, Ms. Harris offers insights on talent development and retention.

20	CUMMINS 2025 PROXY	ELECTION OF DIRECTORS
Director Since: 2015 Age: 70 Board Committees: Executive; Finance; Governance and Nominating; Talent Management and Compensation	THOMAS J. LYNCH—Retired Chairman, TE Connectivity Ltd.

Mr. Lynch served as Chairman of TE Connectivity Ltd. (formerly Tyco Electronics Ltd.), a global provider of connectivity and sensor solutions, and harsh environment applications, from 2013 until his retirement in 2017, in addition to serving as Chief Executive Officer beginning in 2006 and as a director beginning in 2007. Mr. Lynch served as non-executive Chairman of TE Connectivity Ltd. until his retirement in April 2024. From September 2004-January 2006, Mr. Lynch served as the President of Tyco Engineered Products & Services, a global manufacturer of industrial valves and controls, and was a key leader in executing the separation of Tyco Electronics Ltd. from Tyco International. Mr. Lynch joined Tyco from Motorola, where he served as Executive Vice President and President and Chief Executive Officer of Motorola’s Personal Communications Sector, a leading supplier of cellular handsets. Since 2018, he has served as a director of Automatic Data Processing, Inc. and, effective February 2024, serves as the Non-Executive Chairman of the Board. In May 2022, Mr. Lynch retired as a director of Thermo Fisher Scientific Inc., where he had served as a director since 2009 and as Lead Director since February 2020. Mr. Lynch also serves on the Board of The Franklin Institute and on the Rider University Board of Trustees. He holds a B.A. in Commerce from Rider University.
Summary of Qualifications, Skills and Experience:

As a former Chairman and CEO of a global, public, manufacturing company, Mr. Lynch brings deep experience in international operations, global supply chains, manufacturing, sales and marketing, and technology. Mr. Lynch offers insights regarding the automotive and transportation industry. He has significant experience as a public company board director, including current and former service as a lead director and non-executive chair, informing his expertise in transformation, innovation, strategic planning and compensation matters.

Director Since: 1989 Age: 68 Board Committees: Audit; Executive; Governance and Nominating; Talent Management and Compensation	WILLIAM I. MILLER—President, The Wallace Foundation

Mr. Miller has served since 2011 as President of The Wallace Foundation, a national philanthropic organization whose mission is to help all communities build a more vibrant and just future by fostering advances in the arts, education leadership, and youth development. He is The Wallace Foundation’s second President and will be retiring in June 2025. Mr. Miller was the Chair of Irwin Management Company, a private investment firm, from 1990-2011. Mr. Miller has served on the boards of the New Perspective Fund, Inc. and the EuroPacific Growth Fund, Inc. since 1992, and on the board of the New World Fund, Inc. since 1999. Mr. Miller serves as independent Chair for all three of the funds, all of which are in the same mutual fund family. He holds a B.A. in English from Yale University and an M.B.A. from Stanford University.
Summary of Qualifications, Skills and Experience:

Mr. Miller brings senior executive leadership and financial experience gained from his roles as CEO of a public bank holding company, a general partner in a venture capital fund, and a real estate development firm. With over four decades of experience interacting with government agencies, Mr. Miller offers insights regarding regulatory and public policy issues. He also offers important perspectives stemming from his deep historical knowledge of our company.

ELECTION OF DIRECTORS	CUMMINS 2025 PROXY	21
Director Since: 2020 Age: 62 Board Committees: Audit; Governance and Nominating; Safety, Environment and Technology	KIMBERLY A. NELSON—Retired Senior Vice President, External Relations, General Mills, Inc.

Ms. Nelson served as Senior Vice President, External Relations, of General Mills Inc., a leading global food company, from 2010 until her retirement in January 2018. In this global role, she led sustainability, consumer branding and communications, government affairs and public policy and external stakeholder relations. She served as President of the General Mills Foundation from 2011-2017. During her nearly 30-year career at General Mills, she held a number of senior brand and general management roles, including serving as President of the U.S. Snacks Division from 2004-2010.
Ms. Nelson is a director of Tate & Lyle PLC and serves on its Audit and Nominations Committees. She also serves as a director of Colgate-Palmolive Company and is a member of its Personnel & Organization and Nominating, Governance & Corporate Responsibility Committees. She is a member of the Executive Leadership Council, Women Corporate Directors, and the National Association of Corporate Directors (NACD). Ms. Nelson also serves on the board of The Wallace Foundation. Ms. Nelson holds an M.B.A. in Marketing from Columbia Business School and a B.S. in International Relations from Georgetown University.
Summary of Qualifications, Skills and Experience:

As a former senior executive of a public, global company, she brings deep experience in international operations, global supply chains, and manufacturing. Ms. Nelson brings an in-depth knowledge of sales and marketing, including strategies to enhance the customer experience. Ms. Nelson also offers insights and a strategic view into sustainability matters.

Director Since: 2017 Age: 61 Board Committees: Audit; Governance and Nominating; Safety, Environment and Technology	KAREN H. QUINTOS—Retired Chief Customer Officer at Dell Technologies Inc.

Ms. Quintos served as the first Chief Customer Officer of Dell Technologies Inc., a global end-to-end technology provider, with a comprehensive portfolio of IT hardware, software and service solutions spanning both traditional infrastructure and emerging, multi-cloud technologies, from 2016 until her retirement in June 2020. Ms. Quintos led Dell’s global customer strategy and programs as well as Diversity and Inclusion, Corporate Responsibility and Entrepreneurship strategy and programs. From 2010-2016, Ms. Quintos served as Senior Vice President and Chief Marketing Officer, Vice President of public sector marketing and North America commercial marketing, and held executive roles in services, support and supply chain management. Ms. Quintos joined Dell from Citigroup, a financial services company, where she was Vice President of global operations and technology. Ms. Quintos holds an M.S. in marketing and international business from New York University and a B.S. in supply chain management from Pennsylvania State University.
Ms. Quintos is a director of Lennox International Inc. and serves on its Governance Committee and chairs its Public Policy Committee. She is the founder of Dell’s Women in Action Employee Resource group, the Interfaith Employee Resource Group and Dell’s Women Entrepreneur Network. She serves on the board of trustees of Pennsylvania State University and the board of visitors of Smeal College of Business Advisory Board. Ms. Quintos also serves on the boards for The National Center for Missing and Exploited Children, as well as TGEN (Translational Genomics).
Summary of Qualifications, Skills and Experience:

As a former senior executive of a public, global, technology company, Ms. Quintos brings deep experience in international operations, global supply chains, and manufacturing. Ms. Quintos provides insights on sales and marketing, branding, communications, go-to-market strategy, and customer data. She brings deep knowledge and strategic views on sustainability and inclusion.

22	CUMMINS 2025 PROXY	ELECTION OF DIRECTORS
Director Since: 2024 Age: 54 Board Committees: Audit, Governance and Nominating; Safety, Environment and Technology	John H. Stone—President and Chief Executive Officer of Allegion

Mr. Stone is President, Chief Executive Officer and a director of Allegion plc, a leading global provider of security products and solutions, since July 2022. Prior to that, Mr. Stone served as President, Worldwide Construction, Forestry and Power Systems at Deere & Company, a global provider of agricultural, construction and forestry (July 2020-May 2022), overseeing approximately $11.4 billion in revenue in 2021. Under his leadership, the segment delivered impressive expansion and profitability. As the prior head of Deere’s Intelligent Solutions Group, Mr. Stone was also influential in its rapid development of artificial intelligence (AI) and machine learning capabilities, better integration of precision-ag technology into each of its flagship products and helping the company establish itself as a leader in technology. In that role, he led the company’s acquisition of tech startup Blue River Technology, in addition to the establishment of the San Francisco John Deere Labs office and the precision-ag headquarters in Urbandale, Iowa.
Mr. Stone enjoyed a 20-year career at Deere & Company, and held additional leadership positions, including: vice president, Corporate Strategy & Business Development; global director, Utility Tractor Product Line; and general manager, John Deere Ningbo (China) Works.
Prior to Deere & Company, Mr. Stone was a Six Sigma Black Belt quality engineer at General Electric and served as an infantry officer in the U.S. Army.
Mr. Stone holds a bachelor’s degree in mechanical engineering from the U.S. Military Academy and an M.B.A. from Harvard Business School.
Summary of Qualifications, Skills and Experience:

As CEO of a global, public company, Mr. Stone brings deep experience in international operations, global supply chains, manufacturing, sales and marketing, and engineering. Mr. Stone offers insights on innovation and technology including robotics, machine learning and AI. He brings extensive experience in business development, growth strategy, mergers and acquisitions, and business process excellence.

The table below summarizes key qualifications, skills and attributes most relevant to the decision to nominate the candidates to serve on our Board. A mark indicates a specific area of focus or experience on which the Board relies most. The lack of a mark does not mean the director nominee does not possess that qualification or skill. Each director nominee biography above in this section describes each nominee’s qualifications and relevant experience in more detail.
DIRECTORS	Automotive & Transportation	Manufacturing	Technology/ IT	Sales/ Marketing	Government/ Regulatory	International	Academics	Financial
Gary L. Belske		●		●	●	●		●
Robert J. Bernhard	●	●	●				●
Bruno V. Di Leo			●	●		●
Daniel W. Fisher		●	●			●		●
Carla A. Harris				●	●	●		●
Thomas J. Lynch		●	●			●		●
William I. Miller		●						●
Kimberly A. Nelson		●		●	●	●
Karen H. Quintos		●	●	●		●
Jennifer W. Rumsey	●	●	●	●		●
John H. Stone		●	●			●		●

EXECUTIVE COMPENSATION	CUMMINS 2025 PROXY	23
EXECUTIVE COMPENSATION
Note from the Chair of Our Talent Management & Compensation Committee
Beginning in February 2024, I became Chair of our Talent Management and Compensation Committee (“TMCC” or “Committee”). I would like to express the Committee’s sincere gratitude to Georgia Nelson, the outgoing Chair, for her exceptional leadership, dedication, and service to Cummins. Looking ahead, the Committee’s challenge is to build on the strong foundation established under Georgia’s leadership, while adapting our compensation philosophy and programs as needed, to ensure continued success in talent markets and in our business.
In 2024, Cummins’ performance was exemplary, resulting in our short-term and long-term incentive payout factors being above target, which indicated strong alignment between pay and performance.
The past three years have brought planned, transformative leadership changes to Cummins. Throughout this period, the TMCC has prioritized the effective management of these transitions within our commitment to aligning pay with performance. To this end, as key individuals have been placed in roles that best utilize their skills to enhance company performance, we have developed programs to retain and motivate them. To reinforce our top management’s alignment with shareholders, we implemented our Deposit Share Program. This program allowed select senior executives to receive matching grants of restricted stock units if they committed to hold newly acquired Cummins shares for four years. The matching restricted stock units are subject to four-year service and holding requirements. We were pleased that 85% of Cummins’ eligible senior executives participated in this program. We also issued one-time equity grants for certain executives in new roles, with vesting contingent on their meeting performance and service conditions.
To further align employees with shareholder interests and reinforce their connection to the company’s long-term success, Cummins also expanded its use of equity across the organization.
In addition, the Committee continued to support the company’s commitment to inclusivity and the equitable treatment of our employees in compliance with anti-discrimination laws as a key element of its competitive advantage. The Committee continues to formally monitor the company’s progress relative to its diversity and inclusion objectives at every regularly scheduled meeting.
Lastly, the TMCC continues to oversee significant work to develop new human resources and compensation strategies in support of Destination Zero. For 2024, we implemented incentives that incorporate distinct measures and goals for Accelera, our electrified power systems business segment. This year, the Committee determined that incorporating Accelera measures and goals again into our 2025 annual incentive plan would continue to reinforce the importance of our sustainability initiatives, while having a common long-term incentive plan for the entire company would reinforce that all of our business units are in this together.
I am gratified by the TMCC’s accomplishments this year. Supported by its strong foundation of long-standing core values, I am confident that Cummins will have a positive and lasting impact on the world for years to come and continue to serve our shareholders and other stakeholders well.
Sincerely,
WILLIAM I. MILLER Chair

24	CUMMINS 2025 PROXY	EXECUTIVE COMPENSATION
Executive Summary
Cummins operates with a strong pay for performance and team-oriented philosophy and continued to do so in 2024. The summary below highlights our business results, how our talent management supported those results, our governance framework, and compensation for our executives and the rationale for those decisions.
HOW DID WE PERFORM?
KEY 2024 PERFORMANCE HIGHLIGHTS

*
2024 results exclude the net benefit associated with the divestiture of Atmus, costs related to the Accelera reorganization, and costs related to the Accelera strategic reorganization and other restructuring actions. 2023 results exclude the charge related to the Settlement Agreements, costs associated with the divestiture of Atmus, and costs associated with the voluntary retirement and separation program. See Appendix A for reconciliation of GAAP to non-GAAP measures referenced in this section.

In 2024, our revenues reached a record $34.1 billion, up slightly from the prior year despite the divestiture of our Filtration business, Atmus Filtration Technologies, which we completed on March 18, 2024. Sales in North America increased 1 percent and international revenues decreased 1 percent. 2024 marked a historic year for Cummins as we delivered strong financial and operational results amidst weakness in our North America heavy-duty truck and China markets. Effective operational execution and strength in other key markets such as data center power generation and medium-duty truck allowed us to deliver earnings growth despite these challenges. We continue to focus on meeting the needs of our customers and leveraging our global footprint as we look forward to building upon a historic year marked by record sales, net income, EBITDA, and EPS.
In the fourth quarter of 2024, we recorded charges of $312 million related to the reorganization of our Accelera by Cummins segment, of which $305 million were non-cash transactions. The charges were a result of our strategic review to streamline operations and focus investments, as the adoption of certain zero-emission solutions has slowed in some regions around the world.
Earnings per diluted share (EPS) were $28.37, up from $5.15 in 2023. Adjusted EPS was $21.37 in 2024, an increase from $19.69 in 2023. 2024 adjusted EPS excludes the net benefit associated with the divestiture of Atmus ($9.28 per diluted share), cost related to the Accelera reorganization ($2.12 per diluted share), and cost related to restructuring expenses ($0.16 per diluted share). 2023 adjusted EPS excludes the Settlement Agreements ($13.78 per diluted share), costs associated with the divestiture of Atmus ($0.54 per diluted share), and costs associated with voluntary restructuring actions ($0.22 per diluted share).
In 2024, we also made substantial progress in advancing our Destination Zero strategy, our approach to reducing the impact of our products today while investing in clean power solutions for the future. In September we began full production of the X15N natural gas engine at the Jamestown Engine Plant in New York, an important milestone to support the industry’s first fuel agnostic engine platforms in North America. In addition, Accelera by Cummins, Daimler Trucks & Buses, PACCAR, and EVE Energy completed the formation of their joint venture, Amplify Cell Technologies, to accelerate and localize battery cell production and the battery supply chain for electric commercial vehicles and industrial applications in the United States. As noted above, Cummins also successfully completed the divestiture of Atmus, which reduced Cummins’ shares outstanding by

EXECUTIVE COMPENSATION	CUMMINS 2025 PROXY	25
approximately 5.6 million shares. Cummins will continue its focus on advancing innovative power solutions, while Atmus is now well positioned to pursue its own plans for profitable growth. Our disciplined approach to cost management, coupled with strategic investments in key areas, has enabled us to maintain our competitive edge and fuel long-term success.
HOW DO OUR PAY STRATEGY AND PROGRAMS SUPPORT OUR BUSINESS STRATEGY?
Our compensation programs are designed to drive our business strategy and results. Highlights of our 2024 compensation programs included:

We continue to operate as “one Cummins,” characterized by a strong culture and synergies across business units. However, for 2024, in recognition of Accelera’s need to focus on different measures of success and attract and retain talent with different skills compared to those in our traditional core engine business, the performance measures and their linkage to our traditional core and Accelera entities were tailored or blended to reflect the unit or units for which the participant had responsibility.

In 2024, we implemented our previously disclosed Deposit Share Program intended to encourage long-term retention and continuity and alignment of the interests of our Named Executive Officers with our shareholders. Under the Program, designated participants, including certain of our Named Executive Officers, were eligible to receive matching grants of restricted stock units if they committed to hold newly acquired shares of our common stock for four years. The matching grants of restricted stock units will cliff vest on the fourth anniversary of the participation deadline if the participant has remained continuously employed and has satisfied the holding requirement for the newly acquired shares. The Program is described further below under “Special Equity Awards and Deposit Share Program.”

In 2024, we also approved special equity awards consisting of performance-based restricted stock units to certain of our Named Executive Officers. The TMCC approved the awards and set the amounts at a level that it believed would provide a strong retention incentive for overseeing critical strategic initiatives. These grants are described further below under “Special Equity Awards and Deposit Share Program.”

To help retain valuable talent and reinforce the alignment of interests between our employees and shareholders, our compensation program provides for broad participation in our equity incentive plans and heavy and strategic use of equity, where warranted.

HOW DID OUR TALENT STRATEGIES AND ACTIONS SUPPORT OUR PERFORMANCE?
We employ approximately 69,600 people operating in 52 countries around the globe. We believe that a global, diverse, and healthy workforce, supported by talented, inspiring leaders, is a critical ingredient to our maintaining a competitive advantage in our global marketplace. Our talent strategy is designed to “Inspire and Encourage All Employees to Reach Their Full Potential.” This strategy is built upon four pillars, each of which is described in more detail below:
CUMMINS’ TALENT STRATEGY: BUILT ON FOUR PILLARS

CREATE A DIVERSE AND INCLUSIVE WORK ENVIRONMENT	ENGAGE EMPLOYEES AND FAMILIES IN IMPROVING WELLNESS	DEVELOP SELF-AWARE AND EFFECTIVE LEADERS	ADVANCE OUR WORKFORCE STRATEGY BY EXTENDING OUR TALENT MANAGEMENT STRATEGIES TO ALL EMPLOYEES

26	CUMMINS 2025 PROXY	EXECUTIVE COMPENSATION
FIRST PILLAR: CREATE A DIVERSE AND INCLUSIVE WORK ENVIRONMENT
Our commitment to Diversity and Inclusion (D&I) dates back nearly three quarters of a century and remains at the heart of our culture and the cornerstone of our ongoing success. We leverage the strengths of our diverse, global workforce to innovate, drive business results and deliver exceptional solutions for our customers and communities. Our Cummins Leadership Team remains deeply committed to fostering an inclusive culture, rooted in our belief that diversity is both a core value and competitive advantage for Cummins. Every employee shares the responsibility to contribute to and advance our D&I initiatives. In 2024, we strengthened our people-centered approach by investing in skills training and competence development at all levels of the employee lifecycle, ensuring our people have opportunities to reach their career potential while experiencing a truly inclusive culture. Cummins specifically prioritized several key global D&I initiatives designed to uphold our core values and evolve our culture:
•
In the first quarter of 2024, the company launched “Values Difference,” a new core competency at Cummins, emphasizing the importance of embracing diverse perspectives and cultures. This competency reflects the company’s core values of caring, innovation and inclusion and is vital to continued growth and success. All employees are expected to understand, embody and practice Values Difference as the company continues to reinforce a collective commitment to fostering an inclusive and innovative culture.

•
We enhanced our global diversity efforts through multiple initiatives focused on attracting, retaining, developing, and advancing our workforce. Highlights include: the Cummins RePower program for engineers and technical professionals returning from a career break and robust training for people managers with initiatives such as Building Success in You and Building Success in Others. Additionally, we have more than 150 employee resources groups globally that provide opportunities for cross-cultural learning and professional development, including trainings focused on fostering inclusion and belonging on teams.

•
In the first quarter of 2024, the company announced a 7% global aspirational employment representation goal for people with disabilities to help us realize our objective of a workforce that is representative of our communities. Disability inclusion empowers every ability at Cummins by including accessibility-related features integrated into Cummins’ global building standards and advancing our portfolio of accessible technology solutions.

Cummins’ intentional focus is having a significant impact on the company and its employees. Here is a look at key diversity demographics at Cummins as of December 2024:
•
The Cummins Leadership Team (CLT), the top leadership team at the company, is comprised of 54% men and 46% women

•
The Cummins global workforce is comprised of 73% men and 27% women

•
The company’s U.S. based workforce is comprised of the following employees: 60% White, 15% Black, 11% Asian, and 10% Latino

•
Of the company’s U.S. based Vice Presidents, 62% are White and 38% are Black, Asian or Latino

Given the progress we have made and the direct correlation between increased business growth and employee diversity, Cummins was recognized with a number of distinctions, including:

EXECUTIVE COMPENSATION	CUMMINS 2025 PROXY	27
SECOND PILLAR: ENGAGE EMPLOYEES AND FAMILIES IN IMPROVING WELLNESS
At Cummins, providing meaningful and equitable health, wellness and compensation programs is at the center of our Total Rewards strategy. In 2024, we:
•
Launched a year-long initiative to modernize our global Total Rewards offerings, using the voice of our employees, leaders, and the external market to ensure we provide world-class programs that attract, retain, and grow our employees and support their families

•
Continued to strengthen our global mental health campaign, supporting mental, financial, physical, and social wellness

•
Focused on better engagement with our U.S. manufacturing employees, visiting 24 sites to bring curated information about our total rewards programs that support the emotional, physical, financial, and social wellness of employees and their families

•
Expanded our U.S. benefit offerings to include voluntary supplemental medical programs to support the physical and financial wellness of our employees

•
Provided high-quality clinical services at onsite and near-site medical clinics at 36 key locations throughout the world

THIRD PILLAR: DEVELOP SELF-AWARE AND EFFECTIVE LEADERS
Cummins views talent development and succession planning as critical to achieving the company’s performance objectives. For talent development, we focus on the entire employee lifecycle experience, from recruitment and hiring, to development and progression, to retirement. To achieve a distinguishing positive experience, we focus holistically on our employees being able to easily learn about talent strategy and planning, leadership and other development opportunities, retention strategies, performance management, compensation and benefits management, and succession planning. We provide our leaders with the tools needed to advance their personal growth as well as their contribution to the sustainable growth of our enterprise.
Cummins’ leadership programs start by focusing on self-awareness. When leaders understand their own strengths and weaknesses, they can become more effective at inspiring and leading others. Self-aware leaders are more emotionally intelligent, allowing them to develop positive relationships with their team members and build trust, foster collaboration and lean into constructive conflict. These leaders create an environment where individuals feel seen, heard and valued. By the end of 2025, we expect that more than 10,000 leaders will have completed Cummins’ newest leadership development program which is focused on building self-awareness and key leadership behaviors to sustain the leadership culture and inspire all employees to reach their full potential.
FOURTH PILLAR: ADVANCE OUR WORKFORCE STRATEGY BY EXTENDING OUR TALENT MANAGEMENT STRATEGIES TO ALL EMPLOYEES
Cummins has created a strong work environment in which people can enter the firm at an early stage in their careers and grow with the company, aided by best-in-class development programs. Given our long-term decarbonization strategy, we also recognize the need to act with agility at all levels, including mid- and senior-career hires, particularly with respect to our highly competitive technical positions.
As a result, we implemented new approaches to help manage the career and pay progression of Cummins’ employees. This provides managers greater autonomy and flexibility so they can more effectively recruit, retain, and optimize the deployment of our people to overcome challenges in our highly competitive talent markets. We also have developed more effective mechanisms for recruiting talented individuals at all levels in the organization, as well as progressing people more quickly within the organization. This diversifies our approach to talent management, which is benefiting both our employees and the company.
Cummins has designed leadership and talent programs for employees ranging from the manufacturing floor and technicians through middle management and executives. Cummins offers experiential learning, formal training, and coaching and mentoring by our business leaders to support continuous learning on the job. Employees benefit from Cummins’ talent management system, which allows them to clearly document their work goals, development goals and career statements, as well as the opportunity to give and receive stakeholder feedback. Employees are also encouraged to complete competency assessments to identify skill gaps as well as their strengths. Armed with a knowledge of their strengths and growth areas, our people can partner with their managers to develop Individual Development Plans to chart their own unique career paths at the company.

28	CUMMINS 2025 PROXY	EXECUTIVE COMPENSATION
HOW DID WE ALIGN EXECUTIVE PAY AND PERFORMANCE?
ANNUAL BONUS PLAN	PERFORMANCE SHARE & PERFORMANCE CASH PLANS	LONG TERM INCENTIVE MIX

The Cummins Annual Bonus Plan paid out 170% of target based on 2024 EBITDA (as adjusted) of $5,266 million against a target of $4,436 million, weighted 70%, and 2024 Operating Cash Flow (as adjusted) of $3,419 million against a target of $3,385 million, weighted 30%. All employees participating in the Cummins bonus plan received the same payout factor.
The Hybrid Corporate/Accelera Annual Bonus Plan performance was at 120% of target based on 2024 Cummins EBITDA (as adjusted) of $5,266 million against a target of $4,436 million, weighted 35%, Cummins Operating Cash Flow (as adjusted) of $3,419 million against a target of $3,385 million, weighted at 15%, actual Accelera revenue of $414 million against a target of $475 million, weighted at 20%, and achievement of the Accelera strategic scorecard of 120% of target, weighted at 30%. As discussed in more detail below, the Committee adjusted the payout factor to more accurately reflect the actual performance by Ms. Davis and Accelera for the year in light of certain developments outside of our control.

The Cummins Performance Share and Performance Cash plans for the 2022-2024 performance cycle paid out at 150% of target based on 3-year cumulative EBITDA (as adjusted) of $14,384 million compared to our target of $12,875 million, and ROIC (as adjusted) of 17.66% compared to our target of 15%. All employees participating in the Cummins long-term performance plans received the same payout factor.
As previously disclosed, the 2024 long-term incentive grant was 100% performance-based. The grants consisted of performance shares (70%) and performance cash (30%).
ALIGNMENT BETWEEN CEO’S REALIZABLE PAY & FINANCIAL / TSR PERFORMANCE

Every year, the Committee, along with its consultant, Farient Advisors LLC (“Farient”), quantitatively and qualitatively assesses the relationship between realizable pay of our CEO and our company’s performance. As in prior years, the Committee determined that our CEO’s pay and our company’s performance are closely aligned. An analysis of pay and performance alignment can be found in the Pay vs. Performance section of this proxy.

EXECUTIVE COMPENSATION	CUMMINS 2025 PROXY	29
Purpose and Principles of our Executive Compensation Program
PURPOSE OF OUR EXECUTIVE COMPENSATION PROGRAM
Our long-term success depends on our ability to attract, motivate, focus, and retain highly talented individuals committed to Cummins’ vision, strategy and corporate culture. To that end, our incentive plans, which apply to all participants including executives, are designed to link pay to annual and long-term performance as well as the successful execution of business strategies. Our salary levels and incentive targets are intended to recognize individual performance and market pay levels. We also use our executive compensation program to encourage high performing executives to remain with us over the course of their careers.

PRINCIPLES OF OUR EXECUTIVE COMPENSATION PROGRAM

Our compensation philosophy rewards executives for achieving our financial objectives and building long-term value for our shareholders and other stakeholders. We also follow several other principles when designing our executive compensation program including:

MARKET POSITIONING We believe that, on average, our executives’ target total direct compensation opportunity (consisting of base salary, target annual bonus, and target long-term incentive value) should be at the median of the market.

SHORT-TERM / LONG-TERM MIX We believe that there should be an appropriate balance between annual and long-term elements of compensation commensurate with the position’s decision-making time horizon and competitive context.

PAY AT RISK We believe that the more senior an executive’s position, the more compensation should be “at risk,” which means it will vary based on Cummins’ financial and stock price performance.
RETENTION We believe that our compensation program should support retention of our experienced executives and achievement of our leadership succession plans.
SIMPLE AND TRANSPARENT We believe that our executive compensation program should be transparent to our investors and employees as well as simple and easy to understand.

ALIGNMENT WITH SHAREHOLDER INTERESTS We believe that equity-based compensation and stock ownership should be a substantial part of our executive compensation program to link executives’ compensation with our shareholders’ returns. The greater the level of responsibility of the executive, the more his or her compensation should be stock-based and the higher his or her stock ownership requirement should be.

Named Executive Officers (“NEOs”)

JENNIFER RUMSEY Chair and Chief Executive Officer	MARK SMITH Vice President – Chief Financial Officer	SRIKANTH PADMANABHAN Executive Vice President and President – Operations

AMY R. DAVIS Vice President and President – Accelera and Components	JENNY M. BUSH Vice President and President – Power Systems

30	CUMMINS 2025 PROXY	EXECUTIVE COMPENSATION
Advisory Shareholder Say-on-Pay Vote

At our 2024 Annual Meeting, after the 2024 executive compensation actions described in this CD&A had taken place, we held an advisory shareholder vote to approve the compensation of our Named Executive Officers (our “NEOs”). Of the votes cast by our shareholders, 94.0% were voted in favor of our executive compensation.
The Committee considered these voting results along with shareholder feedback as a part of its comprehensive assessment of Cummins’ executive compensation programs. Given the support we received from shareholders, we did not undertake any material changes to our executive compensation program in response to this vote. The Committee will continue to review our compensation programs each year in light of the annual “say-on-pay” voting results and will continue to solicit shareholder feedback to ensure our programs are aligned with their expectations.

Compensation Elements Support Pay For Performance Philosophy
As in prior years, our compensation programs are designed to support our pay-for-performance philosophy aligned with the interests of our shareholders and other stakeholders. The key elements of the Cummins’ executive compensation program for 2024 were:
Compensation Element	Form of Payment	Performance Metrics	Rationale
Base salary	Cash	Individual Performance	Market-based to attract and retain skilled executives. Designed to recognize scope of responsibility, individual performance and experience.
Annual bonus	Cash	Corporate Plan: Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) weighted at 70% and Operating Cash Flow weighted at 30%
EBITDA and Operating Cash Flow provide a focus on profitable growth and working capital management across the company, which are critical to sustaining the level of investment necessary to position us for future growth

Hybrid Corporate/Accelera Plan: EBITDA weighted at 35%, Operating Cash Flow weighted at 15%, Accelera Revenue weighted at 20% and Accelera Strategic Scorecard weighted at 30%
Accelera revenue and strategic measures provide a focus on the unique elements critical to establishing our position in zero emissions technologies, which will contribute to our future growth as markets adopt hydrogen and electric solutions; maintaining an equal weighting between Cummins and Accelera results ensures that incentives are linked appropriately to the results of both the entire enterprise and the Accelera segment

Long-term incentive compensation	Performance cash (30%) and Performance shares (70%)	Corporate Plan: Return on Invested Capital (ROIC), weighted at 80% and EBITDA, weighted at 20% over a three-year period	ROIC and EBITDA provide an incentive for profitable growth and correlate well with shareholder value.
Hybrid Corporate/Accelera Plan: ROIC, weighted at 40%, EBITDA, weighted at 10%, and Accelera Cumulative Revenue, weighted at 50%, over a three-year period
Accelera cumulative revenue provides an incentive for continued growth in zero emissions technologies, which are aligned with our Destination Zero strategy and will contribute to future growth as markets adopt hydrogen and electric solutions; maintaining an equal weighting between Cummins and Accelera results ensures that incentives are linked appropriately to the results of both the entire enterprise and the Accelera segment

In addition to the core compensation elements described above, in 2024, we approved special equity awards consisting of performance-based restricted stock units to certain of our Named Executive Officers and implemented a Deposit Share Program under which participants, including our Named Executive Officers, could earn matching grants of time-vesting restricted stock units. These elements are described below under “Special Equity Awards and Deposit Share Program.”

EXECUTIVE COMPENSATION	CUMMINS 2025 PROXY	31
We believe a significant amount of compensation for our most senior executives should be incentive-based and therefore at risk. In 2024, performance-linked components (annual bonus and long-term incentive compensation excluding special equity awards described below under “Special Equity Awards and Deposit Share Program”) were 89% of the CEO’s target total direct compensation opportunity and 80.5% of the average target total direct compensation opportunity for the other Named Executive Officers. These pay elements were allocated as shown below.
TARGET TOTAL DIRECT COMPENSATION MIX* — FISCAL YEAR 2024
*
Target direct compensation consists of salary, target annual bonus and the target value of performance shares and performance cash awards granted in 2024. It does not include the value of the special equity awards consisting of performance-based restricted stock units approved for certain of our Named Executive Officers in 2024 or the value of matching grants under the Deposit Share Program, each as described below under “Special Equity Awards and Deposit Share Program.”

Target Executive Compensation Informed By the Market
The Committee reviews our executive compensation pay levels and programs on a regular basis. For pay levels, we generally target the median of the market for total direct compensation as well as its components, including salary, bonus targets, and long-term incentive target values for performance shares and performance cash. We consider target compensation to be market competitive if it is within +/-10% of the median level indicated by the benchmarking data.
For making 2024 pay decisions, our primary compensation benchmarking sources were manufacturing companies in nationally recognized compensation surveys. We also considered data from our Custom Peer Group (described below) regarding pay levels for the CEO and CFO and pay program design, dilution, and performance. We believe this approach provides an appropriate representation of the market, and using multiple sources lessens the impact of fluctuations in market data over time.
Our Custom Peer Group, identified in 2023 for making 2024 pay decisions, was made up of the thirteen public companies listed below. All companies fell into at least one of the following categories:
•
customers with a strong presence in one or more of our major markets;

•
companies that compete directly or indirectly with one or more of Cummins’ businesses;

•
key suppliers of related products; and

•
diversified industrial companies that compete for investor capital within the Industrial market segment.

The Custom Peer Group companies are also similar to Cummins in size and investor profile and compete with us for customers and talent.
Borg Warner Incorporated (BWA)	Textron Incorporated (TXT)	Daimler Truck AG (DTG-XE)
Deere & Company (DE)	Caterpillar Incorporated (CAT)	Eaton Corporation (ETN)
Emerson Electric Co. (EMR)	Dana Incorporated (DAN)	Honeywell International Inc. (HON)
Illinois Tool Works (ITW)	Paccar Incorporated (PCAR)	Parker-Hannifin Corporation (PH)
Volvo AB (VOLV B-SE)
In 2023, we re-evaluated our peer group for making 2024 pay decisions and chose to remove companies that we no longer believe participate in similar end-markets or are strongly aligned with our business. We removed W.W. Grainger since they are primarily U.S. focused, and Fortive was removed due to a spin-off transaction that shrank the size of their business.

32	CUMMINS 2025 PROXY	EXECUTIVE COMPENSATION
Executive Compensation Best Practices
We continually review best practices in the area of executive compensation and incorporate those practices in our executive compensation arrangements.
WHAT WE DO	WHAT WE DO NOT DO
Set clear financial goals that we believe are challenging yet achievable, meet or exceed competitive standards, and will enhance shareholder value over time	We do not allow backdating or repricing of stock options
Use multiple measures to ensure our executives focus on both annual and longer-term goals	We do not have separate employment contracts with our executive officers
Tie incentive awards for all participants at least in part to overall company performance to reinforce the importance of the company’s success and to encourage collaboration and teamwork	We do not guarantee salary increases, bonuses or equity grants for our executive officers
Encourage executives to focus on the sustained long-term growth of our company and promote retention by vesting performance-based awards only at the end of the performance or service period	We will not gross-up excise taxes that may be imposed on payments to our executive officers in connection with a change in control
Cap payouts under our short- and long-term incentive compensation plans at 200% of the target awards	Perquisites do not constitute a major element of our executive compensation program
Require all incentive awards for senior executives be subject to clawback and cancellation provisions that go beyond the minimum required by law	We do not permit officers or directors to engage in pledging, hedging or similar types of transactions with respect to our stock
Maintain a Talent Management and Compensation Committee composed of independent directors who are advised by an outside, independent compensation consultant	We do not pay dividends or dividend equivalents on unearned performance shares
Complete an annual assessment of the risk associated with our compensation program
Require executive officers and outside directors to maintain prescribed stock ownership levels
Subject our executives to double trigger change in control provisions

EXECUTIVE COMPENSATION	CUMMINS 2025 PROXY	33
HOW PERFORMANCE MEASURES AND GOALS ARE DETERMINED
The Committee regularly reviews all elements of our executive compensation program and makes changes as it deems appropriate. Each review includes general comparisons against market data and analysis prepared by Farient, including information on market practices in the following areas:
•
Pay strategy and positioning;

•
Annual bonus plan design, including performance measures and goals and plan leverage;

•
Long-term incentive plan strategy and design, including the mix of elements, as well as performance measures and goals and plan leverage;

•
Stock ownership guidelines;

•
Executive perquisites, including personal use of company aircraft; and

•
Executive benefits and protection policies, including severance practices for officers, supplemental retirement plans, deferred compensation plans and change in control arrangements.

The Talent Management and Compensation Committee establishes performance measures and goals each year for the annual and long-term incentive plans that are designed to help achieve our business strategy and objectives. The Committee also benchmarks against the historical performance of the Custom Peer Group and considers whether Cummins’ goals are sufficiently demanding relative to our peers. Additionally, the Committee solicits Farient’s assessment regarding the degree of difficulty associated with the incentive plan performance targets relative to both external analyst expectations for performance and peer performance expectations. The Committee believes this process leads to appropriate performance targets and incentive awards that reflect the creation of shareholder value.
The Talent Management and Compensation Committee has discretion to adjust performance results that reflect significant transactions (such as acquisitions, divestitures, or newly-formed joint ventures) or other unusual items (such as pension plan contributions above required levels, restructuring, or significant tax legislation) if such events were not anticipated at the time performance targets were initially established.
Compensation Programs
Our executive compensation program consists of three principal elements: base salary, annual bonus, and long-term incentive compensation. Together, these elements constitute total direct compensation.
Base Salary
We target base salary, on average, at the median of the market for similar executive positions. Some officers’ base salaries may vary from the median due to factors such as experience, tenure, potential, performance, and internal equity.
Annual Bonus
HOW BONUSES ARE CALCULATED
Our annual bonus is designed to link participants’ pay to our annual financial performance. The payout for each participant, including our NEOs, is calculated using the following formula:
Target awards as a percentage of salary are set such that performance at the target goal level generates an annual bonus aligned with the median range of the market. The “payout factor” is determined based on Cummins’ actual financial performance against its annual goals or, in the case of the Hybrid Corporate/Accelera bonus plan, a combination of Cummins’ financial performance and Accelera’s performance.
For the 2024 annual bonuses, our TMCC also reserved the ability to reduce the bonuses otherwise earned by our Named Executive Officers by up to 15% if satisfactory progress had not been made in complying with the Settlement Agreements we had reached in December 2023 with various regulatory agencies to resolve certain regulatory civil claims regarding our emissions certification and compliance process for certain engines primarily used in pick-up truck applications (the “Settlement Agreements”).

34	CUMMINS 2025 PROXY	EXECUTIVE COMPENSATION
2024 ANNUAL BONUS PERFORMANCE MEASURES FOR THE CORPORATE PLAN
For the 2024 Cummins annual bonus plan, consistent with 2023, we decided to use EBITDA, weighted 70%, and Operating Cash Flow, weighted 30%, as the performance measures. We believe these measures are aligned with our strategy, ensuring a focus on profitable growth and working capital management across the company, which are critical to sustaining the level of investment necessary to position us for future growth.
EBITDA for compensation purposes equals:
EBITDA = Cumulative Earnings Before Interest Expense, Income Taxes, Noncontrolling Interests, Depreciation and Amortization for the 1-year performance period
Operating Cash Flow for compensation purposes equals:
Operating Cash Flow = Cash flow excluding capital expenditures, financing transactions (debt, leases), dividends, and share repurchases
2024 EBITDA AND OPERATING CASH FLOW PERFORMANCE TARGETS FOR THE CORPORATE PLAN
Setting the targets with the appropriate level of difficulty underscores the importance of achieving or exceeding our annual operating plan (“AOP”) performance commitment. This approach requires increasingly difficult targets during economic upturns and realistic goals during cyclical downturns. The 2024 EBITDA and Operating Cash Flow goals were set with this philosophy in mind.
Target EBITDA and operating cash flow were established by the TMCC after reviewing the AOP and considering input from Farient, the Committee’s independent outside consultant.
Target EBITDA (a 100% payout factor) was the amount required to achieve our AOP. As shown below, the possible payout factors for 2024 ranged from 10% for threshold performance (70% of target EBITDA) to a maximum of 200% for superior performance (115% of target EBITDA or better). The payout factor changed in increments of 10% for results that fell between threshold and target, or between target and maximum.
Target operating cash flow (a 100% payout factor) was the amount required to achieve our AOP. As shown below, the possible payout factors for 2024 ranged from 10% for threshold performance (70% of target operating cash flow) to a maximum of 200% for superior performance (115% of target operating cash flow or better). The payout factor changed in increments of 10% for results that fell between threshold and target, or between target and maximum.
2024 EBITDA AND OPERATING CASH FLOW PERFORMANCE AND PAYOUTS FOR THE CORPORATE PLAN
Our 2024 adjusted EBITDA performance was $5,266 million and our adjusted operating cash flow performance was $3,419 million. As a result, the payout factor used to calculate the 2024 annual bonus for all participants on the Cummins bonus plan, including each of our Named Executive Officers, was 170% of target. Our TMCC determined that no reduction was required in the bonuses otherwise earned based on the level of progress in our compliance with the Settlement Agreements.
Performance Measure (weighting)	Performance Threshold(1) (10% payout(2))	Performance Target (100% payout)	Performance Maximum (200% payout)	Performance Achievement	Payout Percentage
CMI EBITDA ($ millions)				$5,266	200%
CMI Operating Cash Flow ($ millions)				$3,419	100%
				Final Payout	170%

(1)
Plan does not require that both measures are above threshold for a payout to occur

(2)
Interpolate for performance between discrete points

EXECUTIVE COMPENSATION	CUMMINS 2025 PROXY	35
In calculating the 2024 annual bonus, we made the following exclusions:
•
$1.372 billion of net benefit and $14 million cash from operations outflow related to the divestiture of Atmus (including operating results)

•
$1.918 billion of cash from operations outflow relating to payments required for the settlement of U.S. regulatory claims regarding our emissions certification and compliance process for certain engines primarily used in pick-up truck applications in the U.S.

•
$312 million of costs related to the Accelera reorganization

2024 ANNUAL BONUS PERFORMANCE MEASURES FOR THE HYBRID CORPORATE/ACCELERA PLAN
For the 2024 Hybrid Corporate/Accelera annual bonus plan, in which Ms. Davis participated, we decided to use EBITDA, weighted 35%, Operating Cash Flow, weighted 15%, Accelera Revenue, weighted 20%, and performance as measured by an Accelera Strategic Scorecard, weighted 30%. We believe these measures are aligned with our strategy for Accelera, ensuring a balanced focus on profitable growth across the company while providing incentives specific to the Accelera participants’ business strategies and strong line of sight to goals and linkage of pay and performance. Further, maintaining an equal weighting between Cummins and Accelera ensures Ms. Davis’ incentives were linked appropriately to the results of both the entire enterprise and the Accelera segment given her responsibilities span across multiple business units within the company.
EBITDA and Operating Cash Flow were the same under the Accelera plan as for the corporate plan. Accelera Revenue for compensation purposes is revenue calculated in accordance with GAAP. The components of the Accelera Strategic Scorecard are described below.
2024 EBITDA, OPERATING CASH FLOW, ACCELERA REVENUE AND ACCELERA STRATEGIC SCORECARD PERFORMANCE TARGETS FOR THE HYBRID CORPORATE/ACCELERA PLAN
Setting the targets with the appropriate level of difficulty underscores the importance of achieving or exceeding our AOP performance commitment. This approach requires increasingly difficult targets during economic upturns and realistic goals during cyclical downturns. The 2024 EBITDA, operating cash flow, Accelera Revenue and Accelera Strategic Scorecard goals were set with this philosophy in mind.
Target EBITDA, Operating Cash Flow and Accelera Revenue were established by the TMCC after reviewing the AOP and considering input from Farient, the Committee’s independent outside consultant.
Target EBITDA (a 100% payout factor) was the amount required to achieve our AOP. As shown below, the possible payout factors for 2024 ranged from 10% for threshold performance (70% of target EBITDA) to a maximum of 200% for superior performance (115% of target EBITDA or better). The payout factor changed in increments of 10% for results that fell between threshold and target, or between target and maximum.
Target operating cash flow (a 100% payout factor) was the amount required to achieve our AOP. As shown below, the possible payout factors for 2024 ranged from 10% for threshold performance (70% of target operating cash flow) to a maximum of 200% for superior performance (115% of target operating cash flow or better). The payout factor changed in increments of 10% for results that fell between threshold and target, or between target and maximum.
Target Accelera Revenue (a 100% payout factor) was the amount required to achieve our AOP. As shown below, the possible payout factors for 2024 ranged from 10% for threshold performance (80% of target Accelera Revenue) to a maximum of 200% for superior performance (120% of target Accelera Revenue or better). The payout factor changed in increments of 10% for results that fell between threshold and target, or between target and maximum.
The Accelera Strategic Scorecard consisted of six strategic measures relating to financial performance, order volume, progress in development milestones, key market position, and market perception and positioning. The level of payout earned, between 10% for threshold performance and 200% for maximum performance, would be determined by the Talent Management and Compensation Committee in its discretion based on its evaluation of the Accelera business’s performance according to such strategic measures.

36	CUMMINS 2025 PROXY	EXECUTIVE COMPENSATION
2024 EBITDA, OPERATING CASH FLOW, ACCELERA REVENUE AND ACCELERA STRATEGIC SCORECARD PERFORMANCE AND PAYOUTS FOR THE HYBRID CORPORATE/ACCELERA PLAN
Our 2024 adjusted EBITDA performance was $5,266 million, our adjusted operating cash flow performance was $3,419 million, Accelera Revenue performance was $414 million and performance against the Accelera Strategic Scorecard was 120%, which would have led to a payout factor under the Hybrid Corporate/Accelera Plan based on performance for Ms. Davis of 120% of target. However, our TMCC determined than an adjusted payout factor would more accurately reflect actual performance by Ms. Davis and Accelera for the year in light of certain developments outside of our control, including the following:
•
Material volume changes from customers;

•
Supply constraints impacting the overall industry’s ability to deliver; and

•
Changes in government incentives that impact industry volumes

In total, these factors outside of our control adversely impacted our revenue performance by $87 million in 2024. Based on these factors, the TMCC approved a bonus for Ms. Davis equal to 140% of target.
Performance Measure (weighting)	Performance Threshold(1) (10% payout(2))	Performance Target (100% payout)	Performance Maximum (200% payout)	Performance Achievement	Payout Percentage
CMI EBITDA ($ millions)				$5,266	200%
CMI Operating Cash Flow ($ millions)				$3,419	100%
Accelera Revenue ($ millions)				$414	40%
Accelera Strategic Scorecard	Financial Performance Order Volume Progress in Development Milestones Key Market Position Market Perception Market Positioning			120% of Target	120%
				Final Payout	120% (as calculated); 140% (as approved by TMCC)

(1)
Plan does not require that both measures are above threshold for a payout to occur

(2)
Interpolate for performance between discrete points

In addition, in calculating the 2024 annual bonus under the Hybrid Corporate/Accelera Plan, we made the following exclusions:
•
$1.372 billion of net benefit and $14 million cash from operations outflow related to the divestiture of Atmus (including operating results)

•
$1.918 billion of cash from operations outflow relating to payments required for the settlement of U.S. regulatory claims regarding our emissions certification and compliance process for certain engines primarily used in pick-up truck applications in the U.S.

•
$312 million of costs related to the Accelera reorganization

EXECUTIVE COMPENSATION	CUMMINS 2025 PROXY	37
Long-Term Incentive Compensation
FORM OF LONG-TERM INCENTIVE AWARDS FOR 2024
The Cummins long-term incentive compensation program for 2024 consisted of performance shares and performance cash, weighted 70% and 30%, respectively. We believe that the combination of these long-term incentive vehicles supports our pay-for-performance philosophy, provides appropriate incentives for participants to achieve financial targets, and provides strong linkage between the economic interests of our participants, including our NEOs, and our shareholders.

TARGET GRANT VALUES
The TMCC generally sets the target long-term incentive values for our officers on average at the median of the market. Grant values are set using a market-based economic valuation methodology which converts the targeted value of the grants into a targeted number of performance shares and dollar amount of performance cash. The number of performance shares granted is based on a three-month average daily trading day stock price in the final quarter of our prior fiscal year to mitigate the impact of temporary stock price spikes or drops on the number of shares to be granted.
PERFORMANCE PLAN MEASURES
For the last several years, we have used two metrics for our long-term performance cash and performance shares: Return on Invested Capital (ROIC), which has an 80% weighting, and earnings before interest, taxes, depreciation, and amortization (EBITDA), which has a 20% weighting. The Talent Management and Compensation Committee reaffirmed these metrics were appropriate for the 2024-2026 award cycle for the Cummins corporate plan as we continued to focus on both growth and delivering strong returns on the capital we invest. Together these metrics strongly correlate with total shareholder return.
For the Hybrid Corporate/Accelera program in which Ms. Davis participated in 2024, the Committee determined that the performance metrics for the 2024-2026 award cycle would be Cummins ROIC, which has a 40% weighting, Cummins EBITDA, which has a 10% weighting, and Accelera three-year cumulative revenue, which has a 50% weighting. The Talent Management and Compensation Committee determined these performance metrics were appropriate because it believed these measures were aligned with our strategy for Accelera, ensuring a balanced focus on profitable growth across the company while providing incentives specific to the Accelera participants’ business strategies and strong line of sight to goals and linkage of pay and performance. Further, maintaining an equal weighting between Cummins and Accelera ensures Ms. Davis’ incentives are linked appropriately to the results of both the entire enterprise and the Accelera segment given her responsibilities span across multiple business units within the company.
Measure	Description	Corporate Plan Weighting	Hybrid Corporate/ Accelera Plan Weighting
Cummins ROIC	Return on invested capital is the amount of return a company makes divided by debt and equity capital. It is used as a performance benchmark when compared to other companies
Cummins EBITDA
Earnings before interest, taxes, depreciation and amortization is a useful measure of operating performance as it assists investors and debt holders in comparing performance on a consistent basis without regard to financing methods, capital structure, income taxes or depreciation and amortization methods, which can vary significantly depending on many factors

Accelera Revenue	Cumulative Accelera revenue measured from 2024-2026

38	CUMMINS 2025 PROXY	EXECUTIVE COMPENSATION
ROIC AND EBITDA PERFORMANCE TARGETS FOR THE 2022-2024 AWARD CYCLE
For the 2022-2024 performance cycle, we set a stable ROIC target of 15%, which represents a target that is both above the median of our peer group as well as a challenging goal across the 3-year performance period. We endeavor to maintain a stable target as long as our strategy remains the same in delivering competitive long-term returns. We also established a cumulative 3-year EBITDA goal the Talent Management and Compensation Committee deemed to be challenging, yet realistic, and consistent with our long-term strategy and financial plans.
ROIC for compensation purposes equals:
ROIC = Average Earnings Before Interest Expense and Noncontrolling Interests after taxes for the 3-year performance period ÷ Average Invested Capital for the 3-year performance period
EBITDA for compensation purposes equals:
EBITDA = Cumulative Earnings Before Interest Expense, Income Taxes, Noncontrolling Interests, Depreciation and Amortization for the 3-year performance period
The table below summarizes the ROIC and EBITDA targets for the 2022-2024 award cycle.
2022-2024 LONG-TERM PERFORMANCE CASH AND PERFORMANCE SHARE PAYOUTS
Based on our actual performance from January 1, 2022 through December 31, 2024, our adjusted ROIC was 17.66% and our 3-year Cumulative adjusted EBITDA was $14,384 million. As a result, the payout factor used to calculate the awards for all long-term incentive participants under the Cummins plan, including each Named Executive Officer, was 150%.
Performance Measure (weighting)	Performance Threshold(2) (10% payout(3))	Performance Target (100% payout)	Performance Maximum (200% payout)	Performance Achievement	Payout Percentage
CMI ROIC				17.66%	150%
CMI EBITDA(1) ($ millions)				$14,384	170%
				Final Payout	150%

(1)
The Committee approved an increase to the EBITDA goal levels which reflected both the anticipated impact during the performance cycle of the acquisition of Meritor, which was completed in 2022 and the divestiture of Atmus, which was completed in 2024.

(2)
Plan does not require that both measures are above threshold for a payout to occur

(3)
Interpolate for performance between discrete points

In calculating the 2022-2024 long-term incentive plan performance, we made the following exclusions:
•
$1.372 billion of net benefit related to the divestiture of Atmus (including operating results) for 2024 and Atmus divestiture costs of $100 million in 2023 and $81 million in 2022; also excluded is $600 million of debt assumed on behalf of Atmus in 2023

•
$2.036 billion charge relating to payments required for the settlement of U.S. regulatory claims regarding our emissions certification and compliance process for certain engines primarily used in pick-up truck applications in the U.S. in 2023

•
$312 million of costs related to the Accelera reorganization in 2024

•
$111 million of expense related to the indefinite suspension of operations in Russia, including inventory write-offs, account receivable write-offs, breach of contract accruals, employee severance, and other required expenses in 2022

•
$83 million of acquisition costs, $109 million of operational benefit, and $3.295 billion of debt assumed for the acquisition of Meritor in 2022

EXECUTIVE COMPENSATION	CUMMINS 2025 PROXY	39
ROIC AND EBITDA PERFORMANCE TARGETS FOR THE 2023-2025 AND 2024-2026 AWARD CYCLES
The tables below summarize the ROIC and EBITDA targets for the 2023-2025 and 2024-2026 award cycles. Each of our Named Executive Officers had 2023-2025 and 2024-2026 long-term incentive performance cash and performance share awards subject to the performance goals summarized in the table below other than Ms. Davis, whose 2023-2025 and 2024-2026 performance cash and performance shares had performance goals relating to the Accelera segment.
2023-2025 CORPORATE PLAN
Performance Measure (weighting)	Performance Threshold(1) (10% payout(2))	Performance Target (100% payout)	Performance Maximum (200% payout)
CMI ROIC
CMI EBITDA ($ millions)

(1)
Plan does not require that both measures are above threshold for a payout to occur

(2)
Interpolate for performance between discrete points

2024-2026 CORPORATE PLAN
Performance Measure (weighting)	Performance Threshold(1) (10% payout(2))	Performance Target (100% payout)	Performance Maximum (200% payout)
CMI ROIC
CMI EBITDA ($ millions)

(1)
Plan does not require that both measures are above threshold for a payout to occur

(2)
Interpolate for performance between discrete points

40	CUMMINS 2025 PROXY	EXECUTIVE COMPENSATION
Special Equity Awards and Deposit Share Program
Special Equity Awards
In 2024, we approved special equity awards consisting of performance-based restricted stock units for certain of our Named Executive Officers. The TMCC approved the awards and set the amounts at a level that it believed would provide a strong retention and performance incentive for overseeing critical strategic initiatives. The grants approved for our Named Executive Officers are shown in the table below.
Name	Total Target Award Value	Duration
Srikanth Padmanabhan	$3,250,000 • $1,250,000 for 2024 • $1,000,000 for 2025 • $1,000,000 for 2026	3-year (2024-2026)
Amy Davis	$2,000,000 • $1,000,000 for 2024 • $1,000,000 for 2025	2-year (2024-2025)
Jenny Bush	$2,000,000 • $1,000,000 for 2024 • $1,000,000 for 2025	2-year (2024-2025)
The awards will be granted in multiple installments, with a grant occurring in each of the years indicated in the above table. The vesting of each year’s grant will also be contingent on meeting key milestones to be established for the year by the CEO, subject to approval by the Talent Management and Compensation Committee, and on continuous employment for a one-year vesting period (subject to limited exceptions).
For Mr. Padmanabhan, the key milestones for the first year’s grant in 2024 related to identifying certain cost savings and making progress toward operational objectives. In the fourth quarter of 2024, our CEO recommended to the TMCC, and the TMCC approved, a determination that the key milestones had been satisfied for 2024, meaning that Mr. Padmanabhan earned the 2024 grant of performance-based restricted stock units in full on February 19, 2025, when he satisfied the one-year vesting requirement.
Mr. Padmanabhan has indicated his intention to retire effective as of April 1, 2025, in which case he will not be eligible to earn the 2025 and 2026 tranches of his award.
For Ms. Davis, the key milestones for the first year’s grant in 2024 related to achieving improvement in Accelera’s financial performance, executing key product launches and achieving operational objectives. In the fourth quarter of 2024, our CEO recommended to the TMCC, and the TMCC approved, a determination that the key milestones had been satisfied for 2024, meaning that Ms. Davis earned the 2024 grant of performance-based restricted stock units in full on February 19, 2025, when she satisfied the one-year vesting requirement.
For Ms. Bush, the key milestones for the first year’s grant in 2024 related to delivering cost savings, developing and advancing product plans and achieving safety targets. In the fourth quarter of 2024, our CEO recommended to the TMCC, and the TMCC approved, a determination that the key milestones had been satisfied for 2024, meaning that Ms. Bush earned the 2024 grant of performance-based restricted stock units in full on February 19, 2025, when she satisfied the one-year vesting requirement.
The 2024 performance-based restricted stock units were deemed granted on the date on which performance was determined in the fourth quarter of 2024, and accordingly the grant values are reflected in the Summary Compensation Table based on the value of our stock on such date.
Deposit Share Program
In 2024, we also implemented our previously disclosed Deposit Share Program, which is intended to encourage long-term retention and continuity and alignment of the interests of our Named Executive Officers with our shareholders. Under the Program, designated participants, including certain of our Named Executive Officers, were eligible to receive matching grants of restricted stock units if they committed to hold newly acquired shares of our common stock for four years. The matching grants of restricted stock units will cliff vest on the fourth anniversary of the participation deadline if the participant has remained continuously employed and has satisfied the holding requirement for the newly acquired shares. The TMCC determined the amount of the potential participation offered to our Named Executive Officers based on their levels within the

EXECUTIVE COMPENSATION	CUMMINS 2025 PROXY	41
organization with the goal of providing a meaningful incentive to put a significant amount of the Named Executive Officer’s equity at risk on the basis of our share price and continued service while avoiding the potential for an unintended windfall.
The matching grants of restricted stock units for our Named Executive Officers were as follows:
Name	Number of Newly Acquired Shares	Number of Matching Restricted Stock Units
Jennifer Rumsey	10,228	10,228
Mark Smith	3,942	3,942
Srikanth Padmanabhan	4,193	4,193
Amy Davis	3,708	3,708
Jenny Bush	2,216	2,216
The grant date fair value of these matching grants is shown in the Stock Awards column of the Summary Compensation Table.
The Compensation Decision Process
ROLE OF OUR TALENT MANAGEMENT AND COMPENSATION COMMITTEE
The Talent Management and Compensation Committee reviews and discusses the Board’s evaluation of the Chair and Chief Executive Officer’s performance, including the progress made in implementing Cummins’ business strategy and achieving specific long- and short-term business objectives. The Committee considers those discussions and the results of the formal review to determine the compensation, as advised by Farient’s analysis, of our Chief Executive Officer for the coming year. The Committee Chair then informs the Board of the Committee’s decisions. Members of management do not make recommendations regarding the compensation of our Chair and Chief Executive Officer.
ROLE OF OUR CHIEF EXECUTIVE OFFICER
For other executives, including the NEOs, the Chair and Chief Executive Officer considers performance and makes individual recommendations to the Committee on base salary, annual incentive targets, and long-term incentive targets. This review occurs annually at the February Talent Management and Compensation Committee meeting, which is the first meeting of the year and provides the earliest opportunity to review and assess individual and corporate performance for the previous year.
The Talent Management and Compensation Committee evaluates each officer’s compensation relative to the market median for similar positions and considers internal equity and the experience, tenure, potential and performance of each officer and modifies and approves, as appropriate, these recommendations.
ROLE AND INDEPENDENCE OF OUR COMPENSATION CONSULTANT
For 2024, the Talent Management and Compensation Committee engaged Farient Advisors LLC, or Farient, as its independent compensation consultant to provide input and advice to the Committee. The consultant also advises the Committee on non-employee director compensation. Other than the services provided to the Committee, Farient does not provide any other services to our company. Our Committee maintains a formal process to ensure the independence of any executive compensation advisor engaged by the Committee, including consideration of all factors relevant to the advisor’s independence from management, including those factors specified by the NYSE listing rules. The Committee assessed the independence of Farient in light of those factors and concluded that Farient is an independent compensation advisor and that its work for the Committee did not raise any conflict of interest.
The Committee oversees the work of the consultant and has final authority to hire or terminate any consultant. The Committee also annually reviews structural safeguards to assure the independence of the consultant.

42	CUMMINS 2025 PROXY	EXECUTIVE COMPENSATION
Compensation Decisions Pertaining to our Named Executive Officers
The discussion below outlines each NEO’s responsibilities, performance highlights for 2024, the compensation decisions made, and incentive outcomes.
The Talent Management and Compensation Committee believes the 2024 compensation packages for our NEOs and our executive compensation program align the interests of our shareholders and executives by emphasizing variable, at-risk compensation tied to measurable performance goals using an appropriate balance of short-term and long-term objectives.
Jennifer Rumsey Chair and Chief Executive Officer
(1)
The salary shown is based on the annual salary rate after giving effect to any salary adjustments for the year.

(2)
The target incentive values shown in these charts differ from those in the Summary Compensation Table because the charts exclude the grant date fair value of matching grants of time-vesting restricted stock units received under our Deposit Share Program as described under “Special Equity Awards and Deposit Share Program” and because the Table shows earned, rather than target, annual incentive award amounts.

Ms. Rumsey served as Chairperson of our Board and Chief Executive Officer in 2024. She has served as Chairperson of our Board since August 2023 and as Chief Executive Officer since August 2022.
At the beginning of 2024, the TMCC determined to maintain Ms. Rumsey’s base salary, target annual bonus, and target long-term incentive at the levels established in 2023.
Ms. Rumsey’s target total direct compensation in 2024 compared to 2023 is shown in the charts above.
In 2024, Ms. Rumsey:
•
Led the company’s overall operations in delivering strong sales of $34 billion and record adjusted EBITDA of $5.4 billion and adjusted EPS of $21.37 (excluding the gain on the divestiture of Atmus of $1.3 billion and the charge of $0.3 billion related to the reorganization of Accelera) during a year when demand in the North American heavy duty truck market declined

•
Played a leadership role in advancing Cummins Destination Zero strategy and updated investors on our strategy and raised 2030 financial projections for Cummins at our Analyst Day in May 2024

•
Partnered with key OEM and end customers to strengthen relationships and refine our strategies to deliver value and meet their evolving needs

•
Actively engaged and communicated with employees globally and engaged in our talent and leadership strategies and programs to inspire, motivate, and develop our employees to reach their potential and deliver our mission, vision, and values

•
Sponsored and engaged in Cummins strategic community initiatives including launching Cummins latest strategic initiative, READY, focused on STEM education

•
Led the Cummins’ Board of Directors in partnership with our lead director to ensure an effective Board of Directors and corporate governance and continue our director refreshment

EXECUTIVE COMPENSATION	CUMMINS 2025 PROXY	43
Ms. Rumsey’s target compensation compared to her realized compensation for 2024 is shown in the table below:
Pay Component	Target	Performance Factor	Realized	Comments
Salary for 2024	$1,500,000	Not Applicable	$1,500,000	—
Annual Bonus for 2024	$2,625,000	170%	$4,462,500	$2,625,000 x 170%
Performance Cash for 2022-2024 cycle	$2,250,000	150%	$3,375,000	$2,250,000 x 150%
Performance Shares for 2022-2024 cycle	23,040	150%	34,560 Performance shares earned for 2022-2024 cycle, valued at $12,047,616	Value reflected $348.60 stock price on December 31, 2024; 23,040 shares x 150% x $348.60 stock price

44	CUMMINS 2025 PROXY	EXECUTIVE COMPENSATION
Mark Smith Vice President – Chief Financial Officer
(1)
The salary shown is based on the annual salary rate after giving effect to any salary adjustments for the year.

(2)
The target incentive values shown in these charts differ from those in the Summary Compensation Table because the charts exclude the grant date fair value of matching grants of time-vesting restricted stock units received under our Deposit Share Program as described under “Special Equity Awards and Deposit Share Program” and because the Table shows earned, rather than target, annual incentive award amounts.

Mr. Smith served as our Vice President – Chief Financial Officer in 2024. He has held this role since 2019. At the beginning of 2024, the TMCC increased Mr. Smith’s base salary and target long-term incentive awards to better align him with the external market. Mr. Smith’s target total direct compensation in 2024 compared to 2023 is shown in the charts above.
In 2024, Mr. Smith:
•
Worked closely with our business leaders to deliver strong sales of $34 billion and record adjusted EBITDA of $5.4 billion and adjusted EPS of $21.17 (excluding the gain on the divestiture of Atmus of $1.3 billion and the charge of $0.3 billion related to the reorganization of Accelera) during a year when demand in the North American heavy duty truck market declined

•
Led the successful divestiture of Atmus in a tax-free share exchange, which yielded a $1.3 billion gain to CMI, debt reduction of $600 million and a reduction in shares outstanding by approximately 5.6 million

•
Helped repatriate over $1 billion of cash from overseas to reinforce our US liquidity

•
Maintained A credit ratings with Moody’s and S&P

•
Ensured the company maintained strong financial controls

Mr. Smith’s target compensation compared to his realized compensation for 2024 is shown in the table below:
Pay Component	Target	Performance Factor	Realized	Comments
Salary for 2024	$877,000	Not Applicable	$862,750	The realized salary differs from the target amount due to a change in salary that occurred during the year
Annual Bonus for 2024	$877,000	170%	$1,466,675	$862,750 x 170%
Performance Cash for 2022-2024 cycle	$675,000	150%	$1,012,500	$675,000 x 150%
Performance Shares for 2022-2024 cycle	6,910	150%	10,365 Performance shares earned for 2022-2024 cycle, valued at $3,613,239	Value reflected $348.60 stock price on December 31, 2024; 6,910 shares x 150% x $348.60 stock price

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Srikanth Padmanabhan Executive Vice President and President – Operations
(1)
The salary shown is based on the annual salary rate after giving effect to any salary adjustments for the year.

(2)
The target incentive values shown in these charts differ from those in the Summary Compensation Table because the charts exclude the grant date fair value of matching grants of time-vesting restricted stock units received under our Deposit Share Program as described under “Special Equity Awards and Deposit Share Program” and because the Table shows earned, rather than target, annual incentive award amounts.

Mr. Padmanabhan served as our Executive Vice President and President – Operations in 2024. He has held this role since January 1, 2024. At the beginning of 2024, the TMCC determined to increase Mr. Padmanabhan’s base salary and target annual and long-term incentive awards to better align his compensation with the external market and reflect his role change. Mr. Padmanabhan’s target total direct compensation in 2024 compared to 2023 is shown in the charts above. Mr. Padmanabhan has indicated his intention to retire effective as of April 1, 2025.
In 2024, Mr. Padmanabhan:
•
Led a meaningful guide path of safety performance improvement across the corporation to reach the top quartile within three years and our best performance as a company in a decade. In 2024, we achieved significant improvement in the severity case rate for the company

•
Helped lead the company’s organizational transformation of clarifying and simplifying our structure and priorities with a target to deliver a three-year SG&A savings of $400 million (2024 delivered savings in excess of $150 million)

•
Led the company’s aggressive improvement goals in gross margins through supply chain in the areas of purchasing, manufacturing, and other logistics costs

•
Initiated a revitalized Cummins Operating System through a framework that brings alive our business practices, values and leadership culture in actionable form of management process, tools and techniques and people capability development

•
Led the work of AI, IT and shared services transformation for the company

•
Led community engagement activities in our headquarter location including an ambitious Vision2050 for the city

Mr. Padmanabhan’s target compensation compared to his realized compensation for 2024 is shown in the table below:
Pay Component	Target	Performance Factor	Realized	Comments
Salary for 2024	$820,000	Not Applicable	$820,000	—
Annual Bonus for 2024	$820,000	170%	$1,394,000	$820,000 x 170%
Performance Cash for 2022-2024 cycle	$450,000	150%	$675,000	$450,000 x 150%
Performance Shares for 2022-2024 cycle	4,610	150%	6,915 Performance shares earned for 2022-2024 cycle, valued at $2,410,569	Value reflected $348.60 stock price on December 31, 2024; 4,610 shares x 150% x $348.60 stock price

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Amy Davis Vice President and President – Accelera and Components
(1)
The salary shown is based on the annual salary rate after giving effect to any salary adjustments for the year.

(2)
The target incentive values shown in these charts differ from those in the Summary Compensation Table because the charts exclude the grant date fair value of matching grants of time-vesting restricted stock units received under our Deposit Share Program as described under “Special Equity Awards and Deposit Share Program” and because the Table shows earned, rather than target, annual incentive award amounts.

Ms. Davis served as our Vice President and President – Accelera and Components in 2024. She has held this role since 2023. At the beginning of 2024, the TMCC determined to increase Ms. Davis’ long-term incentive award to better align her with the external market. Ms. Davis’ target total direct compensation in 2024 compared to 2023 is shown in the charts above.
In 2024, Ms. Davis:
•
Assumed leadership responsibility for the Components segment in addition to the Accelera Segment

•
Improved safety metrics across more than 60 manufacturing global sites

•
Successfully completed the divestiture of Atmus from the portfolio

•
Integrated the Meritor and Forvia acquisitions surpassing value capture commitments

•
Drove the strategic vision and restructuring in Accelera to lower the spend level in line with slower adoption while also ensuring a highly competitive portfolio for the future

•
Expanded EBITDA margins in the Components Segment on lower sales by improving efficiency and streamlining overhead

•
Launched the Amplify Cell Technologies Joint Venture, also serving as Chairman of the Board of Directors

•
Progressed the company’s electrification capabilities with a grand opening for Accelera’s greenfield manufacturing site in Guadalajara, Spain

Ms. Davis’ target compensation compared to her realized compensation for 2024 is shown in the table below:
Pay Component	Target	Performance Factor	Realized	Comments
Salary for 2024	$725,000	Not Applicable	$725,000	—
Annual Bonus for 2024	$725,000	140%	$1,015,000	$725,000 x 140%
Performance Cash for 2022-2024 cycle	$450,000	150%	$675,000	$450,000 x 150%
Performance Shares for 2022-2024 cycle	4,610	150%	6,915 Performance shares earned for 2022-2024 cycle, valued at $2,410,569	Value reflected $348.60 stock price on December 31, 2024; 4,610 shares x 150% x $348.60 stock price

EXECUTIVE COMPENSATION	CUMMINS 2025 PROXY	47
Jenny Bush Vice President and President – Power Systems
(1)
The salary shown is based on the annual salary rate after giving effect to any salary adjustments for the year.

(2)
The target incentive values shown in these charts differ from those in the Summary Compensation Table because the charts exclude the grant date fair value of matching grants of time-vesting restricted stock units received under our Deposit Share Program as described under “Special Equity Awards and Deposit Share Program” and because the Table shows earned, rather than target, annual incentive award amounts.

Ms. Bush served as our Vice President and President – Power Systems in 2024. She has held this role since 2022. At the beginning of 2024, the TMCC determined to increase Ms. Bush’s long-term incentive award to better align her with the external market
In 2024, Ms. Bush:
•
Delivered significant segment revenue growth, increase in segment EBITDA, and improvement in segment EBITDA margin

•
Acquired wholly owned cooling technology company, Engendren, to enable a competitive advantage in our product offerings in the rapidly growing Data Center segment

•
Significantly improved safety performance of the business

•
Launched first hybrid and dual fuel mining solutions into the Ultra Class truck market

•
Launched 4 new Power Generator sets in the award-winning Centum Force™ series – Power Dense Power Generators aimed at the Data Center market

•
Personally led critical leadership development programs for our global employees across multiple regions, businesses and functions.

•
Executed critical capacity expansion planning and utilization efforts to enable growth in large engine and Data Center markets

Ms. Bush’s target compensation compared to her realized compensation for 2024 is shown in the table below:
Pay Component	Target	Performance Factor	Realized	Comments
Salary for 2024	$650,000	Not Applicable	$650,000	—
Annual Bonus for 2024	$585,000	170%	$994,500	$585,000 x 170%
Performance Cash for 2022-2024 cycle	$300,000	150%	$450,000	$300,000 x 150%
Performance Shares for 2022-2024 cycle	3,070	150%	4,605 Performance shares earned for 2022-2024 cycle, valued at $1,605,303	Value reflected $348.60 stock price on December 31, 2024; 3,070 shares x 150% x $348.60 stock price

48	CUMMINS 2025 PROXY	EXECUTIVE COMPENSATION
Annual Compensation Risk Assessment
In 2024, the Talent Management and Compensation Committee conducted its annual risk assessment of our compensation policies and practices. The Committee evaluated the levels of risk-taking encouraged by our compensation arrangements to determine whether they were appropriate in the context of our strategic plan and annual budget, our compensation objectives, and Cummins’ overall risk profile. The Committee also reviewed the robust risk-mitigation features of our compensation program, the most significant of which are outlined below.
PAY MIX	PERFORMANCE-BASED MEASUREMENT	TIME HORIZON

The three primary elements of our executive compensation program are base salary, annual bonus, and long-term incentive compensation. We target the median of the market for our total compensation package. This approach mitigates the need for executives to take significant risks to earn average competitive compensation and also ensures that the interests of our executives are closely aligned with those of our shareholders.

The performance goals set forth in our annual bonus and long-term incentive plans are based upon budgeted levels that are reviewed and approved by the Committee. We believe these goals are challenging yet attainable at their targeted levels without the need to take inappropriate risks, take actions that would violate our Code of Business Conduct, or make material changes to our long-term business strategy or operations. Payouts under both incentive plans are capped at 200% of target to make it less likely that executives would pursue outsized short-term achievements at the expense of the long term.

Our long-term incentive plan awards are based on a three-year performance period, which encourages our employees to focus on the sustained growth of our company rather than seeking potentially unsustainable short-term gains.

CLAWBACK POLICY	OTHER RISK MITIGATORS	EXCLUSION OF UNUSUAL ITEMS
Amounts paid to any officer under our annual bonus or long-term incentive compensation plans are subject to recovery in accordance with our compensation recoupment policy, as described below.
We pay incentive compensation only after our audited financial results are complete and the Committee has certified our performance results and the associated incentive awards. Additionally, we have stock ownership requirements for all officers that ensure the interests of our leaders and shareholders are aligned. We also prohibit officers from engaging in forms of hedging or monetization transactions involving the establishment of a short position in our securities and from entering into any arrangement that, directly or indirectly, involves the use of our securities as collateral for a loan.

In measuring financial performance under our annual short- and long-term bonus plans, the Talent Management and Compensation Committee has discretion to adjust performance results that reflect significant transactions or other unusual items if such events were not anticipated at the time performance targets were initially established. We believe allowing these exclusions ensures our executives will focus on the merits of proposed transactions for Cummins rather than the effect a proposed action may have on incentive compensation.

As a result of its review, the Committee concluded that Cummins has a balanced executive compensation program that does not drive excessive financial risk-taking, and that risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on our company.

EXECUTIVE COMPENSATION	CUMMINS 2025 PROXY	49
Benefits
Our officers, including our Named Executive Officers, participate in a full range of health, welfare and retirement benefits and are covered by the same plans as other exempt employees. We target our total benefit package to be at the median of the market.
In addition to these benefits, our U.S. officers, including our Named Executive Officers, participate in a supplemental life insurance and deferred income program that is designed to attract and retain key leadership talent in senior positions. This program provides additional life insurance equal to three times base salary while the officer is an active employee, and additional retirement payments, which are offset by and coordinated with payments from our regular retirement plans.
The supplemental retirement provision “tops up” the pension available from our regular pension plans to provide a total benefit based on a percentage of the officer’s highest average consecutive 60-month base salary and annual bonus received during the last 10 years of employment. The total replacement formula is 2% for each of the first 20 years and 1% for each of the next 10 years, with a maximum 50% total benefit.
Our U.S. officers, including our Named Executive Officers, are also eligible to participate in our non-qualified deferred compensation plan. This program is designed to provide financial planning opportunities for capital accumulation on a tax-deferred basis and to meet competitive market practice.
A majority of our employees, including our Named Executive Officers, are eligible to participate in our employee stock purchase plan. Under the employee stock purchase plan, each eligible employee may authorize the withholding of 1-15% of base pay each pay period to be used to purchase shares of our common stock for the employee’s account on the open market. Cummins makes a matching contribution in cash in an amount sufficient to give employees a 20% discount on the purchase price of these shares.
Perquisites
Perquisites do not constitute a major element of our executive compensation program.
Our officers, including our Named Executive Officers, are entitled to the services of a financial counselor for estate- and tax-planning advice and tax return preparation. Cummins pays the fees for these services, which are detailed in the Summary Compensation Table.
Our officers, including our Named Executive Officers, may use our aircraft for reasonable personal use, following a prescribed approval process. The Talent Management and Compensation Committee reviews the level of usage annually. We believe that allowing our officers to use a company-owned plane for limited personal use saves time and provides additional security for them, which ultimately benefits Cummins. The aggregate incremental cost of personal aircraft use by our Named Executive Officers is detailed in the Summary Compensation Table.
Executive physical examinations are available for all officers, including our Named Executive Officers. The Committee considers this practice to be good corporate governance and a direct benefit to Cummins’ shareholders.
Executive Compensation Policies
COMPENSATION RECOUPMENT
We maintain a compensation recoupment, or “clawback” policy, that complies with the SEC’s regulations and applicable stock exchange listing standards. This policy provides that, if we are required to prepare a qualifying accounting restatement, then, unless an exception applies, we will recover reasonably promptly the excess of (1) the amount of incentive-based compensation received by a person who served as a covered officer at any time during the applicable performance period during the three completed years immediately preceding the date we are required to prepare the accounting restatement over (2) the amount that would have been received had it been determined based on the restated financials.
The policy also provides that, if any of our financial statements are required to be restated in a qualifying accounting restatement as a result of the fraudulent actions of any officer, the Talent Management and Compensation Committee may direct that we recover all or a portion of any award or any past or future compensation other than base salary from the responsible officer with respect to any year for which our financial results are adversely affected by such restatement.
The policy also authorizes us to recover, reduce or cancel all or any portion of any award or any past or future compensation other than base salary paid or awarded to, or earned by, an officer if the officer has engaged in conduct that (a) constitutes a failure to appropriately identify, escalate, monitor, or manage risks or is otherwise contrary to our best interests and (b) has caused, or might reasonably be expected to cause, significant reputational or financial harm to our company.

50	CUMMINS 2025 PROXY	EXECUTIVE COMPENSATION
POST-EMPLOYMENT COMPENSATION AND CHANGE IN CONTROL PROTECTIONS
We do not have formal severance agreements with any of our Named Executive Officers. However, we have a policy of paying severance under certain circumstances to officers whose employment is terminated, and certain of our plans provide for other benefits upon certain change-in-control events and terminations of employment. These arrangements are described in detail under “Potential Payments Upon Termination or Change in Control.” The purposes of these benefits are to encourage our key executives to concentrate on taking actions that are in the best interests of our shareholders without regard to whether such actions may ultimately have an adverse impact on their job security, and to enable key executives to provide objective advice on any potential change in control without undue concern for their personal financial situations. The Talent Management and Compensation Committee periodically reviews and modifies these benefits to ensure they continue to meet these objectives.
Under our change in control compensation protection arrangements, benefits would be provided following a qualified change in control and termination without “cause” by the company or termination by the officer for “good reason” within two years of the change in control. Upon the occurrence of both triggering events, the following benefits would be provided to any affected Named Executive Officer:
For Our Chief Executive Officer	For Our Named Executive Officers (except our Chief Executive Officer)
• Severance equal to three years’ base salary plus three annual bonus payments calculated at a 1.0 payout factor	• Severance equal to two years’ base salary plus two annual bonus payments calculated at a 1.0 payout factor
• Full vesting of certain insurance and retirement benefits	• Full vesting of certain insurance and retirement benefits
• Continuation for the three-year severance period of certain other benefits or an equivalent cash payment	• Continuation for the two-year severance period of certain other benefits or an equivalent cash payment
In addition to the severance provisions of our change in control compensation protection arrangements, awards under our long-term compensation plans provide for accelerated vesting upon a change in control only if the awards are not assumed or replaced or if the award holder’s employment is also terminated by us (or the surviving entity) without cause or by the award holder with good reason within two years after the change in control.
Our change in control compensation protection arrangements do not provide for tax gross-ups for excise taxes imposed because of the “golden parachute” excise tax provisions of Code Sections 280G and 4999. Instead, the arrangements provide that, if excise taxes are imposed because of the golden parachute excise tax provisions of Code Sections 280G and 4999, the Named Executive Officer’s change in control compensation protections will either be cut back to below the level that would trigger the imposition of the excise taxes, or paid in full and subjected to the excise taxes, whichever results in the better after-tax outcome to the Named Executive Officer.
CONFIDENTIALITY AND NON-COMPETE AGREEMENTS
Each of our Named Executive Officers has signed an agreement not to disclose our confidential information or to accept employment with certain competitors during, and for 12 months after, the time the officer is employed by us.
STOCK OWNERSHIP REQUIREMENTS
The Talent Management and Compensation Committee believes our officers should own a significant amount of our stock to further link their economic interests to those of our shareholders. To underscore this, we require officers to own a number of shares of our common stock having a total value equal to the following multiples of their respective base salaries:
Group	Stock Ownership Requirement
Chief Executive Officer	Five times (5×) base salary
Members of the Cummins Leadership Team (including all of the Named Executive Officers other than the Chief Executive Officer)	Three times (3×) base salary
All Other Officers	One time (1×) base salary
An officer’s direct and indirect ownership of our common stock counts toward the ownership requirements whereas unexercised stock options and unearned performance shares do not.

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Because our stock value may vary, ownership requirements are expressed as a set number of shares for defined salary bands. The number of required shares is reviewed annually and established by the Committee based on an average stock price over a three-year period.
Officers have five years from the date of initial appointment to meet their ownership requirement. An officer whose salary increases to the new band (and higher stock ownership requirement) has three years from the date of the increase to achieve the higher level. Subject to limited exceptions, officers may not sell any shares until they reach their stock ownership guideline, and then they may only sell Cummins’ shares to the extent their stock ownership would not drop below their required level.
All of our Named Executive Officers are already in compliance with, or still have time to meet, their stock ownership requirement.
As described under “Director Compensation,” we also have formal stock ownership guidelines for non-employee Board members. All non-employee directors have either satisfied this requirement or have additional time to do so.
PLEDGING AND HEDGING POLICY
We maintain a policy under which our officers and directors are prohibited from engaging in forms of hedging or monetization transactions involving the establishment of a short position in our common stock, such as zero-cost collars and forward sale contracts. They are also prohibited from entering into any arrangement that, directly or indirectly, involves the pledge of our securities or other use of our securities as collateral for a loan. Our anti-pledging and anti-hedging policy does not apply to employees who are not officers or directors.
POLICIES AND PRACTICES RELATING TO THE TIMING OF EQUITY AWARDS
We generally grant annual equity-based awards during the first half of our fiscal year, although such timing may change from year to year. The TMCC also may consider and approve interim or mid-year grants, or grants made on another basis, from time to time based on business needs, changing compensation practices or other factors, in the discretion of the TMCC. The TMCC does not take into account material nonpublic information in determining the timing and terms of equity-based awards, and we have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation
The Talent Management & Compensation Committee Report
The Talent Management and Compensation Committee of the Board of Directors reviewed and discussed the preceding Compensation Discussion and Analysis with management. Based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for incorporation by reference into the company’s Annual Report on Form 10-K for the year ended December 31, 2024.
Respectfully submitted,
WILLIAM I. MILLER, CHAIR
GARY L. BELSKE
CARLA A. HARRIS
THOMAS J. LYNCH
The summary compensation table and supplemental tables on the following pages disclose compensation information for our Named Executive Officers during our last three completed fiscal years (or such shorter period for which the Named Executive Officer was a Named Executive Officer).

52	CUMMINS 2025 PROXY	EXECUTIVE COMPENSATION
2024 Summary Compensation Table and Supplemental Tables
Name and Principal Position	Year	(1) Annual Salary	(2) Bonus	(3) Stock Awards	(4) Option Awards	(5) Non-Equity Incentive Plan Compensation	(6) Change in Pension Value and Nonqualified Deferred Compensation Earnings	(7) All Other Compensation	Total Compensation
J. W. Rumsey, Chair and Chief Executive Officer	2024	$1,500,000	$0	$10,607,720	$0	$7,837,500	$1,818,569	$93,320	$21,857,109
	2023	$1,500,000	$0	$6,186,989	$0	$3,266,250	$1,834,671	$58,158	$12,846,068
	2022	$1,062,833	$0	$4,478,567	$0	$1,532,908	$0	$59,103	$7,133,411
M. A. Smith, Vice President and Chief Financial Officer	2024	$862,750	$0	$4,164,137	$0	$2,479,175	$1,500,437	$34,057	$9,040,556
	2023	$805,000	$0	$1,953,902	$0	$2,268,500	$1,549,446	$32,099	$6,608,947
	2022	$735,000	$0	$1,255,754	$0	$1,251,600	$0	$29,814	$3,272,168
S. Padmanabhan Executive Vice President and President – Operations(8)	2024	$820,000	$0	$4,834,305	$0	$2,069,000	$580,362	$53,390	$8,357,057
A.R. Davis, Vice President and President – Accelera and Components(8)	2024	$725,000	$0	$4,210,827	$0	$1,690,000	$1,291,704	$50,742	$7,968,273
J. M. Bush Vice President and President – Power Systems(8)	2024	$650,000	$0	$3,410,366	$0	$1,444,500	$702,207	$28,983	$6,236,056

(2)
Our annual bonuses are performance based, not discretionary, and are therefore included as Non-Equity Incentive Plan Compensation in the table above.

(3)
The Stock Awards column represents the fair value on the grant date, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, which we refer to as ASC Topic 718, for stock awards, which were made pursuant to the 2012 Omnibus Incentive Plan. For performance shares, the fair value is based upon the probable outcome of the performance conditions, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under ASC Topic 718. Additional information about the assumptions that we used when valuing equity awards is set forth in our Annual Reports on Form 10-K in Note 19 to the Consolidated Financial Statements for 2024. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Performance shares are earned based on our financial performance over a three-year period, and the shares earned are not restricted after the performance period. The maximum values of the 2024 awards at the grant date assuming the highest level of performance conditions are attained are as follows: J.W. Rumsey – $16,024,320; M.A. Smith – $6,327,552; S. Padmanabhan – $3,796,531; A.R. Davis – $3,544,525; J.M. Bush – $2,700,851. For performance-based restricted stock units, the fair value is based on our stock price on the date of grant, which is the date on which the performance outcomes for 2024 were determined, as follows: S. Padmanabhan – $1,871,982; A.R. Davis – $1,497,586; J.M. Bush – $1,497,586. For matching grants of restricted stock units under our Deposit Share Program, the fair value is based on our stock price on the date of grant, as follows: J.W. Rumsey – $2,595,560; M.A. Smith – $1,000,361; S. Padmanabhan – $1,064,058; A.R. Davis – $940,979; J.M. Bush – $562,354.

(4)
Starting with the 2021 grant, the Talent Management and Compensation Committee eliminated stock options from the pay mix and weighted performance shares 70% and performance cash 30%. Accordingly, no stock option awards were granted to our NEOs in 2024.

(5)
The amounts shown in this column for 2024 consist of (i) payments made in March 2025 under the Annual Bonus Plan for 2024 performance and (ii) payments for the performance cash component of our long term incentive compensation program, which were paid in March 2025 based on our 2022-2024 performance. The payments for each Named Executive Officer from these sources were:

	J. W. Rumsey	M. A. Smith	S. Padmanabhan	A.R. Davis	J.M. Bush
Annual Bonus Plan	$4,462,500	$1,466,675	$1,394,000	$1,015,000	$994,500
Performance Cash	$3,375,000	$1,012,500	$675,000	$675,000	$450,000
TOTAL	$7,837,500	$2,479,175	$2,069,000	$1,690,000	$1,444,500

(6)
The 2024 aggregate changes in the actuarial present value of each Named Executive Officer’s pension plans and the above market earnings on non-qualified deferred compensation are as follows:

	J.W. Rumsey	M. A. Smith	S. Padmanabhan	A.R. Davis	J.M. Bush
Cummins Inc. Pension Plan A (Qualified)	$23,690	$38,356	$57,022	$31,815	$20,786
Cummins Excess Benefit Plan (Non-qualified)	$197,661	$130,820	$127,808	$67,608	$61,738
Supplemental Life Insurance and Deferred Income Program (Non-qualified)	$1,597,218	$1,331,261	$393,656	$918,050	$619,683
Sub-total	$1,818,569	$1,500,437	$578,486	$1,017,473	$702,207
Above-market earnings on non-qualified deferred compensation:	$0	$0	$1,876	$274,231	$0
TOTAL	$1,818,569	$1,500,437	$580,362	$1,291,704	$702,207
The amounts shown in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column and in the table immediately above reflect our Named Executive Officers’ years of credited service under our pension plans. “Above market” is defined as the amount of earnings that exceeded 120% of the applicable federal long term rate. The present value of the benefits depends in part on the interest rate used to discount the future benefits under the Plan to their present value.

EXECUTIVE COMPENSATION	CUMMINS 2025 PROXY	53
(7)
This column consists of the following for 2024:

	J.W. Rumsey	M. A. Smith	S. Padmanabhan	A.R. Davis	J.M. Bush
Financial Counseling	$13,745	$13,745	$13,745	$13,745	$13,745
Personal use of Company Aircraft	$61,672	$0	$17,918	$20,002	$0
Life Insurance Costs	$5,328	$7,737	$9,152	$4,420	$2,663
Relocation	$0	$0	$0	$0	$0
Company Contributions under the Retirement and Savings Plan	$12,575	$12,575	$12,575	$12,575	$12,575
TOTAL	$93,320	$34,057	$53,390	$50,742	$28,983
Personal use of Company Aircraft was calculated using an average indicated hourly cost of $4,167, which is the incremental cost incurred by the company. This cost is calculated based on the company’s annual average fuel cost and other expenses derived from published industry averages.
(8)
Mr. Padmanabhan, Ms. Davis and Ms. Bush were not named executive officers in 2023 or 2022 so, in accordance with the SEC’s disclosure requirements, only one year of compensation information is provided.

54	CUMMINS 2025 PROXY	EXECUTIVE COMPENSATION
The following table complements the disclosures set forth in columns captioned Non-Equity Incentive Plan Compensation, Stock Awards and Option Awards in the Summary Compensation Table.
Grants of Plan-Based Awards in 2024
									All Other Stock Awards: Number of Shares or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	(4)
		Date of Committee Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
J.W. Rumsey	N/A	N/A(1)	$262,500	$2,625,000	$5,250,000
	N/A	N/A(2)	$285,000	$2,850,000	$5,700,000
	4/3/24	2/12/24(3)				2,925	29,250	58,500				$8,012,160
	5/31/24	2/12/24(5)							10,228			$2,595,560
M. A. Smith	N/A	N/A(1)	$86,275	$862,750	$1,725,500
	N/A	N/A(2)	$112,500	$1,125,000	$2,250,000
	4/3/24	2/12/24(3)				1,155	11,550	23,100				$3,163,776
	5/31/24	2/12/24(5)							3,942			$1,000,361
S. Padmanabhan	N/A	N/A(1)	$82,000	$820,000	$1,640,000
	N/A	N/A(2)	$67,500	$675,000	$1,350,000
	4/3/24	2/12/24(3)				693	6,930	13,860				$1,898,266
	5/31/24	2/12/24(5)							4,193			$1,064,058
	12/19/24	12/19/24(6)							5,370			$1,871,982
A.R. Davis	N/A	N/A(1)	$72,500	$725,000	$1,450,000
	N/A	N/A(2)	$63,000	$630,000	$1,260,000
	4/3/24	2/12/24(3)				647	6,470	12,940				$1,772,262
	5/31/24	2/12/24(5)							3,708			$940,979
	12/19/24	12/19/24(6)							4,296			$1,497,586
J.M. Bush	N/A	N/A(1)	$58,500	$585,000	$1,170,000
	N/A	N/A(2)	$48,000	$480,000	$960,000
	4/3/24	2/12/24(3)				493	4,930	9,860				$1,350,426
	5/31/24	2/12/24(5)							2,216			$562,354
	12/19/24	12/19/24(6)							4,296			$1,497,586

(1)
Named Executive Officers participate in the annual bonus plan, as described in the Compensation Discussion and Analysis. The payout is calculated based on a formula approved by the Talent Management and Compensation Committee annually. Each participant is assigned a participation rate as a percent of salary. For purposes of this plan, our performance is measured by EBITDA weighted at 70% and operating cash flow weighted at 30% as defined by the plan. The annual bonus is calculated as follows:

(Annual Bonus) equals (Annual Base Salary Paid for calendar year) times (participation percentage assigned to each NEO) times (Payout Factor).
The Payout Factor could range from 0.0 to 2.0, in increments of 0.1.
(2)
In 2024, we made target performance cash awards, expressed as dollar amounts, as part of our long term incentive compensation program under our 2012 Omnibus Incentive Plan. A multiple of the target award is earned based on our 2024-2026 performance for Return on Invested Capital (ROIC), weighted at 80%, and EBITDA, weighted at 20%. The amount earned and paid under the three year target award can range from zero to 200% of the target award amount. The target award will be earned if our ROIC and EBITDA levels for 2024-2026 are equal to the targeted ROIC and EBITDA levels established for that period as described in the Compensation Discussion and Analysis. The Threshold Payment (10% of the target award) will be earned if our ROIC is 70% of the targeted ROIC for the period and EBITDA is 85% of the targeted EBITDA for the period. The maximum payment (200% of the target award) will be earned if our ROIC is 30% above the targeted ROIC for the period and EBITDA is 15% above the targeted EBITDA for the period. To the extent earned, payments will be made in March 2027.

(3)
In 2024, we made target awards of performance shares under our 2012 Omnibus Incentive Plan. The awards are expressed as a target number of shares of our Common Stock. Shares are earned based on our ROIC and EBITDA performance during 2024-2026, based on the same measures as established for the target performance cash awards. The number of shares earned can range from zero to 200% of the target award number of shares. The target award number of shares will be earned if our ROIC and EBITDA for 2024-2026 are equal to the targeted ROIC and EBITDA levels established for the period as described in the Compensation Discussion and Analysis. Dividends are payable only at the conclusion of the performance period on the shares that become earned.

(4)
The April 3, 2024 grant date fair value for performance shares, based upon probable outcome of the performance conditions to which they are subject, is $273.92/ share, which is consistent with the estimate of aggregate compensation costs to be recognized over the service period determined as of the grant date under ASC Topic 718 (excluding the effect of estimated forfeitures).

(5)
In 2024, we granted matching restricted stock units under our Deposit Share Program, as described under the heading “Special Equity Awards and Deposit Share Program.”

(6)
In 2024, we granted performance-based restricted stock units under our 2012 Omnibus Incentive Plan, as described under the heading “Special Equity Awards and Deposit Share Program.”

EXECUTIVE COMPENSATION	CUMMINS 2025 PROXY	55
The following two tables are intended to enhance understanding of equity compensation that has been previously awarded, including awards that remained outstanding, as of December 31, 2024, and amounts realized on equity compensation during the last year as a result of the vesting or exercise of equity awards.
Outstanding Equity Awards at 2024 Year-End
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (12)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
J.W. Rumsey	13,320(1)		$142.12	4/6/2030	10,228	$3,565,481	114,420	$39,886,812
	1,235(9)		$166.18	10/16/2029
	12,330(2)		$163.43	4/4/2029
	6,950(5)		$160.10	4/3/2028
	8,760(6)		$149.72	4/3/2027
	4,570(7)		$109.09	4/4/2026
M. A. Smith	21,310(1)		$142.12	4/6/2030	3,942	$1,374,181	40,760	$14,208,936
	21,580(2)		$163.43	4/4/2029
	6,080(5)		$160.10	4/3/2028
	4,380(6)		$149.72	4/3/2027
	970(8)		$114.13	6/1/2026
S. Padmanabhan	15,990(1)		$142.12	4/6/2030	11,032	$3,845,755	23,280	$8,115,408
	13,570(2)		$163.43	4/4/2029
A.R. Davis	800(10)		$170.95	7/1/2030	12,228	$4,262,681	22,360	$7,794,696
	2,130(1)		$142.12	4/6/2030
	2,160(2)		$163.43	4/4/2029
	1,300(5)		$160.10	4/3/2028
	685(6)		$149.72	4/3/2027
J.M. Bush	3,200(1)		$142.12	4/6/2030	6,512	$2,270,083	16,920	$5,898,312
	1,070(2)		$163.43	4/4/2029

(1)
These stock options were granted on April 6, 2020, and vested and became exercisable with respect to all of the underlying shares of our Common Stock on the third anniversary of the grant date.

(2)
These stock options were granted on April 4, 2019, and vested and became exercisable with respect to all of the underlying shares of our Common Stock on the third anniversary of the grant date.

(3)
Target awards of performance shares were granted in April 2023 and April 2024 to be earned in a multiple ranging from zero to two times the target awards, based on our performance during 2023-2025 and 2024-2026, respectively. The performance shares earned from the April 2023 grants will be awarded in March 2026, and the performance shares earned from the April 2024 grants will be awarded in March 2027. Performance for the 2023-2025 period in the aggregate, as well as for 2024 alone were above target; therefore, the maximum amounts are shown for the April 2023 and April 2024 grants.

(4)
The price per share used to calculate the market value was $348.60 the unadjusted closing price of our Common Stock on the NYSE on December 31, 2024, the last trading day of the year.

(5)
These stock options were granted on April 3, 2018, and vested and became exercisable with respect to all of the underlying shares of our Common Stock on the third anniversary of the grant date.

(6)
These stock options were granted on April 3, 2017, and vested and became exercisable with respect to all of the underlying shares of our Common Stock on the third anniversary of the grant date.

(7)
These stock options were granted on April 4, 2016, and vested and became exercisable with respect to all of the underlying shares of our Common Stock on the third anniversary of the grant date.

(8)
These stock options were granted on June 1, 2016, and vested and became exercisable with respect to all of the underlying shares of our Common Stock on the third anniversary of the grant date.

56	CUMMINS 2025 PROXY	EXECUTIVE COMPENSATION
(9)
These stock options were granted on October 16, 2019, and vested and became exercisable with respect to all of the underlying shares of our Common Stock on the third anniversary of the grant date.

(10)
These stock options were granted on July 1, 2020, and vested and became exercisable with respect to all of the underlying shares of our Common Stock on the third anniversary of the grant date.

(11)
The price per share used to calculate the market value was $348.60 the unadjusted closing price of our Common Stock on the NYSE on December 31, 2024, the last trading day of the year.

(12)
The restricted share units shown in this column consist of (i) Performance based Restricted Stock Units (PRSUs) that were granted on December 19, 2024 to be earned in a multiple ranging from zero to one time the target awards, based on performance during 2024. The PRSUs will vest on the one year anniversary of the grant date. (ii) Matching Restricted Share Units (RSUs) that were granted as part of the Deposit Share Program on May 31, 2024. These RSUs will vest on the fourth anniversary of the grant date. (iii) Restricted Stock Units that were granted on April 3, 2023 as part of the Accelera 2023-2025 LTI program. These RSUs will vest on the third anniversary of the grant date.

EXECUTIVE COMPENSATION	CUMMINS 2025 PROXY	57
The outstanding awards of performance shares as of December 31, 2024, for the 2023-2025 and 2024-2026 award cycles, shown at target, were as follows:
Name	Grant Year	Number of Units of Performance Shares
J.W. Rumsey	2024	58,500
	2023	55,920
M. A. Smith	2024	23,100
	2023	17,660
S. Padmanabhan	2024	13,860
	2023	9,420
A.R. Davis	2024	12,940
	2023	9,420
J.M. Bush	2024	9,860
	2023	7,060
Option Exercises and Stock Vested in 2024
Name	(1) Number of Shares Acquired on Exercise (#)	(2) Value Realized on Exercise ($)	(3) Number of Shares Acquired on Vesting (#)	(4) Value Realized on Vesting ($)
J.W. Rumsey	12,510	$2,028,593	10,785	$2,914,754
M. A. Smith	7,220	$1,043,652	9,390	$2,537,741
S. Padmanabhan	22,070	$3,850,120	8,505	$2,298,561
A.R. Davis	1,980	$325,556	4,544	$1,228,061
J.M. Bush	5,200	$633,170	1,410	$381,067

(1)
Represents the gross number of shares acquired upon exercise of vested options without taking into account any shares that may be withheld to cover option exercise price or applicable tax obligations.

(2)
Represents the value of exercised options calculated by multiplying (i) the number of shares of our Common Stock to which the exercise of the option related, by (ii) the difference between the per share unadjusted closing price of our Common Stock on the NYSE on the date of exercise and the exercise price of the options.

(3)
Target awards of performance shares were granted in April 2021 to be earned in a multiple ranging from zero to two times the target award, based on our performance during 2021-2023. Srikanth Padmanabhan and Amy Davis also received a grant of restricted stock shares on March 1, 2021. The second tranche of this grant vested on March 1, 2024. The number of shares disclosed represents the gross number of shares acquired upon vesting without taking into account any shares that were withheld to cover applicable tax obligations.

(4)
The values realized on vesting for the performance and restricted stock shares were calculated using the unadjusted closing price of our Common Stock on March 1, 2024 ($270.26).

58	CUMMINS 2025 PROXY	EXECUTIVE COMPENSATION
Pension Benefits for 2024
Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
J.W. Rumsey	Cummins Pension Plan (Qualified)	24	$409,948	$0
	Excess Benefit Retirement Plan (Non-qualified)	24	$708,176	$0
	Supplemental Life Insurance and Deferred Income Plan (Non-qualified)	24	$6,770,951	$0
M. A. Smith	Cummins Pension Plan (Qualified)	29	$450,298	$0
	Excess Benefit Retirement Plan (Non-qualified)	29	$554,588	$0
	Supplemental Life Insurance and Deferred Income Plan (Non-qualified)	29	$7,793,000	$0
S. Padmanabhan	Cummins Pension Plan (Qualified)	33	$693,000	$0
	Excess Benefit Retirement Plan (Non-qualified)	33	$631,000	$0
	Supplemental Life Insurance and Deferred Income Plan (Non-qualified)	33	$8,141,004	$0
A.R. Davis	Cummins Pension Plan (Qualified)	30	$353,464	$0
	Excess Benefit Retirement Plan (Non-qualified)	30	$194,550	$0
	Supplemental Life Insurance and Deferred Income Plan (Non-qualified)	30	$4,053,574	$0
J.M. Bush	Cummins Pension Plan (Qualified)	28	$212,478	$0
	Excess Benefit Retirement Plan (Non-qualified)	28	$178,444	$0
	Supplemental Life Insurance and Deferred Income Plan (Non-qualified)	28	$2,061,754	$0
CUMMINS PENSION PLAN
The Cummins Pension Plan is a tax-qualified cash balance pension plan. Participants receive pay credits equal to 6% of total monthly pay, defined as base salary and annual bonus payments. Individual accounts are maintained for each participant. The accounts receive interest credits equal to the 30-year Treasury bond rate plus 1%. Participants are 100% vested in the Cummins Pension Plan benefit upon attaining three years of service.
EXCESS BENEFIT RETIREMENT PLAN
The Excess Benefit Retirement Plan provides non-qualified pension benefits in excess of limitations imposed by the Code on the benefits provided by the Cummins Pension Plan formula. It preserves the total benefit payable under the Cummins Pension Plan formula.
SUPPLEMENTAL LIFE INSURANCE AND DEFERRED INCOME PLAN (SERP)
The Supplemental Life Insurance and Deferred Income Plan provides a SERP benefit to our officers who participate in the Cummins Pension Plan.
The SERP benefit is based on a percentage of the highest 60 consecutive months of total compensation during the final 120 months of the participant’s career. Total Compensation for calculation of five-year average pay is defined as base salary and annual bonus payments.
The SERP benefit percentage is calculated as 2% of the participant’s five-year average pay for each of the first 20 years of service plus 1% of the participant’s five-year average pay for each of the next 10 years of service. The maximum is a 50% benefit after 30 years of service.
The retirement benefit under the SERP is offset by the highest combined annuity available from the Cummins Pension Plan and the Excess Benefit Retirement Plan, thus topping up the benefits available from those plans to total the target retirement benefit. Officers who were participants in the plan prior to 2006 whose service and age total 80 (minimum age 55 and 20 years of service), or have at least 30 years of service, regardless of age, would qualify for immediate unreduced commencement of life annuity benefits.
Otherwise, after retirement or termination of employment, unreduced benefits may be commenced at age 60. Retired or terminated vested employees who do not qualify for unreduced benefits under the age and service conditions described in the previous paragraph may commence benefits as early as age 55, and the life annuity benefit would be reduced by .333% for each month the participant’s age at commencement preceded 60.

EXECUTIVE COMPENSATION	CUMMINS 2025 PROXY	59
Vesting for the SERP benefit is 25% after five years of service, increasing in 15% annual increments, with 100% vesting after 10 years of service. The life annuity benefit is a 15-year certain payment, with a 50% benefit for surviving spouse or domestic partner.
The SERP benefit accrued for service prior to 2005 may be elected as a lump sum payment. Benefits accrued after 2005 are subject to the provisions of Internal Revenue Code Section 409A, which preclude election of a lump sum distribution of such benefits at the time permitted for benefits accrued for service prior to 2005.
The actuarial table used to calculate a lump sum payment under the SERP is the same as that used to make such calculations under the qualified Cummins Pension Plan, and the interest rate used is the rate used by the Pension Benefit Guaranty Corporation.
ACCELERATED SERP FORMULA FOR EXECUTIVES HIRED MID-CAREER
For some officers who joined our company mid-career, the SERP benefit is calculated at an accelerated rate, requiring one-half the service necessary for other participants.
The accelerated formula provides a target benefit based on 4% for the first 10 years and 2% for the next five years of service, with a maximum of 50% of Five-Year Average Pay after fifteen years of service. Eligibility for immediate commencement of unreduced benefits is achieved when age and service total 70 (minimum age 58 and 10 years of service). Otherwise, for participants who are no longer our employees, unreduced benefits may commence at age 60 or as early as age 55, but reduced .333% for each month age at commencement precedes age 60.
NON-QUALIFIED DEFERRED COMPENSATION PLAN
Our Deferred Compensation Plan permits deferral of up to 85% of base salary, annual bonus, and/or performance cash awards under our long-term incentive compensation program. Each of our NEOs’ Deferred Compensation Plan account balances earn income based on the performance of the investment option(s) that the NEO selects for his or her account.
Investment options within our Deferred Compensation Plan are substantially similar to the investment choices available in our 401(k) plan. However, participants may also have a balance in other legacy investment options: the 10-Year Treasury Bill + 4%, the 10-Year Treasury Bill + 2%, Barclays Capital U.S. Government/Credit Bond Index and Standard & Poor’s 500 Index.

60	CUMMINS 2025 PROXY	EXECUTIVE COMPENSATION
The investment options within our Deferred Compensation Plan had the following annual returns in 2024:
Account Crediting Option	2024 Annual Return
Advisor Managed Portfolio – Conservative Allocation	5.02%
Advisor Managed Portfolio – Moderate Allocation	7.35%
Advisor Managed Portfolio – Moderate Growth Allocation	9.88%
Advisor Managed Portfolio – Growth Allocation	11.56%
Advisor Managed Portfolio – Aggressive Allocation	13.14%
Ten Year Treasury Note + 2%	6.18%
Ten Year Treasury Note + 4%	8.18%
Fidelity VIP Gov’t Money Market – Initial Class	5.10%
Fidelity VIP Bond Index-Initial Class	1.21%
Fidelity VIP Investment Grade Bond – Initial Class	1.79%
Barclays Capital U.S. Government/Credit Bond Index	1.23%
DFA VA U.S. Large Value	13.38%
Schwab S&P 500 Index	24.95%
Standard & Poor’s 500 Index	23.31%
American Funds IS Growth – Class 1	31.96%
DFA VA U.S. Targeted Value	8.14%
Fidelity VIP Extended Market Index Init*	n/a
Lord Abbett Series Developing Growth – Class VC	22.18%
DFA VA International Value	6.62%
Fidelity VIP International Index-Initial Class	5.11%
Vanguard VIF International	9.01%

*
Calendar Qtr Ending Dec 2024 Rate is 0.86%

Investment options may be changed daily. At the time of the election to defer, the participant chooses the time and the form of distribution. The participant may elect to have distributions begin on a specified date or following retirement. Distributions will also commence on any other separation from service, or upon death or a change of control.
Non-Qualified Deferred Compensation in 2024
Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year ($)	(1) Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	(2) Aggregate Balance at Last Fiscal Year End ($)
J.W. Rumsey	$0	$0	$0	$0	$0
M. A. Smith	$0	$0	$0	$0	$0
S. Padmanabhan	$0	$0	$15,882	$0	$272,916
A.R. Davis	$795,685	$0	$333,109	$0	$2,753,820
J.M. Bush	$0	$0	$0	$0	$0

(1)
Amounts included in the above table that were also reported in the “Change in Pension Value and Non Qualified Deferred Compensation Earnings” column of the Summary Compensation Table as “Above market earnings” for the Non Qualified Deferred Compensation Plan for each Named Executive Officer are: J.W. Rumsey $0; M. A. Smith $0; S. Padmanabhan $1,876; A.R. Davis $274,231; J.M. Bush $0

(2)
Amounts included in this column that have been reported in the Summary Compensation Table since 2006 for each Named Executive Officer are: J.W. Rumsey $0; M. A. Smith $0; S. Padmanabhan $4,405; A.R. Davis $1,069,916; J.M. Bush $0

EXECUTIVE COMPENSATION	CUMMINS 2025 PROXY	61
Potential Payments Upon Termination or Change in Control
PAYMENTS UPON A CHANGE IN CONTROL WITHOUT A QUALIFIED TERMINATION OR UPON A QUALIFIED TERMINATION FOLLOWING A CHANGE IN CONTROL
In the event of a change in control of our company or certain terminations of employment within two years after a change in control, we will provide benefits to certain executives, including our Named Executive Officers.
Upon a change in control, outstanding equity-based awards that are assumed or replaced in the change in control transaction would not automatically become immediately vested and exercisable. Instead, two events (i.e., a so-called “double trigger”) are required to trigger accelerated vesting and exercisability: both a change in control and termination without “cause” by the company or termination by the officer with “good reason” within two years of the change in control.
Upon a termination of employment without “cause” by the company or for “good reason” by the officer following a change in control, our Named Executive Officers, except our Chief Executive Officer would be entitled to two years’ salary plus two annual bonus payments calculated using a 1.0 payout factor. Our Chief Executive Officer would be entitled to three years’ salary plus three annual bonus payments. We would also provide for the full vesting of certain insurance and retirement benefits. Additionally, the Named Executive Officers, other than our Chief Executive Officer, would receive a payment equal in value to two years’ additional participation under our tax-qualified and nonqualified pension plans as well as two years’ continued participation in other employee benefit plans, and our Chief Executive Officer would receive a payment equal in value to three years’ additional participation under our tax-qualified and nonqualified pension plans as well as three years’ continued participation in other employee benefits plans.
If the then-outstanding awards of performance cash and performance shares were not assumed or replaced in the change in control transaction, they would be paid at target level and all outstanding options, restricted stock units and restricted stock awards would vest in full and be paid in cash. The value of supplemental and excess retirement (non-qualified) benefits would also be paid in cash. All amounts of compensation deferred under our Deferred Compensation Plan would be paid in cash. Our change in control arrangements with our Named Executive Officers do not entitle them to gross-up payments for taxes resulting from the application of the “golden parachute” excise tax provisions of Code Sections 280G and 4999. Instead, the arrangements reflect a “best net of taxes” approach under which, if excise taxes are imposed because of the golden parachute excise tax provisions of Code Sections 280G and 4999, the Named Executive Officer’s change in control compensation protections will be either cut back, to a level below the level that would trigger the imposition of the excise taxes, or paid in full and subjected to the excise taxes, whichever results in the better after-tax result to the Named Executive Officer.
“Change in control” is generally defined as a consolidation or merger in which we are not the continuing or surviving corporation or in which our shares are converted; a sale, lease, exchange or transfer of substantially all of our assets; approval by our shareholders of a plan or proposal to liquidate or dissolve our company; the acquisition by a person of 25% or more of our voting power; or a majority change in the composition of our Board in a two-year period under specified circumstances where the nomination or election of the new directors is not approved by a supermajority of the directors prior to the change.
Termination for “cause” means a termination of the officer’s employment by us due to the officer’s willful and continued failure to perform his or her duties with us (after notice and an opportunity to cure), other than due to incapacity due to illness, or due to the officer’s conviction of a felony.
Termination for “good reason” generally means a termination by the officer within 90 days following specified adverse changes in the officer’s employment circumstances such as the assignment of duties not consistent with the officer’s position, certain relocations of the officer’s location of employment or reductions in compensation.

62	CUMMINS 2025 PROXY	EXECUTIVE COMPENSATION
The payments to each of our Named Executive Officers, assuming that all triggering events occurred on December 31, 2024, are estimated in the table below. Amounts actually received, should any of the triggering events occur, may vary.
Payments		J W. Rumsey	M.A.Smith	S. Padmanabhan	A.R. Davis	J.M. Bush
Severance	(1)	$12,375,000	$3,508,000	$3,280,000	$2,900,000	$2,470,000
Unvested Stock Option Spread		$0	$0	$0	$0	$0
Unvested Restricted Stock	(2)	$3,565,481	$1,374,181	$1,973,773	$2,765,095	$772,498
Unvested Performance Cash Plan	(3)	$7,950,000	$2,700,000	$1,605,000	$1,080,000	$1,140,000
Unvested Performance Share Plan	(4)	$27,975,150	$9,513,294	$7,536,732	$7,001,980	$5,516,944
Retirement Benefit Payment	(5)	$7,406,599	$1,484,857	$1,710,917	$2,450,486	$1,431,009
Welfare Benefit Values	(6)	$47,124	$31,416	$31,416	$31,416	$31,416
Financial Advisory and 401(k) Benefit	(7)	$78,960	$52,640	$52,640	$52,640	$52,640
Reduction due to Best Net of Taxes Provision	(8)	$0	$0	$0	$0	$0
Aggregate Payments		$59,398,314	$18,664,388	$16,190,478	$16,281,617	$11,414,507

(1)
Severance payment is equal to three times annual base salary at the time of the termination, plus three annual bonus payments at a 1.0 payout factor for Ms. Rumsey as Chief Executive Officer. For the other Named Executive Officers, severance payments are equal to two times the Named Executive Officer’s annual base salary at the time of the termination, plus two annual bonus payments at a 1.0 payout factor.

(2)
Total value of unvested restricted stock and restricted stock units that would become vested upon a change in control, assuming a share price of assuming a share price of $348.60 and a change in control date of December 31, 2024.

(3)
Payouts of all of the performance cash awards for the 2022-2024, 2023-2025, and 2024-2026 award cycles at the target level.

(4)
Payouts of all of the performance share awards for the 2022-2024, 2023-2025, and 2024-2026 award cycles at the target level assuming a $348.60 share price for all performance shares.

(5)
Incremental actuarial value attributable to retirement for three years of additional service for Ms. Rumsey and two years for the other Named Executive Officers.

(6)
Estimated value associated with the continuation of life insurance, medical, dental, and disability benefits for three years for Ms. Rumsey and two years for the other Named Executive Officers following termination.

(7)
The calculation of the Financial Advisory and 401(k) Benefit is equal to three times the maximum annual financial advisory benefit, plus three times the annual Company Contribution under the Retirement and Savings Plan for Ms. Rumsey as Chief Executive Officer. For the other Named Executive Officers, the Financial Advisory and 401(k) Benefit is equal to two times the maximum annual financial advisory benefit, plus two times the annual Company Contribution under the Retirement and Savings Plan.

(8)
The calculation of the Reduction due to Best Net of Taxes Provision is based upon a Code Section 280G excise tax rate of 20% and the highest marginal income tax rates for 2024. Furthermore, it was assumed that no value will be attributed to reasonable compensation. At the time of any change in control, a value may be so attributed, which would affect whether a reduction would be triggered and the amount of any such reduction.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OTHER THAN FOLLOWING A CHANGE IN CONTROL
The following tables summarize the estimated payments to be made to Named Executive Officers under provisions of plans or established practice in the event of termination of employment including resignation, involuntary termination, involuntary termination for cause, retirement, death and disability other than following a change in control.
Termination for cause includes and is not limited to: violation of our Treatment of Others Policy, violation of the Code of Business Conduct, theft or other acts of dishonesty, willful destruction of our property, refusal to obey a supervisor’s reasonable instructions, conduct endangering the safety of employees or co-workers, falsification of our documents, or violation of our other rules or policies.
We only report amounts where vesting requirements are waived and/or time of payment is accelerated, or benefits that are not generally available to our other exempt employees. Also, information is not repeated that is disclosed previously under the Pension Benefits Table, the Deferred Compensation Table, or the Outstanding Equity Awards Table, except to the extent that the amounts payable to the Named Executive Officer would be enhanced by the termination event described.
The amounts shown assume the terminating event occurred on the last business day of 2024, and that the price per share of our Common Stock is the closing price as of that date, $348.60.
Severance
We do not have formal severance agreements with any of our Named Executive Officers. However, the Committee has established a policy that any of our Named Executive Officers, if terminated by us other than for cause, will generally be entitled to receive up to 12 months’ base salary as

EXECUTIVE COMPENSATION	CUMMINS 2025 PROXY	63
severance, paid as salary continuation, and a pro-rated portion of his or her annual bonus for the portion of the year prior to termination, payable at the normal time and using the same payout factors as for all other participants. All of these elements would require a signed release of claims agreement.
Annual Bonus
If a participant’s employment with us terminates prior to the payment of our annual bonuses other than by reason of retirement, death or disability, the participant will not receive any annual bonus payout (except as described above under “Severance”). If a participant’s employment with us terminates by reason of retirement, death, or disability prior to payment, then the participant will remain eligible for an annual bonus based on his or her eligible earnings prior to retirement, death, or disability and based on actual performance.
Accelerated Vesting of Long-Term Grants
As described elsewhere in this proxy statement, currently we provide annual target award grants of performance cash and performance shares. The grants are based on a three-year performance period. In 2024, we also granted matching restricted stock units under our Deposit Share Program and performance-based restricted stock units to certain Named Executive Officers.
Performance Cash
If a participant’s employment with us terminates during the first year of an award cycle, other than by reason of retirement, death or disability, the participant will not receive any payout for that award cycle. If a participant’s employment terminates during the second year of an award cycle other than by reason of retirement, death or disability, the Compensation Committee, in its discretion, may determine whether the participant will receive a proportionate payout of any payment with respect to the award cycle based on the period of employment during the cycle.
If a participant retires, dies or becomes disabled during an award cycle, the participant or such participant’s estate, as the case may be, will receive a proportionate share of any payment with respect to the award cycle based on the period of employment during the cycle, regardless of the length of time of such employment. In the case of retirement, the proportionate share of the payment will be based on the actual payout factor. In the case of death or disability, the payment depends on when the death or disability occurs. If the death or disability occurs in year one of the performance period, the payout is based on an assumed payout factor of 1.0. If the death or disability occurs in year two, the payout factor is based on the actual year one performance and an assumed payout factor of 1.0 for years two and three. If death or disability occurs in year three, the payout factor is made on the normal payout cycle according to the actual payout factor.
2022-2024 AWARD CYCLE GRANTS
Since the entire 2022-2024 award cycle was completed as of the assumed December 31, 2024, date of the termination, all active participants would have been entitled to the payment at the normal time in March 2025. Since there would be no special acceleration, the amounts of these payments are not shown on the tables.
2023-2025 AWARD CYCLE GRANTS
Since the termination event is assumed to occur on December 31, 2024, which was the end of the second year of the 2023-2025 award cycle, the Committee has the discretion to award two-thirds of the target award for the 2023-2025 award cycle. For purposes of this table, two-thirds of the target awards for the 2023-2025 award cycle, assuming a payout factor of 1.0, is shown as payable under retirement, death, and disability.
2024-2026 AWARD CYCLE GRANTS
Since the termination event is assumed to occur on December 31, 2024, which was the end of the first year of the 2024-2026 award cycle, the Committee has the discretion to award one-third of the target award for the 2024-2026 award cycle. For purposes of this table, one-third of the target awards for the 2024-2026 award cycle, assuming a payout factor of 1.0, is shown as payable under retirement, death, and disability.
Performance Shares
If a participant’s employment with us terminates during the first year of an award cycle, other than by reason of retirement, death or disability, the participant will not receive any performance shares for that award cycle. If a participant’s employment terminates during the second year of an award cycle other than by reason of retirement, death or disability, the Compensation Committee, in its discretion, may determine whether the participant will receive a proportionate payout of any performance shares with respect to the award cycle based on the period of employment during the cycle.

64	CUMMINS 2025 PROXY	EXECUTIVE COMPENSATION
If a participant retires, dies or becomes disabled during an award cycle, the participant or such participant’s estate, as the case may be, will receive a proportionate number of any performance shares earned with respect to the award cycle based on the period of employment during the cycle, regardless of the length of time of such employment. In the case of retirement, the proportionate number will be based on the actual payout factor. In the case of death or disability, the number depends on when the death or disability occurs. If the death or disability occurs in year one of the performance period, the number of shares earned is based on an assumed payout factor of 1.0. If the death or disability occurs in year two, the number of shares earned is based on the actual year one performance and an assumed payout factor of 1.0 for years two and three. If death or disability occurs in year three, the number of shares earned is determined on the normal payout cycle according to the actual payout factor.
2022-2024 AWARD CYCLE GRANTS
Since the entire 2022-2024 award cycle was completed as of the assumed December 31, 2024, date of the termination, participants would have earned performance shares at the normal time in March 2025. Since there would be no special acceleration, the amounts of the awards are not shown on the tables.
2023-2025 AWARD CYCLE GRANTS
Performance shares would become earned based on our performance during 2023-2025 and paid out in unrestricted shares in March 2026. Since the shares were not yet earned, it is assumed no payments were accelerated on a termination other than a retirement, death or disability. For purposes of this table, two-thirds of the target awards for the 2023-2025 award cycle, assuming a payout factor of 1.0, is shown as payable under retirement, death, and disability.
2024-2026 AWARD CYCLE GRANTS
Performance shares would become earned based on our performance during 2024-2026 and paid out in unrestricted shares in March 2027. Since the shares were not yet earned, it is assumed no payments were accelerated on a termination other than a retirement, death or disability. For purposes of this table, one-third of the target awards for the 2024-2026 award cycle, assuming a payout factor of 1.0, is shown as payable under retirement, death, and disability.
Special Equity Awards and Matching Grants Under Deposit Share Program
The vesting of the performance-based restricted stock units granted in 2024 that have been earned based on performance will accelerate in full upon an involuntary termination without cause if performance has been satisfactory, or on a pro rata basis at the target performance level upon death or disability. Upon any other termination of employment prior to vesting, the restricted stock units will be forfeited. Accordingly, the value of the full or pro rata accelerated vesting, as applicable, is shown only in the columns relating to an involuntary termination of employment without cause or due to death or disability.
The matching restricted stock units granted in 2024 will vest on a pro rata basis upon termination due to disability or death. Upon any other termination of employment prior to vesting, the restricted stock units will be forfeited. Accordingly, the value of the pro rata vesting is shown only in the columns relating to a termination as a result of death or disability.
Executive Life Insurance
Each of the Named Executive Officers participates in the Supplemental Life Insurance and Deferred Income Program, whereby officers are eligible for life insurance equal to three times base salary. Since this is a program not participated in by non-officer employees, the values of this incremental coverage are shown in the table.

EXECUTIVE COMPENSATION	CUMMINS 2025 PROXY	65
Outplacement, Welfare Benefits, and Financial Counseling
Outplacement assistance and welfare benefits will be provided only in the case of involuntary not-for-cause termination. Financial counseling support will not be provided in cases of voluntary termination and termination for cause.
The payments to each of our Named Executive Officers, assuming that the triggering event occurred on December 31, 2024, are estimated in the table below.
J.W. Rumsey	Voluntary Termination	Involuntary Not-for-Cause Termination	Termination for Cause	Retirement	Death	Disability
Severance	$0	$1,500,000	$0	$0	$0	$0
Annual Bonus	$0	$4,462,500	$0	$0	$4,462,500	$4,462,500
Vesting of Long-Term Grants:
Performance Cash 2023-2025 Award Cycle	$0	$0	$0	$0	$1,900,000	$1,900,000
Performance Cash 2024-2026 Award Cycle	$0	$0	$0	$0	$950,000	$950,000
Performance Shares 2023-2025 Award Cycle	$0	$0	$0	$0	$6,497,904	$6,497,904
Performance Shares 2024-2026 Award Cycle	$0	$0	$0	$0	$3,398,850	$3,398,850
Restricted Stock Units	$0	$0	$0	$0	$594,247	$594,247
Outplacement	$0	$5,310	$0	$0	$0	$0
Welfare Benefits	$0	$47,124	$0	$0	$0	$0
Financial Counseling	$0	$13,745	$0	$0	$13,745	$13,745
Life Insurance (Supplemental Life Insurance Program only)	$0	$0	$0	$0	$4,500,000	$0
Aggregate Payments	$0	$6,028,679	$0	$0	$22,317,246	$17,817,246
M.A. Smith	Voluntary Termination	Involuntary Not-for-Cause Termination	Termination for Cause	Retirement	Death	Disability
Severance	$0	$877,000	$0	$0	$0	$0
Annual Bonus	$0	$1,466,675	$0	$1,466,675	$1,466,675	$1,466,675
Vesting of Long-Term Grants:
Performance Cash 2023-2025 Award Cycle	$0	$0	$0	$600,000	$600,000	$600,000
Performance Cash 2024-2026 Award Cycle	$0	$0	$0	$375,000	$375,000	$375,000
Performance Shares 2023-2025 Award Cycle	$0	$0	$0	$2,052,092	$2,052,092	$2,052,092
Performance Shares 2024-2026 Award Cycle	$0	$0	$0	$1,342,110	$1,342,110	$1,342,110
Restricted Stock Units	$0	$0	$0	$0	$229,030	$229,030
Outplacement	$0	$5,310	$0	$0	$0	$0
Welfare Benefits	$0	$31,416	$0	$0	$0	$0
Financial Counseling	$0	$13,745	$0	$13,745	$13,745	$13,745
Life Insurance (Supplemental Life Insurance Program only)	$0	$0	$0	$0	$2,631,000	$0
Aggregate Payments	$0	$2,394,146	$0	$5,849,622	$8,709,652	$6,078,652

66	CUMMINS 2025 PROXY	EXECUTIVE COMPENSATION
S. Padmanabhan	Voluntary Termination	Involuntary Not-for-Cause Termination	Termination for Cause	Retirement(1)	Death	Disability
Severance	$0	$820,000	$0	$0	$0	$0
Annual Bonus	$0	$1,394,000	$0	$1,394,000	$1,394,000	$1,394,000
Vesting of Long-Term Grants:
Performance Cash 2023-2025 Award Cycle	$0	$0	$0	$320,000	$320,000	$320,000
Performance Cash 2024-2026 Award Cycle	$0	$0	$0	$225,000	$225,000	$225,000
Performance Shares 2023-2025 Award Cycle	$0	$0	$0	$1,094,604	$1,094,604	$1,094,604
Performance Shares 2024-2026 Award Cycle	$0	$0	$0	$805,266	$805,266	$805,266
Restricted Stock Units	$0	$1,871,982	$0	$0	$2,115,595	$2,115,595
Outplacement	$0	$5,310	$0	$0	$0	$0
Welfare Benefits	$0	$31,416	$0	$0	$0	$0
Financial Counseling	$0	$13,745	$0	$13,745	$13,745	$13,745
Life Insurance (Supplemental Life Insurance Program only)	$0	$0	$0	$0	$2,460,000	$0
Aggregate Payments	$0	$4,136,453	$0	$3,852,615	$8,428,210	$5,968,210

(1)
Mr. Padmanabhan has indicated his intention to retire effective as of April 1, 2025. Upon his retirement, he will be eligible to receive retirement benefits on the terms described in the narrative preceding these tables. The value of such benefits will vary from those shown in the table due to the time of his retirement and the value of equity-based awards at that time.

A.R. Davis	Voluntary Termination	Involuntary Not-for-Cause Termination	Termination for Cause	Retirement	Death	Disability
Severance	$0	$725,000	$0	$0	$0	$0
Annual Bonus	$0	$1,015,000	$0	$1,015,000	$1,015,000	$1,015,000
Vesting of Long-Term Grants:
Performance Cash 2023-2025 Award Cycle	$0	$0	$0	$0	$0	$0
Performance Cash 2024-2026 Award Cycle	$0	$0	$0	$210,000	$210,000	$210,000
Performance Shares 2023-2025 Award Cycle	$0	$0	$0	$1,094,604	$1,094,604	$1,094,604
Performance Shares 2024-2026 Award Cycle	$0	$0	$0	$751,814	$751,814	$751,814
Restricted Stock Units	$0	$1,497,586	$0	$469,448	$2,182,468	$2,182,468
Outplacement	$0	$5,310	$0	$0	$0	$0
Welfare Benefits	$0	$31,416	$0	$0	$0	$0
Financial Counseling	$0	$13,745	$0	$13,745	$13,745	$13,745
Life Insurance (Supplemental Life Insurance Program only)	$0	$0	$0	$0	$2,175,000	$0
Aggregate Payments	$0	$3,288,057	$0	$3,554,611	$7,442,631	$5,267,631
J.M. Bush	Voluntary Termination	Involuntary Not-for-Cause Termination	Termination for Cause	Retirement	Death	Disability
Severance	$0	$650,000	$0	$0	$0	$0
Annual Bonus	$0	$994,500	$0	$0	$994,500	$994,500
Vesting of Long-Term Grants:
Performance Cash 2023-2025 Award Cycle	$0	$0	$0	$0	$240,000	$240,000
Performance Cash 2024-2026 Award Cycle	$0	$0	$0	$0	$160,000	$160,000
Performance Shares 2023-2025 Award Cycle	$0	$0	$0	$0	$820,372	$820,372
Performance Shares 2024-2026 Award Cycle	$0	$0	$0	$0	$572,866	$572,866
Restricted Stock Units	$0	$1,497,586	$0	$0	$1,626,335	$1,626,335
Outplacement	$0	$5,310	$0	$0	$0	$0
Welfare Benefits	$0	$31,416	$0	$0	$0	$0
Financial Counseling	$0	$13,745	$0	$0	$13,745	$13,745
Life Insurance (Supplemental Life Insurance Program only)	$0	$0	$0	$0	$1,950,000	$0
Aggregate Payments	$0	$3,192,557	$0	$0	$6,377,818	$4,427,818

EXECUTIVE COMPENSATION	CUMMINS 2025 PROXY	67
PAY RATIO DISCLOSURE
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations of the Securities and Exchange Act implementing Section 953(b), the ratio of the compensation of our Chief Executive Officer compared to the compensation of our median employee in 2024 is set forth below.
Ms. Rumsey’s compensation (as reported in the Summary Compensation Table) for 2024 was 328 times the similarly calculated compensation of our median employee. The compensation amounts used to calculate the ratio are as follows:
2024 Annual Total Compensation
J.W. Rumsey	$21,857,109
Median Employee	$66,598
To identify our median employee, we began by reviewing the 2024 annual base salary and hourly wages plus target variable compensation (target total cash compensation) of all Cummins employees globally, including all full-time and part-time employees who were on Cummins’ payroll as of December 31, 2024. Approximately 42% of the headcount is located in the U.S. We did not annualize the base salaries or hourly wages of permanent employees who had been employed by Cummins for less than the full year. We converted the annual target total cash compensation of all employees to United States dollars to aid in the identification of the median employee. We selected the median employee from among a group of employees with the same target total cash compensation by taking into account other pay elements and excluding those with anomalous characteristics.
While we design our compensation programs to reflect the local market practices in each country in which we operate, we strive to target, on average, market median pay for all employees globally.

68	CUMMINS 2025 PROXY	EXECUTIVE COMPENSATION
PAY VERSUS PERFORMANCE DISCLOSURE
Cummins’ executive compensation program is designed to align pay outcomes with annual and long-term business performance and shareholders’ interests. Our program design choices, including the level of pay at risk, the mix of short-term and long-term incentives, the mix of long-term incentive vehicles, the metrics selected, and the rigor of incentive goals, all work together toward this objective.
The TMCC, along with its consultant, Farient, has historically and routinely assessed the relationship between realizable pay for our executives and the financial and TSR performance of the company. The results of these analyses have guided our pay decisions and the evolution of our pay program to ensure strong pay and performance alignment. The Pay vs. Performance disclosure below provides an additional perspective on pay and performance alignment.
As required by section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and item 402(v) of Regulation S-K under the Securities Act, we are providing the following information about the relationship between “compensation actually paid,” herein referred to as “CAP” to our CEO and our other NEOs as compared to the company’s total shareholder return (TSR), the TSR of our selected peer group, our GAAP net income, and our company-selected performance measure, EBITDA. For further information concerning the company’s performance-based approach to executive compensation and how the company aligns executive compensation with the company’s performance, refer to the CD&A of this proxy statement.
2024 Pay Vs. Performance Table
Year	Summary Compensation Table Total for CEO (Rumsey)(1)	Compensation Actually Paid to CEO (Rumsey)(1)(7)	Summary Compensation Table Total for Former CEO (Linebarger)(2)	Compensation Actually Paid to Former CEO (Linebarger)(2)(7)	Average Summary Compensation Table Total for Non-CEO NEOs(3)	Average Compensation Actually Paid to Non-CEO NEOs(3)(7)	Value of Initial Fixed $100 Investment Based On:		Net Income ($MM)(5)	EBITDA ($MM)(6)
							CMI TSR	Peer Group TSR(4)
2024	$21,857,109	$32,686,322	N/A	N/A	$7,900,486	$10,028,982	$221.8	$220.2	$3,946	$6,326
2023	$12,846,068	$12,821,542	N/A	N/A	$4,698,631	$4,035,580	$148.9	$187.7	$735	$3,017
2022	$7,133,411	$8,912,042	$11,521,051	$6,424,086	$3,223,819	$4,301,797	$146.4	$156.7	$2,151	$3,799
2021	N/A	N/A	$15,645,919	$17,265,880	$5,560,018	$4,868,941	$128.3	$147.4	$2,131	$3,251
2020	N/A	N/A	$17,291,581	$27,870,614	$4,213,127	$4,975,391	$130.5	$125.0	$1,789	$3,108

(1)
Our current CEO is Jennifer W. Rumsey, who became CEO on August 1, 2022.

(2)
Our former CEO N. Thomas Linebarger served as CEO until August 1, 2022 and subsequently served as Executive Chairman until July 31, 2023; his compensation for fiscal year 2023 is included in the columns for average non-CEO NEOs.

(3)
The non-CEO NEOs for each applicable year are:

–
2024: J. Bush, A. Davis, S. Padmanabhan, and M.A. Smith

–
2023: S. Barner, M. Boakye, T. Linebarger, T. Satterwaite, and M.A. Smith

–
2022: S. Barner, T. Embree, LL. Satterwaite, and M.A. Smith

–
2021: J.W. Rumsey, S. Padmanabhan, LL. Satterwaite, and M.A. Smith

–
2020: M.M. Rose, S. Padmanabhan, LL. Satterwaite, and M.A. Smith

(4)
The Peer Group TSR shown in the table above is based on our Custom Peer Group as shown in our CD&A. TSR for this Group is weighted as of year-end 2019 by market capitalization and is calculated using a base date of December 31, 2019. In 2024, we re-evaluated our peer group that the Board benchmarks against and chose to remove companies that we no longer believe participate in similar end-markets or are strongly aligned with our businesses. We removed W.W. Grainger since they are primarily U.S. focused and Fortive Corporation due to a spin-off transaction that shrank the size of their business. The indexed TSR value for 2024 under our prior 2023 Custom Peer Group would have been $219.3.

(5)
Net Income reflects GAAP net income, as disclosed in our financial statements.

(6)
EBITDA is a non-GAAP measure defined as cumulative earnings before interest expense, income taxes, noncontrolling interests, depreciation and amortization.

(7)
The SEC rules require that certain adjustments be made to the Summary Compensation Table totals to determine CAP, as reported in the Pay versus Performance table above. The following table details the applicable adjustments that were made to determine CAP:

EXECUTIVE COMPENSATION	CUMMINS 2025 PROXY	69
2024 Adjustments Made to Calculate CAP
			Pension Benefits			Equity Awards
Executives	SCT Total Pay	Deduct SCT Change In Pension Value	Add Actuarial Pension Service Cost	Deduct SCT Stock & Option Awards	Add Year- End Value of Unvested Equity Granted in Year	Add Change in Value of Unvested Awards Granted in Prior Years	Add Change in Value of Vested Equity Granted in Prior Years	Deduct Value of Awards Not Meeting Vesting Conditions	Add Dividends Paid on Unvested Equity	CAP Total
CEO (Rumsey)	$21,857,109	$(1,818,569)	$275,880	$(10,607,720)	$13,075,542	$9,904,080	$0	$0	$0	$32,686,322
Non-CEO NEOs (avg)	$7,900,486	$(949,651)	$154,990	$(4,154,909)	$4,845,956	$2,180,451	$51,659	$0	$0	$10,028,982

RELATIONSHIP BETWEEN COMPENSATION ACTUALLY PAID (CAP) AND PERFORMANCE MEASURES
The Pay versus Performance table above and graphs below demonstrate that our NEOs’ CAP is aligned with our company’s performance over time. In 2024, CAP to our CEO and NEOs increased in conjunction with TSR performance and increases in Net Income and EBITDA. To normalize for a change in our CEO incumbent in 2022, Ms. Rumsey’s and Mr. Linebarger CAP are combined for FY22. CEO and NEO pay is generally aligned with our TSR, Net Income, and EBITDA. However, NEO incumbent changes and year over year performance results compared to CAP encompassing five years of performance may distort results in any given year. Our CAP for 2020 was higher than that for 2021 and 2022 because our stock price increased during 2020, which increased the value of outstanding stock options. We discontinued the granting of stock options as a component of our normal long-term incentive program beginning in 2021.

(1)
2022 CEO CAP in the above bar charts reflects the combined compensation for our former CEO, N. Thomas Linebarger, who served as CEO until August 1, 2022, and our current CEO, Jennifer W. Rumsey who became CEO on that date.

70	CUMMINS 2025 PROXY	EXECUTIVE COMPENSATION
As shown in the graph below, our company’s TSR has historically tracked that for our Custom Peer Group, including in 2024 when Cummins’ TSR exceeded that of our peer group.
2024 PERFORMANCE MEASURES
For fiscal year 2024, our TMCC identified the performance measures listed below as the most important in its compensation-setting process for our NEOs.
Tabular List of Performance Measures
EBITDA
ROIC
Operating Cash Flow
The Committee identified EBITDA, ROIC, and Cash Flow as our “most important” measures because they are used in our incentive awards to determine payouts. These measures drive the largest portion of our executives’ pay. EBITDA, and ROIC provide an incentive for profitable growth and correlate well with shareholder value. Operating cash flow provides capital for investments that are important to our future and allows us to return significant capital to our shareholders.

DIRECTOR COMPENSATION	CUMMINS 2025 PROXY	71
DIRECTOR COMPENSATION
As with the pay programs for our executive officers, we review our non-employee director pay programs on an annual basis and target the median of the market in setting our pay levels. We also strive to create a non-employee director compensation program that is simple and is aligned with shareholder interests.
We assess both our Custom Peer Group as well as the broader market in benchmarking director pay levels and practices. Each review includes general comparisons against market data and analysis prepared by Farient, including information on market practices and decision support in the following areas:
•
Board and Committee retainers and meeting fees;

•
Equity compensation;

•
Leadership compensation; and

•
Other major pay elements and practices.

Annual Compensation
Board Retainer	• In 2024, we provided each of our non-employee directors target annual compensation of $315,000, $140,000 of which is paid in cash and $175,000 of which is paid in the form of our common stock.
Lead Director Compensation	• An additional $35,000 cash retainer.
Committee Chair Compensation
•
An additional $25,000 cash retainer for the Audit and Talent Management and Compensation Committees.

•
An additional $15,000 cash retainer for the Finance, Governance and Nominating, and Safety and Environment, and Technology Committees.

We also have a Deferred Compensation Plan for non-employee directors, pursuant to which directors may elect to defer receipt of all or any portion of their compensation while they serve as a director. The deferred compensation, plus accrued interest, is paid to the director upon the earliest of a specified date (if one is selected by the director), the director’s retirement or death or a change in control of our company. If the deferred compensation and interest is paid in connection with a specified date or the director’s retirement, it is paid to the director in a lump sum or in annual installments, not to exceed 15, as specified by the director. Upon a change in control of our company or the director’s death, such deferred compensation and interest would be paid in cash to the director in one lump sum.
Account crediting options within our Deferred Compensation Plan are substantially similar to the investment choices available in our 401(k) plan. However, participants may also have a balance in other legacy investment options: the 10-Year Treasury Bill + 4%, the 10-Year Treasury Bill + 2% and Barclays Capital U.S. Government/Credit Bond Index.
Each non-employee director is required to maintain direct ownership of shares of our Common Stock (including stock awards) equal to or greater in value to three times his or her annual total retainer fee. Non-employee directors must comply with this requirement within six years of becoming a member of our Board. Subject to limited exceptions, non-employee directors are not allowed to sell our shares until they reach their stock ownership guideline, and then may not sell shares to the extent their ownership level would be less than the guideline amount. All of our non-employee directors have either satisfied this requirement or have additional time to do so.

72	CUMMINS 2025 PROXY	DIRECTOR COMPENSATION
The following table provides information concerning the compensation of our non-employee directors for 2024. As an employee director, Ms. Rumsey did not receive any compensation for her service as a director in 2024.
Name	(1) Fees Earned or Paid in Cash ($)	(2) Stock Awards ($)	(3) Change in Pension Value and Non Qualified Deferred Compensation Earnings	(4) All Other Compensation	Total
R. J. Bernhard(5)	$140,000	$174,808	$30,156	$0	$344,964
B. V. Di Leo Allen	$140,000	$174,808	$0	$0	$314,808
C.A. Harris(5)	$155,000	$174,808	$12,131	$1,000	$342,939
T. J. Lynch(5)	$190,000	$174,808	$0	$0	$364,808
W. I. Miller(7)	$165,000	$174,808	$78,183	$0	$417,991
K.A. Nelson(5)	$140,000	$174,808	$0	$50,000	$364,808
K. H. Quintos	$155,000	$174,808	$12,186	$0	$341,994
G.L. Belske(5)	$165,000	$174,808	$0	$10,000	$349,808
D.W. Fisher(5)	$140,000	$174,808	$1,124	$0	$315,932
J.H. Stone(6)	$186,667	$232,958	$0	$0	$419,625

(1)
Fees Earned or Paid in Cash were as follows:

Director	Board Retainer	Lead Director Fee	Committee Chaired	Committee Chair Fees	Total
R. J. Bernhard	$140,000	$0		$0	$140,000
B. V. Di Leo Allen	$140,000	$0		$0	$140,000
C.A. Harris	$140,000	$0	Finance	$15,000	$155,000
T. J. Lynch	$140,000	$35,000	Governance and Nominating	$15,000	$190,000
W. I. Miller	$140,000	$0	Talent Management and Compensation	$25,000	$165,000
K.A. Nelson	$140,000	$0		$0	$140,000
K.H. Quintos	$140,000	$0	Safety, Environment and Technology	$15,000	$155,000
G.L. Belske	$140,000	$0	Audit	$25,000	$165,000
D. W. Fisher	$140,000	$0		$0	$140,000
J. H. Stone	$186,667	$0		$0	$186,667

(2)
The stock awards column represents the aggregate grant date fair value of the awards, which is $289.4175/share for all Directors and $240.2900/share for the prorated share compensation for J. Stone who joined the Board in February 2024. The aggregate grant date fair value was computed in accordance with ASC Topic 718, excluding any impact from an election to defer the award. The assumptions made in valuing stock awards for 2024 are included in the Note 18 to Consolidated Financial Statements in our 2024 Annual Report on Form 10 K and such information is incorporated by reference.

The stock value represents 55 percent of the annual retainer. The number of shares is calculated by dividing the target value by the preceding 20 day average closing price of our Common Stock on the NYSE on the grant date, rounded down to the nearest whole share. Each director was awarded 604 shares of stock. The shares were granted using a value of $289.4175, the preceding 20 day average of closing prices of our Common Stock on the NYSE on the grant date of May 14, 2024. J. Stone was awarded 242 shares of stock prorated for his service from Feb 2024 – April 2024. The shares were granted using a value of $240.29, the preceding 20 day average of closing prices of our Common Stock on the NYSE on the grant date of February 12, 2024.
(3)
These amounts represent “Above Market” earnings in the Deferred Compensation Plan, as described above. “Above market” is defined as the amount of earnings that exceeded 120% of the applicable federal long term rate published by the U.S. Internal Revenue Service.

(4)
These amounts represent our match of directors’ contributions for a program under which we match contributions, up to $50,000 per individual, to a designated charitable non-profit organization.

(5)
G.L. Belske, R. J. Bernhard, C.A. Harris, T.J. Lynch, and K.A.Nelson and elected to defer 100% of the 2024 Stock Award. D.W. Fisher elected to defer 50% of the 2024 Stock Award. The value of these Stock Awards is included in this table. R. J. Bernhard elected to defer 100% and C.A. Harris elected to defer 50% of their fees paid in cash in 2024.

(6)
J. H. Stone joined our Board on February 12, 2024, and received a prorated cash retainer for February, March and April 2024, in addition to the regular annual cash retainer for the 2024-2025 service year.

(7)
As part of our overall support of charitable and educational institutions, we previously established the Cummins Inc. Charitable Bequest Program in which directors first elected prior to 2004 are eligible to participate. Only W. I. Miller currently participates in this program. Following the death of such director, we will donate 10 equal annual installments of $100,000 to one or more qualifying institutions designated by such director. The obligations under this program are funded by life insurance policies that have been fully paid. As a result, there was no cost associated with the program in 2024. Directors do not receive any direct financial benefit from the program since all charitable deductions accrue to us.

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	CUMMINS 2025 PROXY	73
ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
(Item 12 on the Proxy Card)
Executive compensation is important to us and to our shareholders. Since 2011, we have held annual advisory shareholder votes to approve the compensation of our Named Executive Officers as required by Section 14A of the Securities Exchange Act of 1934. At this year’s Annual Meeting, we once again are seeking input from our shareholders through an advisory vote to approve the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables and narratives contained in this proxy statement. In 2024, consistent with the recommendation of our Board, our shareholders voted in favor of our executive compensation, with 94.0% of votes cast in favor.
Our Board would like the support of our shareholders for the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables and narratives contained in this proxy statement. Accordingly, for the reasons we discuss above, our Board unanimously recommends that shareholders vote in favor of the following resolution:
“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Named Executive Officers as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables and narratives contained in this proxy statement.”
The compensation of the Named Executive Officers as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables and narratives contained in this proxy statement will be approved if the votes cast in favor of the proposal exceed those cast against the proposal. Abstentions and broker non-votes will not affect the voting results for this proposal.
As this is an advisory vote, the results of the vote will not be binding on our Board, although our Talent Management and Compensation Committee will consider the outcome of the vote when evaluating the effectiveness of our compensation principles and practices and our Talent Management and Compensation Committee and our Board will review and consider the outcome of the vote when making future compensation decisions for our Named Executive Officers. We believe our company benefits from constructive dialogue with our shareholders on these important matters, and while we continue to reach out to our shareholders on these and other issues, we also encourage our shareholders to contact us if they would like to communicate their views on our executive compensation programs. Shareholders who wish to communicate with our non-management directors concerning our executive compensation programs should refer to the section above entitled “Corporate Governance – Board of Directors and Committees – Communication with the Board of Directors.” We intend to hold the next advisory vote on the compensation of our Named Executive Officers at the annual meeting in 2026.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND ACCOMPANYING COMPENSATION TABLES AND NARRATIVES IN THIS PROXY STATEMENT.

74	CUMMINS 2025 PROXY	RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
(Item 13 on the Proxy Card)
The Audit Committee of our Board has voted to appoint PricewaterhouseCoopers LLP, or PwC, as the firm of independent public accountants to audit our financial statements for 2025. Although the selection and appointment of independent public accountants is not required to be submitted to a vote of our shareholders, our Board has decided, as in the past, to ask our shareholders to ratify this appointment. Such ratification does not limit the Audit Committee’s ability to make subsequent changes to our auditors that it thinks appropriate.
Under its charter, the Audit Committee is responsible for the appointment, compensation and oversight of our independent auditor. In selecting PwC as the independent public accountants for 2025, the Audit Committee considered a number of factors, including:
•
PwC’s internal quality-control procedures, including results of the most recent Public Company Accounting Oversight Board (PCAOB) inspection report on PwC and the results of peer review examinations;

•
Consideration of investigations by governmental or professional authorities and whether they may impair PwC’s ability to perform Cummins’ annual audit;

•
PwC’s independence program and any relationships between PwC and our company that could have a bearing on PwC’s independence;

•
PwC’s industry experience and global footprint to audit our operations worldwide;

•
The professional qualifications of the lead audit partner;

•
The periodic refreshment of perspective and objectivity provided by the mandatory five-year rotation of the partner-in-charge;

•
The engagement team’s collective expertise and knowledge of our business, worldwide operations and risk profile; and

•
The results of the evaluation of PwC’s performance described in the Audit Committee Report below.

The Committee discusses services performed by PwC and considers the impact of non-audit services on PwC’s independence. The Committee pre-approves these services and the related fees. We believe that all services rendered to us by PwC are permissible under applicable laws and regulations and have been pre-approved by or on behalf of the Audit Committee pursuant to the policy described below. Fees paid to PwC for services are disclosed in the table below under the categories listed therein.
These services are actively monitored (both spending level and work content) by the Audit Committee to maintain the appropriate objectivity and independence in PwC’s core work, which is the audit of our consolidated financial statements and the audit of our internal control over financial reporting.
In consideration of the matters described above, we believe that the appointment of PwC is in the best interest of the company and its shareholders.
A representative of PwC will be present at the Annual Meeting and will be available to answer appropriate questions but will not have the opportunity to make a statement. A report of the Audit Committee in connection with its independence, the independence of the auditors and certain other matters follows our Board’s recommendation on this Item below.
VOTE REQUIRED AND RECOMMENDATION OF THE BOARD OF DIRECTORS
Appointment of PwC as auditors will be ratified if the votes cast in favor of the proposal exceed those cast against the proposal. Abstentions and broker non-votes will not affect the voting results for the ratification of PwC.
OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL TO RATIFY THE APPOINTMENT OF PwC.

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS	CUMMINS 2025 PROXY	75
Audit and Non-Audit Fees
The table below presents fees for professional audit services rendered by PwC for the audit of our annual financial statements for 2024 and 2023 and fees billed for other services rendered by PwC during those periods. The fees are presented in millions of US dollars.
	2024	2023
Audit fees(1)	$19.8	$21.6
Audit-related fees(2)	0.1	0.5
Tax fees(3)	0.3	1.1
All other fees(4)	0.0	0.1
Total	$20.2	$23.3

(1)
Audit fees consisted of work performed in connection with the audit of our financial statements (including internal control over financial reporting), as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory and subsidiary audits. The decrease in 2024 is primarily related to services performed in 2023 for the planned separation of the Filtration business.

(2)
Audit-related fees principally included attestation services requested by management.

(3)
Tax fees consisted principally of assistance with non-US tax compliance, review of foreign tax returns and assistance in connection with tax audits.

(4)
All other fees included advisory services for seminars related to generic employee training, research survey results, licensing fees for technical research tools and other advisory services.

Audit Committee Pre-Approval Policy
The Sarbanes-Oxley Act of 2002 and rules of the SEC prohibit our independent accountant from providing certain types of non-audit services to us. They also require that all audit, review or attest engagements required under the securities laws and permitted non-audit services provided to us by our independent accountant be pre-approved by the Audit Committee or one of its members to whom the Audit Committee has delegated authority.
Under our policy and procedures, when considering whether to approve non-audit services to be provided by our independent accountant, the Audit Committee must consider whether the provision of the service would adversely affect the independence of the independent accountant. Specifically, the Audit Committee must consider whether the provision of the service would (i) place the accountant in the position of auditing his or her own work; (ii) result in the accountant acting as management or an employee of our company; or (iii) place the accountant in the position of being an advocate for us. Any proposed non-audit service that the Audit Committee determines would adversely affect the independence of our independent accountant will not be approved.
The Audit Committee is solely responsible for pre-approving all audit and non-audit services. The Audit Committee has delegated to its Chair authority to pre-approve audit and permitted non-audit services to be provided by our independent accountant, provided that such services are permissible under our foregoing policy and procedures and do not exceed $250,000 between scheduled Audit Committee meetings. Approvals made by the Chair must be reported to the full Audit Committee at its next scheduled meeting.

76	CUMMINS 2025 PROXY	RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
Audit Committee Report
The role of our Audit Committee is to assist our Board in fulfilling its oversight responsibilities as they relate to:
•
The integrity of our financial statements and internal control over financial reporting;

•
Our compliance with ethics policies, and legal and regulatory requirements; and

•
Our independent auditor’s qualifications and independence.

The Committee also has responsibility for:
•
Preparing this report of the Committee, which is required to be included in our proxy statement;

•
Selecting, retaining, compensating, overseeing and evaluating our independent auditor;

•
Providing assistance to our Board in its oversight of our guidelines and policies with respect to enterprise risk management; and

•
Overseeing the performance of our internal audit function.

Each member of the Committee is independent as defined under our independence criteria, NYSE listing standards and SEC rules. The Committee operates under a written charter that has been adopted by our Board and is reviewed by the Committee on a periodic basis. The Committee’s current charter can be viewed on our website.
The Committee fulfills its responsibilities through periodic meetings with PwC, our independent registered public accounting firm since 2002, and with our internal auditors and management. During 2024, the Committee met nine times. The Committee periodically meets in executive session. The Committee also has periodic educational sessions on accounting and reporting matters. The Committee reviewed with both PwC and our internal auditors, and approved, their respective audit plans, audit scope, compensation and identification of audit risks. Further, the Committee reviewed and discussed with our management and PwC our audited financial statements, critical audit matters addressed during the audit and management’s and PwC’s evaluations of our internal control over financial reporting, as reported in our 2024 Annual Report on Form 10-K. The Committee discussed our interim financial information contained in each quarterly earnings announcement and each Quarterly Report on Form 10-Q with our Chief Financial Officer, Controller and our independent auditors, prior to public release. The Committee also met with PwC to discuss the results of its reviews of our interim financial statements. Management has the responsibility for the preparation and integrity of our financial statements and internal control over financial reporting and PwC has the responsibility for the review or examinations thereof.
The Committee discussed and reviewed with PwC all matters required by the PCAOB and the SEC. The Committee received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Committee concerning independence and discussed with PwC its independence.
The Committee established a process for the formal evaluation of PwC’s performance, which includes obtaining an annual assessment of PwC from management. In conducting this evaluation, the Committee reviewed responses to a questionnaire completed by members of management that covered areas such as the quality of services provided by PwC, sufficiency and experiences of resources on the engagement, communication and interaction with PwC over the course of the year, and objectivity and professional skepticism of PwC. PwC’s performance is also discussed with management and PwC during separate private sessions, as well as in executive session.
The Committee also considers other factors, including the policy that PwC follows with respect to rotation of its key audit personnel, so that there is a new partner-in-charge at least every five years. The Committee is involved in the selection of the partner-in-charge at the time of rotation. PwC’s senior relationship partner interviews with members of management and with the Committee Chair to understand the necessary partner-in-charge attributes as part of the partner-in-charge succession planning process. Attributes evaluated include client and functional experience, technical competence, communication skills, critical behaviors, familiarity with audit committee processes and independent communications and stature within PwC. PwC develops a list of potential candidates and identifies one of the candidates as recommended by the firm. The recommended candidate meets with members of management and the Committee. If the recommended candidate is selected, the process is complete. If the recommended candidate is not selected, the process continues with additional candidate meetings until an acceptable candidate is identified. The most recent partner-in-charge rotation occurred in 2022.Based on the above-mentioned reviews and discussions with management, internal audit and PwC, the Committee recommended to our Board of Directors that our audited financial statements and management’s report on internal control over financial reporting be included in our 2024 Annual Report on Form 10-K, for filing with the SEC.

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS	CUMMINS 2025 PROXY	77
Based on the reviews and evaluations described above, the Committee reappointed PwC as our independent auditors for 2025, subject to shareholder ratification at the Annual Meeting.
Respectfully submitted,
GARY L. BELSKE, CHAIR
ROBERT J. BERNHARD
WILLIAM I. MILLER
KIMBERLY A. NELSON
KAREN H. QUINTOS
JOHN H. STONE

78	CUMMINS 2025 PROXY	SHAREHOLDER PROPOSAL
SHAREHOLDER PROPOSAL
(Item 14 on the Proxy Card)
The following proposal was submitted by John Chevedden and will be voted on at the Annual Meeting if it is properly presented. Our Board recommends that you vote AGAINST this Proposal. The shareholder’s address and number of shares of common stock held may be obtained upon oral or written request to our Corporate Secretary.
In accordance with SEC rules, the following text of the Independent Board Chairman Proposal is presented exactly as it was submitted to our company.
Proposal 14 – Independent Board Chairman
Support for an Independent Board Chairman
Shareholders request that the Board of Directors adopt an enduring policy, and amend the governing documents as necessary in order that 2 separate people hold the office of the Chairman and the office of the CEO as follows:
Selection of the Chairman of the Board The Board requires the separation of the offices of the Chairman of the Board and the Chief Executive Officer.
Whenever possible, the Chairman of the Board shall be an Independent Director.
The Board has the discretion to select a Temporary Chairman of the Board who is not an Independent Director to serve while the Board is seeking an Independent Chairman of the Board on an accelerated basis.
It is a best practice to adopt this proposal soon. However this policy could be phased in when there is a contract renewal for our current CEO or for the next CEO transition.
This proposal won 43%-support at both the 2023 and 2024 Cummins annual meeting. It takes much more Cummins shareholder conviction of the merits of this proposal to vote for this shareholder proposal than to reflexively vote according to the Cummins Board of Directors instructions.
There are at least 3 ways 43%-support can be considered a 50%+ majority vote at Cummins. This 43% vote was especially impressive because this proposal had to swim upstream against a negative Cummins special solicitations sent to the Cummins shareholders who have no access to independent proxy voting advice. This Cummins special solicitation was sent out a month after all the required proxy materials had been sent out. Had the special solicitation not been sent out the 2024 edition of this proposal might have received a 50%+ majority vote.
The 43% vote also likely represented a 50%+ majority vote from professional investors who had access to independent proxy voting advice. Any proposal that gets above 40% support is probably obtaining a 50%+ majority vote from the most informed shares because there is an overwhelming abundance of automatic against votes from the Cummins shares that have no access to independent proxy voting advice.
The Board of Directors disingenuously put forth a deceptive 2024 opposition statement to dupe the most vulnerable Cummins shareholders who have no access to independent proxy voting advice. The deceptive Board of Directors statement claimed that previous editions of this proposal purportedly received a low vote based on the percent of “For” votes compared to all Cummins shares outstanding, including the large number of Cummins shares that did not vote.
Yet right after this deceptive argument Cummins disclosed that the success of the 2024 proposal would be required to be judged based on the percent of Cummins shares that voted “For” compared to the Cummins shares that voted “Against.” Had the opposition statement not included a deceptive argument the 2024 proposal might have received a 50%+ majority.
Please vote yes:
Support for an Independent Board Chairman — Proposal 14

STATEMENT IN OPPOSITION	CUMMINS 2025 PROXY	79
STATEMENT IN OPPOSITION
Our Board of Directors recommends that shareholders vote AGAINST this shareholder proposal for the following reasons:
We believe that our shareholders are best served if the Board retains the organizational flexibility to select the optimal leadership structure and the best person to serve as Chairperson, giving consideration to relevant factors at any particular time.
Under our Corporate Governance Principles, our Board has the freedom to determine the optimal leadership structure for the company, including, when appropriate, separating the roles of Chairperson and Chief Executive Officer, based solely on what it believes is in the best interests of the company and its shareholders. Given the dynamic and competitive environment in which the company operates, this flexibility allows our Board to decide what leadership structure works best for our company based on the facts and circumstances existing from time to time. At any time when our Board determines that the same individual should hold the positions of Chairperson and Chief Executive Officer, and at any time when the Chairperson is not independent, the Board’s independent directors will elect an independent Lead Director.
We believe that it is important for the Board to continue to exercise its judgment on a case-by-case basis in determining the most effective leadership structure for us, rather than take a rigid approach pursuant to an inflexible policy established in advance, as called for by the shareholder proposal. We believe that the company and its shareholders benefit from this flexibility, and that the directors are best positioned to lead this evaluation given their knowledge of our leadership team, strategic goals, opportunities and challenges.
Our Board recognizes and anticipates that circumstances may change such that a different structure may be warranted to support our company’s needs, and the Board periodically reviews and assesses its leadership structure.
We believe that our existing governance practices and the current leadership structure of our Board have served our shareholders well, have delivered significant value to shareholders and promote effective and independent Board oversight.
As a result of the successful execution of the company’s strategy over the past decade, Cummins is in a very strong financial position with strong credit ratings and liquidity and a proven track record of improving performance over successive cycles. Under the current leadership structure, the company has grown from $6.6 billion in revenue in 2000 to a record $34.1 billion in 2024. The success of the company has been driven by a strong understanding of the industries in which we operate, a demonstrated capability to drive performance improvement over successive cycles and the vision to set the company on a path to further success in the face of changing industry dynamics.
There is no evidence to suggest that adopting a policy requiring separation of the roles of Chairperson and Chief Executive Officer would improve our financial performance or otherwise benefit shareholders.
With the exception of Ms. Rumsey, our Chairperson of the Board and Chief Executive Officer, the Board is composed entirely of independent directors. As discussed under the heading “Other Information – Related-Party Transactions,” none of our directors were involved in any related party transactions in 2024, demonstrating that our Board’s decision-making was free from potential conflicts of interest.
Our Board’s meeting practices and leadership structure encourage independence. The independent directors meet at each regularly scheduled Board meeting in separate executive sessions without Ms. Rumsey present. These sessions are led by an independent Lead Director, currently Mr. Lynch, who is selected by and from the independent directors. In addition, our independent directors frequently travel, without the Chairperson and Chief Executive Officer in attendance, to visit our operations and meet with our employees and other stakeholders. In addition, our Board is dedicated to attaining a balance of tenure and refreshment. We have added nine new directors to our Board since 2015, bringing new and diverse perspectives and adding to our Board’s mix of objectivity, skills and experience.
We have long been committed to having an independent Lead Director. The duties of the independent Lead Director are comprehensive and clearly delineated in our Corporate Governance Principles available on our Investor Relations site through www.cummins.com. Our independent Lead Director’s responsibilities include:
•
Serving as Chair of the Governance and Nominating Committee;

•
Conferring with the Chairperson on, and approving, Board meeting agendas and meeting schedules to assure there is sufficient time for discussion of all agenda items;

•
Calling and presiding over all meetings of the Board at which the Chairperson is not present, including executive sessions of independent directors and communicating feedback on executive session to the Chairperson;

•
Leading the annual performance reviews of the Chief Executive Officer and the Board;

80	CUMMINS 2025 PROXY	STATEMENT IN OPPOSITION
•
Ensuring that there is open communication between our independent directors, the Chairperson, the Chief Executive Officer and other management members;

•
Being available, when deemed appropriate by the Board, for consultation and direct communication with shareholders;

•
Reviewing, at his or her discretion, information to be sent to the Board; and

•
Conferring with the Chairperson and Chief Executive Officer on other issues of corporate importance, as appropriate.

One of our longstanding governance practices is that all the members (including the chairs) of the Audit Committee, the Talent Management and Compensation Committee and the Governance and Nominating Committee are independent directors, nominated by the Governance and Nominating Committee. When coupled with the majority independent composition of our Board, this governance practice ensures that independent directors oversee all critical Board governance matters, such as the integrity of the company’s financial statements, compensation of our Chief Executive Officer and other members of senior management, and Board evaluation and selection of directors. The Board and each of its committees have unrestricted access to officers and employees of the company and have the authority to ask such questions and conduct investigations, and to retain legal, accounting, financial or other outside advisors, as they deem necessary or appropriate to fulfill their duties. In addition, the Board has long-established Corporate Governance Principles, which are available on our website.
A fixed, inflexible rule requiring the separation of our Chairperson of the Board and Chief Executive Officer roles is not in the best interests of our shareholders.
We operate in a very competitive and fast-changing industry in which our Board must constantly assess industry change and disruption. Our Board is comprised of directors with diverse backgrounds, experience, perspectives and in-depth knowledge about the company. With this expertise, it is uniquely positioned to evaluate the company’s key challenges and needs, including the optimal Board leadership structure.
The Board believes that its current best leadership structure strikes an appropriate balance between strong and consistent executive leadership and independent and effective oversight of our company’s business at this time and that mandating a fixed and inflexible leadership structure for the company would unduly restrict the Board, would prevent the Board from determining the most appropriate leadership structure for the company and would hinder our Board’s effectiveness in guiding our company and representing the interests of the shareholders. Effective corporate governance requires more than just a mechanical, “one-size-fits-all” approach, like that requested by the shareholder proposal.
The proposal’s rigid and prescriptive approach to board leadership is not the practice of the majority of companies in the S&P 500.
While a number of S&P 500 companies have separated the roles of Chief Executive Officer and Chairperson, not all of those companies have adopted an inflexible policy mandating the separation of Chairperson and Chief Executive Officer roles, no matter the situation. Furthermore, a majority of S&P 500 companies do not have a separate, independent Chairperson. According to the 2024 Spencer Stuart Board Index, approximately 61% of companies in the S&P 500 do not have an independent Chairperson. We believe that rather than taking a “one-size-fits-all” approach to board leadership, the Board’s fiduciary duties are best fulfilled by retaining flexibility to determine the leadership structure that serves the best interests of our company and shareholders, taking into account the company’s needs and circumstances at any given time.
Our Board routinely engages directly with shareholders, reinforcing Board and management accountability, and acts on our shareholders’ governance concerns that are expressed in these interactions.
The company has long maintained a robust engagement program in order for the Board to be fully informed on, and able to weigh carefully, the view of its shareholders before making critical decisions on governance topics. We believe that our existing corporate governance policies provide the appropriate balance between ensuring Board accountability to shareholders and enabling the Board to effectively oversee Cummins’ business and affairs for the long-term benefit of shareholders. In addition, over the past several years, our independent directors, along with our leadership team, have engaged in significant shareholder outreach with shareholders holding a significant percentage of outstanding shares. As a result of these interactions, we have taken the following corporate governance-related actions in recent years:
•
adopted proxy access;

•
adopted a unilateral right for shareholders to amend the company’s bylaws; and

•
lowered the threshold at which shareholders may call a special meeting.

Along with the oversight of our Lead Director, these changes to our governing documents provide shareholders with the ability to ensure that proper checks and balances exist.
During these conversations, a majority of these shareholders, when asked, support our position of maintaining the flexibility for our Board to best determine our leadership structure.

STATEMENT IN OPPOSITION	CUMMINS 2025 PROXY	81
The Board and our company are committed to the highest standards of corporate governance.
Our corporate governance practices and policies are described in the section of this proxy statement entitled “Corporate Governance.” As discussed in that section, we have had a longstanding commitment to good corporate governance. Our practices in the area of corporate responsibility have been recognized by various organizations. For example, we have been named to the S&P Dow Jones Sustainability North America Index for 18 consecutive years.
Our shareholders rejected substantially identical proposals in 2013, 2015, 2019, 2022, 2023 and 2024.
The Board also considers current trends and shareholder feedback received through engagement and votes on shareholder proposals. In 2013, 2015, 2019, 2022, 2023 and 2024, our shareholders considered and rejected similar proposals that would have required separate Chairperson and Chief Executive Officer roles. The prior proposals, which sought a policy requiring our Chairperson to be an independent director, were soundly defeated by our shareholders at our 2013 Annual Meeting, 2015 Annual Meeting, 2019 Annual Meeting, 2022 Annual Meeting, 2023 Annual Meeting and 2024 Annual Meeting. Since 2024, nothing has changed that would merit a different result, and based on engagement with the company’s shareholders over the past year, we believe many of our investors continue to support the Board’s approach to maintain flexibility to choose the best leadership structure for the company.
Vote Required and Recommendation of the Board of Directors
The affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting will be required to approve this proposal. Abstentions and broker non-votes will not affect the voting results for this proposal.
OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THIS PROPOSAL.

82	CUMMINS 2025 PROXY	STOCK OWNERSHIP OF DIRECTORS, MANAGEMENT AND OTHERS
STOCK OWNERSHIP OF DIRECTORS, MANAGEMENT AND OTHERS
The following table sets forth information with respect to the beneficial ownership of our Common Stock as of March 14, 2025 (or such other date as is indicated) by:
•
Each current director and director nominee;

•
Each executive officer appearing in the Summary Compensation Table;

•
All directors and current executive officers as a group; and

•
Any person who is known by us to beneficially own more than 5% of the outstanding shares of our Common Stock based on our review of the reports regarding ownership filed with the SEC.

Beneficial ownership is determined in accordance with the rules of the SEC and includes any shares over which a person exercises sole or shared voting or investment power. Under these rules, beneficial ownership also includes any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days of March 14, 2025 through the exercise of any stock option or other right. Shares subject to stock options or other rights are deemed to be outstanding for the purpose of computing the ownership percentage of the person beneficially holding these stock option or other rights, but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person. Except as otherwise indicated, the address of each beneficial owner is Cummins Inc., 301 East Market Street, Indianapolis, Indiana 46204.
Name	Amount and Nature of Beneficial Ownership(1)	Percent of Class
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	17,754,995(2)	12.9%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	11,524,411(3)	8.4%
Gary L. Belske	2,289	*
Robert J. Bernhard	18,516	*
Jenny Bush	20,089(4)	*
Amy R. Davis	30,830(5)	*
Bruno V. Di Leo	4,478	*
Daniel W. Fisher	1,686	*
Carla A. Harris	2,878	*
Thomas J. Lynch	11,038	*
William I. Miller	58,301(6)	*
Kimberly A. Nelson	4,871(7)	*
Srikanth Padmanabhan	73,997(8)	*
Karen H. Quintos	5,936(9)	*
Jennifer W. Rumsey	102,899(10)	*
Mark A. Smith	74,472(11)	*
John H. Stone	846	*
All directors and current executive officers as a group, a total of 28 persons	560,057(12)	*

*
Less than 1%.

(1)
Except as otherwise indicated, the voting and investment powers of the shares listed are held solely by the reported owner.

STOCK OWNERSHIP OF DIRECTORS, MANAGEMENT AND OTHERS	CUMMINS 2025 PROXY	83
(2)
The source of this information is a Schedule 13G/A filed February 13, 2024 with the SEC disclosing beneficial ownership of our Common Stock by The Vanguard Group and its related companies as of December 31, 2023. The Vanguard Group and its related companies stated in their Schedule 13G/A that they have sole dispositive power for 17,149,769 shares, shared dispositive power for 605,226 shares, sole voting power for none of the shares and shared voting power for 175,582 shares.

(3)
The source of this information is a Schedule 13G/A filed January 25, 2024 with the SEC disclosing beneficial ownership of our Common Stock by BlackRock, Inc. and its related companies as of December 31, 2023. BlackRock, Inc. and its related companies stated in their Schedule 13G/A that they have sole dispositive power for all of the shares and sole voting power for 10,240,207 shares.

(4)
Includes 169 shares held by Ms. Bush’s spouse and 4,270 shares that may be purchased upon the exercise of vested stock options within 60 days of March 14, 2025.

(5)
Includes 2,130 shares that may be purchased upon the exercise of vested stock options within 60 days of March 14, 2025.

(6)
Includes 167 shares owned by Mr. Miller’s child.

(7)
Includes 82 shares held by Ms. Nelson’s spouse, 600 shares owned by the 2013 Family Trust and 400 shares owned by Ms. Nelson’s spouse via the 2015 Family Trust.

(8)
Includes 535 shares held by Mr. Padmanabhan’s 401(k) plan and 29,560 shares that may be purchased upon the exercise of vested stock options within 60 days of March 14, 2025.

(9)
Includes 2,758 shares held by Trust.

(10)
Includes 1,481 shares held by Ms. Rumsey’s 401(k) plan, 11,373 shares held by Trust and 47,165 shares that may be purchased upon the exercise of vested stock options within 60 days of March 14, 2025.

(11)
Includes 42,890 shares that may be purchased upon the exercise of vested stock options within 60 days of March 14, 2025.

(12)
Includes 172,632 shares that may be purchased upon the exercise of vested stock options within 60 days of March 14, 2025.

84	CUMMINS 2025 PROXY	OTHER BUSINESS
OTHER BUSINESS
Our Board does not know of any business to be presented for action at the Annual Meeting other than that set forth in the Notice of Annual Meeting of Shareholders as reflected in Items 1 through 14 on the proxy card, and as referenced in this proxy statement. Under the terms of our by-laws, moreover, since the deadline for notice of additional business has passed, no additional business may be presented by shareholders for action at the Annual Meeting.
Other Information
RELATED-PARTY TRANSACTIONS
Our company, together with our subsidiaries and affiliates, is a global company with extensive operations in the U.S. and many foreign countries. We have thousands of employees with widespread authority to purchase goods and services. Because of these far-reaching activities, we encounter transactions and business arrangements with persons, businesses and other organizations in which one of our directors, executive officers or nominees for director, significant investors or their immediate families, may also be a director, executive officer, or have some other direct or indirect material interest. Such transactions and arrangements, which we refer to as related-party transactions, have the potential to create actual or perceived conflicts of interest.
As a result, the Audit Committee of our Board has established, and our Board has approved, a written policy and procedures for review and approval of any related-party transactions or proposed transactions where the amount involved in any year exceeds or will exceed $120,000. These procedures require that, in deciding whether to approve such a related-party transaction involving a director, director nominee, executive officer, holder of more than five percent of our Common Stock or their immediate family members, the Audit Committee must consider, among other factors:
•
Information about the goods and services to be or being provided by or to the related party;

•
The nature of the transaction and the costs to be incurred by us or payments to us;

•
An analysis of the costs and benefits associated with the transaction;

•
The business advantage we would gain by engaging in the transaction; and

•
An analysis of the significance of the transaction to us and the related party.

To receive Audit Committee approval, a related party transaction must be on terms that are believed to be fair and reasonable to us. Our policy requires that there be a business or corporate interest supporting the transaction and that the transaction be in the best interest of us and our shareholders.
Based on information known to us, except for the transaction described below, we believe there were no transactions during 2024 in which we were or are to be a participant in which the amount involved exceeded or will exceed $120,000, and in which any director, director nominee, executive officer, holder of more than five percent of our Common Stock at the time of the transaction or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.
In 2024, Derren Bush, our Manufacturing Engineering Director, Supply Chain Aftermarket, received $218,095 of compensation from us in his capacity as an employee. Included in this compensation was a $54,590 bonus award and the vesting of restricted stock valued at $2,946. Derren Bush is the spouse of Jenny Bush, our Vice President and President – Power Systems.
DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than 10% of our Common Stock, to file reports of ownership and changes in ownership of such securities with the SEC and the NYSE. Copies of these reports must also be furnished to us. Based solely upon a review of the copies of the forms filed under Section 16(a) and furnished to us, written representations from reporting persons after inquiry, and forms filed by us on the reporting person’s behalf, we believe that all filing requirements under Section 16(a) applicable to our executive officers and directors were complied with during 2024, except that Forms 4 were filed on May 17, 2024 on behalf of each of Gary L. Belske, Robert J. Bernhard, Bruno V. Di Leo, Daniel W. Fisher, Carla A. Harris, William I. Miller and Kimberly A. Nelson to report one transaction for each such person that occurred on May 14, 2024.

OTHER BUSINESS	CUMMINS 2025 PROXY	85
SHAREHOLDER PROPOSALS
Shareholders may submit proposals to be considered for shareholder action at our 2026 annual meeting of shareholders and inclusion in our proxy statement and proxy card if they do so in accordance with the appropriate regulations of the SEC. For such proposals to be considered for inclusion in our proxy statement and form of proxy card for our 2026 annual meeting of shareholders, they must be received by our Secretary no later than December 1, 2025.
If a shareholder desires to bring proper business before an annual meeting of shareholders which is not the subject of a proposal timely submitted for inclusion in our proxy statement and form of proxy as described above, the shareholder must follow procedures outlined in our by-laws. Pursuant to our by-laws, a shareholder may bring business to be considered at the annual meeting, provided that the shareholder (i) is a shareholder of record at the time of giving notice to us of the business and is entitled to vote at the annual meeting where the business will be considered, and (ii) complies with the applicable notice procedures set forth in our by-laws. Our by-laws provide that, in the case of business other than the election of directors, the shareholder bringing the business must deliver written notice of the business to our Secretary no later than 90 days preceding the date the meeting is scheduled to occur in the notice of such meeting first given to shareholders, which we refer to as the “originally scheduled date,” unless such date is earlier than the first anniversary of the date set forth in our first mailed definitive proxy materials for the prior year’s annual meeting, in which case written notice of the proposal must be delivered not later than the close of business on the 10th day following the first public disclosure of the earlier date.
In order for shareholders to give timely notice of director nominations at our 2026 annual meeting of shareholders for inclusion on a universal proxy card under Rule 14a-19 of the Exchange Act, notice must be submitted by the same deadline as disclosed above under the procedures for Shareholder director candidate recommendations set forth in our by-laws and must also include the information in the notice required by our by-laws and by Rule 14a-19.
Each required notice must contain certain information, including information about the shareholder, as prescribed by the by-laws.
EXPENSES OF SOLICITATION
The cost of this proxy solicitation will be borne by us. We will solicit proxies by mailing proxy materials to certain shareholders and a Notice of Internet Availability of Proxy Materials to all other shareholders; for shareholders that do not receive the full proxy materials, printed copies will be sent upon request as provided below and as provided in the Notice of Internet Availability of Proxy Materials.
We have retained Morrow Sodali Global LLC, 470 West Avenue, Stamford, Connecticut 06902, to assist us in the solicitation of proxies for a fee not to exceed $11,000 plus expenses. Proxies may also be solicited by mail, telephone, e-mail or fax by our directors, officers and employees who will not be separately compensated for such services. Banks, brokerage houses and other institutions, nominees or fiduciaries will be reimbursed for their reasonable expenses incurred in forwarding proxy materials to the beneficial owners of our Common Stock upon request.
DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS
Pursuant to the rules of the SEC, services that deliver our communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of our Notice of Internet availability of Proxy Materials and, as applicable, a printed version of our annual report to shareholders and this proxy statement. Upon oral or written request, we will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials, annual report to shareholders and/or proxy statement to any shareholder at a shared address to which a single copy of the document was delivered.
Shareholders sharing an address may also request delivery in the future of a single copy of a Notice of Internet Availability of Proxy Materials, annual report to shareholders and/or proxy statement if they are currently receiving multiple copies of such documents. Shareholders may notify us of their requests by calling or writing to our Secretary at (812) 377-1111 or Cummins Inc., 301 East Market Street, Indianapolis, Indiana 46204.
March 31, 2025
We will furnish to any shareholder, without charge, a copy of our Annual Report on Form 10-K. You may also obtain a copy of the Form 10-K by writing to Nicole Y. Lamb-Hale, Secretary, Cummins Inc., 301 East Market Street, Indianapolis, Indiana 46204 or on our website at www.cummins.com.

CUMMINS 2025 PROXY	Appendix A
Appendix A
Reconciliations of GAAP to Non-GAAP Financial Measures
EARNINGS BEFORE INTEREST, INCOME TAXES, DEPRECIATION AND AMORTIZATION AND NONCONTROLLING INTERESTS
We define EBITDA as earnings before interest expense, income tax expense, depreciation and amortization and noncontrolling interests in income of consolidated subsidiaries. We use EBITDA to assess and measure the performance of our operating segments and also as a component in measuring our variable compensation. We believe EBITDA is a useful measure of our operating performance as it assists investors and debt holders in comparing our performance on a consistent basis without regard to financing methods, capital structure, income taxes or depreciation and amortization methods, which can vary significantly depending upon many factors. Additionally, adjusted EBITDA removes the impact of significant non-operational costs incurred during the year, which we believe enables a more accurate comparison of the underlying operational performance of the business for our investors and debt holders. This measure is not in accordance with, or an alternative for, accounting principles generally accepted in the United States and may not be consistent with measures used by other companies. It should be considered supplemental data. The two metrics below differ by inclusion of one-time items for the purpose of annual bonus and long-term incentive payout factor calculations. Please refer to the respective footnotes for more details.
2024 & 2023 Adjusted EBITDA – Operating
	Years Ended
In Millions	December 31, 2024	December 31, 2023
Net income attributable to Cummins Inc.	$3,946	$735
Net income attributable to noncontrolling interests	122	105
Consolidated net income	4,068	840
Income tax expense	835	786
Income before taxes	4,903	1,626
Interest expense	370	375
EBIT	5,273	2,001
Depreciation and amortization	1,053	1,016
EBITDA	6,326	3,017
One-Time Items*	(957)	2,178
Adjusted EBITDA (excluding One-Time Items)	$5,369	$5,195

*
2024 one-time items include $1.298 billion of net benefit related to the divestiture of Atmus, $312 million of cost related to the Accelera reorganization, and $29 million of restructuring expenses; 2023 one-time items include $2.036 billion of cost related to the Settlement Agreements, $100 million of cost related to the divestiture of Atmus, and $42 million of cost related to employee voluntary retirement and separation

Appendix A	CUMMINS 2025 PROXY
2024-2022 Adjusted EBITDA – Annual Bonus & Long-Term Incentive
	Years Ended
In Millions	December 31, 2024	December 31, 2023	December 31, 2022	Cumulative
Net income attributable to Cummins Inc.	$3,946	$735	$2,151	$6,832
Net income attributable to noncontrolling interests	122	105	32	259
Consolidated net income	4,068	840	2,183	7,091
Income tax expense	835	786	636	2,257
Income before taxes	4,903	1,626	2,819	9,348
Interest expense	370	375	199	944
EBIT	5,273	2,001	3,018	10,292
Depreciation and amortization	1,053	1,016	781	2,850
EBITDA	6,326	3,017	3,799	13,142
One-Time Items*	(1,060)	2,136	166	1,242
Adjusted EBITDA (excluding One-Time Items)	$5,266	$5,153	$3,965	$14,384

*
2024 one-time items include $1.372 billion of net benefit related to the divestiture of Atmus (including operating results), and $312 million of cost related to the Accelera reorganization; 2023 one-time items include $2.036 billion of cost related to the Settlement Agreements, and $100 million of cost related to the divestiture of Atmus; 2022 one-time items include $111 million of net cost related to the indefinite suspension of operations in Russia, $81 million of cost related to the divestiture of Atmus, and $26 million of net benefit from the Meritor business which includes acquisition and integration costs

Adjusted Net Operating Profit After Taxes
We define net operating profit as earnings before interest expense, depreciation and amortization and noncontrolling interest in income of consolidated subsidiaries, net of tax, as a non-GAAP measure which is used in our return on invested capital (ROIC) calculation discussed below. Additionally, adjusted net operating profit removes the impact of significant non-operational costs incurred during the year, which we believe enables a more accurate comparison of the underlying operational performance of the business for our investors and debt holders. The two metrics below differ by inclusion of one-time items for the purpose of annual bonus and long-term incentive payout factor calculations. Please refer to the respective footnotes for more details.
2024-2022 Adjusted Net Operating Profit After Taxes – Operating
	Years Ended
In Millions	December 31, 2024	December 31, 2023	December 31, 2022
Net income attributable to Cummins Inc.	$3,946	$735	$2,151
Net income attributable to non controlling interests	122	105	32
Consolidated net income	4,068	840	2,183
Income tax expense	835	786	636
Income before taxes	4,903	1,626	2,819
Interest expense	370	375	199
EBIT	5,273	2,001	3,018
One-Time Items*	(957)	2,178	192
EBIT excluding One-Time Items	4,316	4,179	3,210
Less: Tax effect on EBIT	932	978	706
Adjusted Net operating profit after taxes (excluding one-time items)	$3,384	$3,201	$2,504

*
2024 one-time items include $1.298 billion of net benefit related to the divestiture of Atmus, $312 million of cost related to the Accelera reorganization, and $29 million of restructuring expenses; 2023 one-time items include $2.036 billion of cost related to the Settlement Agreements, $100 million of cost related to the divestiture of Atmus, and $42 million of cost related to employee voluntary retirement and separation; 2022 one-time items include $111 million of cost related to the indefinite suspension of operations in Russia and $81 million of cost related to the divestiture of Atmus

CUMMINS 2025 PROXY	Appendix A
2024-2022 Adjusted Net Operating Profit After Taxes – Annual Bonus & Long-Term Incentive
	Years Ended
In Millions	December 31, 2024	December 31, 2023	December 31, 2022
Net income attributable to Cummins Inc.	$3,946	$735	$2,151
Net income attributable to non controlling interests	122	105	32
Consolidated net income	4,068	840	2,183
Income tax expense	835	786	636
Income before taxes	4,903	1,626	2,819
Interest expense	370	375	199
EBIT	5,273	2,001	3,018
One-Time Items*	(1,056)	2,136	281
EBIT excluding One-Time Items	4,217	4,137	3,299
Less: Tax effect on EBIT**	907	968	854
Adjusted Net operating profit after taxes (excluding one-time items)	$3,310	$3,169	$2,445

*
2024 one-time items include $1.368 billion of net benefit related to the divestiture of Atmus (including operating results), and $312 million of cost related to the Accelera reorganization; 2023 one-time items include $2.036 billion of cost related to the Settlement Agreements and $100 million of cost related to the divestiture of Atmus; 2022 one-time items include $111 million of net cost related to the indefinite suspension of operations in Russia, $81 million of cost related to the divestiture of Atmus, and $89 million of net cost from the Meritor business which includes acquisition and integration costs

**
2022 ETR of 25.9% excluding tax legislation impacts

Adjusted Net Income attributable to Cummins Inc.
We believe adjusted net income is a useful measure of our operating performance for the periods presented as it illustrates our operating performance without regard to the Accelera reorganization, restructuring costs, Settlement Agreements, voluntary retirement and separation, and the Atmus initial public offering and divestiture costs. These measures are not in accordance with, or an alternative for GAAP and may not be consistent with measures used by other companies. This should be considered supplemental data. The following table reconciles net income attributable to Cummins Inc. to net income attributable to Cummins Inc. excluding special items for the following periods:
2024 & 2023 Adjusted Net Income
	Years Ended
In Millions	December 31, 2024	December 31, 2023
Net income attributable to Cummins Inc.	$3,946	$735
One-Time Items*	(973)	2,075
Adjusted Net income attributable to Cummins Inc. (excluding One-Time Items)	$2,973	$2,810

*
2024 one-time items include $1.291 billion of net benefit related to the divestiture of Atmus, $296 million of cost related to the Accelera reorganization, and $22 million of restructuring expenses; 2023 one-time items include $1.966 billion of cost related to the Settlement Agreements, $77 million of cost related to the divestiture of Atmus, and $32 million of cost related to employee voluntary retirement and separation

Appendix A	CUMMINS 2025 PROXY
Adjusted Earnings per Share
We believe adjusted earnings per share (EPS) is a useful measures of our operating performance for the periods presented as it illustrates our operating performance without regard to the Accelera reorganization, restructuring costs, Settlement Agreements, voluntary retirement and separation, and the Atmus initial public offering and divestiture costs. These measures are not in accordance with, or an alternative for GAAP and may not be consistent with measures used by other companies. This should be considered supplemental data. The following table reconciles diluted EPS attributable to Cummins Inc. to diluted EPS attributable to Cummins Inc. excluding special items for the following periods:
2024 & 2023 Adjusted Earnings per Share
	Years Ended
In Millions	December 31, 2024	December 31, 2023
Earnings per Share	$28.37	$5.15
One-Time Items*	(7.00)	14.54
Adjusted Earnings per Share (excluding One-Time Items)	$21.37	$19.69

*
2024 one-time items include $9.28 per share of net benefit related to the divestiture of Atmus, $2.12 of cost related to the Accelera reorganization, and $0.16 of cost related to restructuring expenses; 2023 one-time items include $13.78 per share of cost related to the Settlement Agreements, $0.54 per share of cost related to the divestiture of Atmus, and $0.22 per share of cost related to employee voluntary retirement and separation

Adjusted Operating Cash Flow
Adjusted operating cash flow is a useful measure for capital management and illustrates our performance without regard to the Settlement Agreements. These measures are not in accordance with, or an alternative for GAAP and may not be consistent with measures used by other companies. This should be considered supplemental data. The following table reconciles operating cash flow to operating cash flow excluding special items for the following periods:
2024 & 2023 Adjusted Operating Cash Flow
	Years Ended
In Millions	December 31, 2024	December 31, 2023
Operating Cash Flow	$1,487	$3,966
One-Time Items*	1,932	—
Adjusted Operating Cash Flow (excluding One-Time Items)	$3,419	$3,966

*
2024 one-time items include $1.918 billion of cost related to the Settlement Agreements and $14 million of cost related to the divestiture of Atmus

Adjusted Net Assets
We define net assets as total assets less deferred debt costs, deferred tax assets, pension and other postretirement benefit adjustments excluded from net assets and certain liabilities deducted in arriving at net assets as a non-GAAP measure which is used in our return on average net assets calculation (ROANA) discussed below. Additionally, adjusted net assets removes the impact of certain significant non-operational costs incurred during the year, which we believe enables a more accurate comparison of the underlying operational performance of the business for our investors and debt holders.

CUMMINS 2025 PROXY	Appendix A
2024-2022 Adjusted Net Assets
In Millions	December 31, 2024	December 31, 2023	December 31, 2022
Total Assets	$31,540	$32,005	$30,299
Less: Deferred debt costs	5	4	4
Less: Deferred tax assets	1,119	1,082	625
Less: Pension and other postretirement benefit adjustments excluded from net assets	352	307	832
Less: Liabilities deducted in arriving at net assets	12,556	14,531	11,270
Total net assets	17,508	16,081	17,568
One-Time Items*		2,036
Adjusted Total net assets (excluding one-time items)	17,508	18,117	17,568
Less: Cash, cash equivalents and marketable securities	2,264	2,741	2,573
Net assets for operating segments	$15,244	$15,376	$14,995

*
2023 one-time items include $2.036 billion of cost related to the Settlement Agreements

Adjusted Invested Capital
We define invested capital as total equity, less defined benefit postretirement plans, plus total short- and long-term debt as a non-GAAP measure which is used in our return on invested capital calculation (ROIC) discussed below. Additionally, adjusted invested capital removes the impact of certain significant non-operational costs incurred during the year and consolidated debt that was transferred upon completion of the Atmus divestiture, which we believe enables a more accurate comparison of the underlying operational performance of the business for our investors. The two metrics below differ by inclusion of one-time items for the purpose of annual bonus and long-term incentive payout factor calculations. Please refer to the respective footnotes for more details.
2024-2021 Adjusted Invested Capital – Operating
In Millions	December 31, 2024	December 31, 2023	December 31, 2022	December 31, 2021
Total equity	$11,308	$9,904	$9,967	$9,035
Less: Defined benefit postretirement plans	(842)	(848)	(427)	(346)
Equity used for return on invested capital calculation (ROIC)	12,150	10,752	10,394	9,381
Loans payable	356	280	210	208
Commercial paper	1,259	1,496	2,574	313
Current maturities of long-term debt	660	118	573	59
Long-term debt	4,784	4,802	4,498	3,579
Unadjusted Invested capital used for return on invested capital calculation (ROIC)	19,209	17,448	18,249	13,540
One-Time Items*	—	1,436	—	—
Adjusted Invested capital used for return on invested capital calculation (ROIC) (excluding one-time items)	$19,209	$18,884	$18,249	$13,540

*
2023 one-time items include $2.036 billion of cost related to the Settlement Agreements, less $600 million of consolidated debt that was transferred upon completion of the Atmus divestiture

Appendix A	CUMMINS 2025 PROXY
2024-2021 Adjusted Invested Capital – Annual Bonus & Long-Term Incentive
In Millions	December 31, 2024	December 31, 2023	December 31, 2022	December 31, 2021
Total equity	$11,308	$9,904	$9,967	$9,035
Less: Defined benefit postretirement plans	(842)	(848)	(427)	(346)
Equity used for return on invested capital calculation (ROIC)	12,150	10,752	10,394	9,381
Loans payable	356	280	210	208
Commercial paper	1,259	1,496	2,574	313
Current maturities of long-term debt	660	118	573	59
Long-term debt	4,784	4,802	4,498	3,579
Unadjusted Invested capital used for return on invested capital calculation (ROIC)	19,209	17,448	18,249	13,540
One-Time Items*	—	1,436	(3,166)	258
Adjusted Invested capital used for return on invested capital calculation (ROIC) (excluding one-time items)	$19,209	$18,884	$15,083	$13,798

*
2023 one-time items include $2.036 billion of cost related to the Settlement Agreements, less $600 million of consolidated debt that was transferred upon completion of the Atmus divestiture; 2022 one-time items include $3.295 billion of debt associated with the acquisition of Meritor and $129 million of tax legislation impacts; 2021 one-time items include $258 million of tax legislation impacts

ROANA
We define return on average net assets (ROANA) as a non-GAAP measure which assists investors in assessing our ability to generate profits from our net assets. Additionally, adjusted ROANA removes the impact of certain significant non-operational cost incurred during the year, which we believe enables a more accurate comparison of the underlying operational performance of the business for our investors. We calculate ROANA as follows: EBITDA / Average Beginning and Ending Net Assets. The elements of the calculation, EBITDA and Net Assets, are reconciled in the previous tables.
	December 31, 2024	December 31, 2023
Unadjusted ROANA
EBITDA	$6,326	$3,017
Beginning – Total Net Assets	16,081	17,568
Ending – Total Net Assets	17,508	16,081
Unadjusted ROANA	38%	18%
Adjusted ROANA
EBITDA excluding One-Time Items*	$5,369	$5,195
Beginning – Total net assets adjusted for one-time items	18,117	17,568
Ending – Total net assets adjusted for one-time items**	17,508	18,117
Adjusted ROANA	30%	29%

*
2024 one-time items include $1.298 billion of net benefit related to the divestiture of Atmus, $312 million of cost related to the Accelera reorganization, and $29 million of cost related to restructuring expenses; 2023 one-time items include $2.036 billion of cost related to the Settlement Agreements, $100 million of cost related to the divestiture of Atmus, and $42 million of cost related to employee voluntary retirement and separation

**
2023 one-time items include $2.036 billion of cost related to the Settlement Agreements

CUMMINS 2025 PROXY	Appendix A
ROIC
We define return on invested capital (ROIC) as a non-GAAP measure which assists investor in assessing our efficiency in allocating capital to profitable investments. Additionally, adjusted ROIC removes the impact of certain significant non-operational costs incurred during the year and consolidated debt that was transferred upon completion of the Atmus business divestiture, which we believe enables a more accurate comparison of the underlying operational performance of the business for our investors. We calculate ROIC as follows: Net Operating Profit After Taxes / Average Beginning and Ending Invested Capital. The elements of the calculation, Net Operating Profit after Tax and Invested Capital, are reconciled in the previous tables. The two metrics below differ by inclusion of one-time items for the purpose of annual bonus and long-term incentive payout factor calculations. Please refer to the respective footnotes for more details.
	December 31, 2024	December 31, 2023	December 31, 2022
Unadjusted ROIC
Net Operating Profit after Taxes	$4,377	$1,035	$2,336
Beginning – Unadjusted Invested capital used for return on invested capital calculation (ROIC)	17,448	18,249	13,540
Ending – Unadjusted Invested capital used for return on invested capital calculation (ROIC)	19,209	17,448	18,249
Unadjusted ROIC	24%	6%	15%
Adjusted ROIC – Operating
Net operating profit after taxes excluding one-time items*	$3,384	$3,201	$2,504
Beginning – Adjusted Invested capital used for return on invested capital calculation (ROIC)	18,884	18,249	13,540
Ending – Adjusted Invested capital used for return on invested capital calculation (ROIC)**	19,209	18,884	18,249
Adjusted ROIC	18%	17%	16%
Adjusted ROIC – Annual Bonus & Long-Term Incentive
Net operating profit after taxes excluding one-time items***	$3,310	$3,169	$2,445
Beginning – Adjusted Invested capital used for return on invested capital calculation (ROIC)	18,884	15,083	13,798
Ending – Adjusted Invested capital used for return on invested capital calculation (ROIC)****	19,209	18,884	15,083
Adjusted ROIC	17%	19%	17%

*
2024 one-time items include $1.291 billion of net benefit related to the divestiture of Atmus, $296 million of cost related to the Accelera reorganization, and $22 million of restructuring expenses; 2023 one-time items include $1.966 billion of cost related to the Settlement Agreements, $77 million of cost related to the divestiture of Atmus, and $32 million of cost related to employee voluntary retirement and separation ; 2022 one-time items include $102 million of cost related to the indefinite suspension of operations in Russia and $64 million of cost related to the divestiture of Atmus

**
2023 one-time items include $1.966 billion of cost related to the Settlement Agreements, less $600 million of consolidated debt that was transferred upon completion of the Atmus divestiture

***
2024 one-time items include $1.336 billion of net benefit related to the divestiture of Atmus (including operating results), and $296 million of cost related to the Accelera reorganization; 2023 one-time items include $1.966 billion of cost related to the Settlement Agreements and $77 million of cost related to the divestiture of Atmus; 2022 one-time items include $102 million of net cost related to the indefinite suspension of operations in Russia, $64 million of cost related to the divestiture of the Atmus, and $79 million of net cost from the Meritor business which includes acquisition and integration costs

****
2023 one-time items include $1.966 billion of cost related to the Settlement Agreements, less $600 million of consolidated debt that was transferred upon completion of the Atmus divestiture; 2022 one-time items include $3.295 billion of debt associated with the acquisition of Meritor and $129 million of tax legislation impacts; 2021 one-time items include $258 million of tax legislation impacts

SHAREOWNER SERVICES P.O. BOX 64945ST. PAUL, MN 55164-0945 SCAN TO VIEW MATERIALS & VOTEVOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M., Eastern Time the day before the meeting date or, if you are voting shares held in the Cummins Retirement and Savings Plans, until 11:59 P.M., Eastern Time on May 9, 2025 (the "Plan Cut-off Date"). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/CMI2025You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M., Eastern Time the day before the meeting date or until the Plan Cut-off Date, as applicable. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. In order to assure that your proxy card is tabulated in time to be voted at the meeting, you must return your proxy card to the above address by 11:59 P.M., Eastern Time, on May 12, 2025 or by the Plan Cut-off Date, as applicable. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V66017-P22764KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLYCUMMINS INC. The Board of Directors recommends you vote FOR the following:Election of DirectorsNominees:1)Jennifer W. Rumsey 2)Gary L. Belske 3)Robert J. Bernhard 4)Bruno V. Di Leo Allen 5)Daniel W. Fisher 6)Carla A. Harris 7)Thomas J. Lynch 8)William I. Miller 9)Kimberly A. Nelson 10)Karen H. Quintos 11)John H. Stone For Against Abstain! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! ! The Board of Directors recommends you vote FOR the following proposals:12)Advisory vote to approve the compensation of our named executive officers as disclosed in the proxy statement. 13)Proposal to ratify the appointment of PricewaterhouseCoopers LLP as our auditors for 2025. The Board of Directors recommends you vote AGAINST the following proposal:14)The shareholder proposal regarding an independent Chairman of the Board. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For Against Abstain! ! !! ! !For Against Abstain! ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Proxy Statement and Annual Report are available at www.proxyvote.com.V66018-P22764CUMMINS INC.Annual Meeting of ShareholdersMay 13, 2025 at 11:00 a.m., EDTThis proxy is solicited by the Board of DirectorsThe shareholder(s) hereby appoint(s) Jennifer Rumsey as proxy, with the power to appoint her substitute, and hereby authorize(s) her to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Cummins Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 11:00 a.m., EDT on May 13, 2025, virtually at www.virtualshareholdermeeting.com/CMI2025, and any adjournment or postponement thereof. This appointment of proxy does not apply to shares of Cummins Inc. common stock held in the Cummins Retirement and Savings Plans (the "Cummins RSP") addressed below.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Director's recommendations.This card also constitutes voting instructions to the trustee of the Cummins RSP. If you are a participant in a Cummins RSP and shares of Cummins Inc. common stock are held in the shares, by providing voting instructions you will be considered a named fiduciary with respect to the shares allocated to the shares solely for purposes of this proxy solicitation. If no voting instructions are provided, shares held in these accounts will be voted in the same manner and proportion as shares with respect to which valid voting instructions were received. Any instructions received by the trustee from participants regarding their vote shall be confidential. Cummins RSP participants are invited to attend the annual meeting. However, they cannot vote the shares in their Cummins RSP virtually at the annual meeting.Continued and to be signed on reverse side